                                                Filed Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-69798

                              [Salem Letterhead]

                               October 19, 2001


                 Proposed Merger - Your Vote is Very Important
                 ---------------------------------------------

Dear Fellow Shareholders:

     You are cordially invited to attend the Special Meeting of the shareholders of Salem Community Bankshares, Inc. on November 20, 2001, at 10:00 a.m. at the Holiday Inn - Salem, 1671 Skyview Road, Salem, Virginia 24153.

     At the Special Meeting you will be asked to approve the proposed merger of Salem with FNB Corporation, a bank holding company headquartered in Christiansburg, Virginia and the parent company of First National Bank and Southwest Virginia Savings Bank, F.S.B. If the merger is approved, you will have the option to receive either $26.49 in cash, or a number of shares of FNB stock to be determined as provided in the attached joint proxy statement/prospectus, or a combination of cash and stock, subject to certain limitations. For those Salem shares that are exchanged for FNB shares, the number of FNB shares issued will be determined by a formula based on the average closing price of FNB's stock for the 30 trading days ending ten days prior to the closing of the merger. FNB will not be required to issue more than 1.509 shares of FNB stock for each Salem share, and Salem will not be required to accept less than 1.235 shares of FNB stock for each Salem share.

     The following table demonstrates the effect of the merger if you own one share of Salem common stock at the time of your election. This is based on assuming an average closing price of FNB's stock for the 30 days ending ten calendar days prior to the closing of the merger of $20.40, and, for the determination of market value, a closing price of FNB stock on the date of determination of $20.40:

     If you choose:             Then you are asking to        This choice is generally             Market value as of
     --------------             ----------------------        ------------------------             ------------------
                                      receive:                      treated as:                     October 11, 2001:
                                      -------                       ---------                       ----------------
     FNB Stock                       1.30 shares                   not taxable                             $26.49

      Cash                          $26.49 in cash                   taxable                               $26.49

     Also, Salem and FNB have agreed that no less than 20% nor more than 35% of the total consideration received by Salem shareholders from FNB will be cash consideration. Therefore, the cash or FNB stock you actually receive may be different from your election based on the choices made by other Salem shareholders. The total estimated value of consideration to be issued in the merger to Salem shareholders is expected to be $39,700,000.

     Any cash you receive will generally be taxable, at least to the extent of any gain you realize in the transaction, but you will not recognize gain or loss to the extent you receive FNB shares for your Salem shares.

     As of October 19, 2001, your Board of Directors, which owns or controls approximately 14.9% of Salem shares, has unanimously approved the merger and believes it is in the best interest of Salem and you, our shareholders, and will vote their shares in favor of the merger. Accordingly, the Board unanimously recommends that you vote "FOR" the merger.

     This joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully, including the Risk Factors section, beginning on page 8.

     We hope you will attend the Special Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be a vote against the merger. You can revoke your proxy by writing to us at any time before the meeting or by attending the meeting and voting in person.

                              Sincerely,



                              Clark Owen, Jr., President and CEO

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities to be issued by FNB in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either FNB or Salem, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     This joint proxy statement/prospectus is dated October 19, 2001, and is first being mailed to shareholders on or about October 19, 2001.

                              [Salem Letterhead]

                   Notice Of Special Meeting Of Shareholders
                         To Be Held November 20, 2001

To Our Shareholders:

     The Special Meeting of Shareholders of Salem Community Bankshares, Inc. will be held on November 20, 2001, at 10:00 a.m. at Holiday Inn - Salem, 1671 Skyview Road, Salem, Virginia, 1001 Roanoke Boulevard, Salem, Virginia for the following purposes:

     . The approval and adoption of the Agreement and Plan of Merger between Salem Community Bankshares, Inc. and FNB Corporation, a copy of which is enclosed as Appendix A. Shareholders are entitled to assert dissenter's rights under Article 15 of the Virginia Stock Corporation Act, a copy of which is enclosed as Appendix E; and

     . Any other business properly brought before the meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the meeting. Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which the meeting may be adjourned.

     Shareholders of record at the close of business on October 12, 2001, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS MERGER PROPOSAL.

     The merger will not occur unless holders of a majority of the outstanding shares of Salem common stock approve it. If approved, we anticipate the merger will occur on or about December 31, 2001.

     The approximate date of mailing this joint proxy statement/prospectus and card is October 19, 2001.

     For information regarding the proposed merger, please review the joint proxy statement/prospectus delivered with this notice which discusses in detail the proposed merger.

                              By order of the Board of Directors,



                              Karan Baldwin-Bryant, Assistant Vice President
Salem, Virginia
October 19, 2001


REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE PROMPTLY BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS.

                               [FNB Letterhead]

                               October 19, 2001


                 Proposed Merger - Your Vote is Very Important
                 ---------------------------------------------

Dear Fellow Shareholders:

     You are cordially invited to attend the Special Meeting of the shareholders of FNB Corporation on November 20, 2001, at 2:00 p.m. at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia 24068.

     At the Special Meeting you will be asked to approve the proposed merger of FNB with Salem Community Bankshares, Inc., a bank holding company headquartered in Salem, Virginia and the parent company of Salem Bank and Trust, National Association. In the merger, Salem shareholders will have the option to receive either $26.49 in cash, or a number of shares of FNB stock to be determined as provided in the attached joint proxy statement/prospectus, or a combination of cash and stock, subject to certain limitations. For those Salem shares that are exchanged for FNB shares, the number of FNB shares issued will be determined by a formula based on the average closing price of FNB's stock for the 30 trading days ending ten calendar days prior to the closing of the merger. FNB will not be required to issue more than 1.509 shares of FNB stock for each Salem share, and Salem will not be required to accept less than 1.235 shares of FNB stock for each Salem share.

     Also, FNB and Salem have agreed that no less than 20% nor more than 35% of the total consideration received by Salem shareholders from FNB will be cash. The total estimated value of FNB stock and cash which FNB will pay to Salem shareholders is expected to be $39,700,000.

     Your Board of Directors, which owns or controls approximately 3.6% of FNB shares, has unanimously approved the merger and believes it is in the best interest of FNB and you, our shareholders, and will vote their shares in favor of the merger. Accordingly, the Board unanimously recommends that you vote "FOR" the merger.

     This joint proxy statement/prospectus provides you with detailed information about the proposed merger. We encourage you to read this entire document carefully, including the Risk Factors section, beginning on page 8.

     We hope you will attend the Special Meeting. Whether or not you plan to attend, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do not return your card or vote in person, the effect will be a vote against the merger. You can revoke your proxy by writing to us at any time before the meeting or by attending the meeting and voting in person.

                              Sincerely,



                              J. Daniel Hardy, President and CEO

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities to be issued by FNB in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either FNB or Salem, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

     This joint proxy statement/prospectus is dated October 19, 2001, and is first being mailed to shareholders on or about October 19, 2001.

                               [FNB Letterhead]

                   Notice Of Special Meeting Of Shareholders
                        To Be Held On November 20, 2001

To Our Shareholders:

     The Special Meeting of Shareholders of FNB Corporation will be held on November 20, 2001, at 2:00 p.m. at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia 24068, for the following purposes:

     . The approval and adoption of the Agreement and Plan of Merger between FNB Corporation and Salem Community Bankshares, Inc., a copy of which is enclosed as Appendix A; and

     . Any other business properly brought before the meeting or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the meeting. Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date or dates to which the meeting may be adjourned.

     Shareholders of record at the close of business on October 12, 2001, are entitled to notice of and to vote at the Special Meeting and any adjournment thereof.

     YOUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS MERGER PROPOSAL.

     The merger will not occur unless holders of a majority of the outstanding shares of FNB common stock approve it. If approved, we anticipate the merger will occur on or about December 31, 2001.

     The approximate date of mailing this joint proxy statement/prospectus and card is October 19, 2001.

     For information regarding the proposed merger, please review the joint proxy statement/prospectus delivered with this notice which discusses in detail the proposed merger.

                              By order of the Board of Directors,



                              Peter A. Seitz, Secretary
Christiansburg, Virginia
October 19, 2001


REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE PROMPTLY BY DATING, SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE IN THE MANNER PROVIDED IN THE ACCOMPANYING JOINT PROXY
STATEMENT/PROSPECTUS.

                               TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS............................................    1

RISK FACTORS...............................................................................    8

FORWARD LOOKING STATEMENTS.................................................................    9

COMPARATIVE MARKET PRICE INFORMATION.......................................................   10

SELECTED HISTORICAL CONSOLIDATED
  FINANCIAL DATA...........................................................................   11
     Selected Historic Consolidated Financial Data for FNB.................................   12
     Selected Historic Consolidated Financial Data for Salem...............................   13

SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA.......................................   14

COMPARATIVE PER SHARE DATA.................................................................   16

THE MERGER.................................................................................   18
     Background of the Merger..............................................................   18
     Reasons of Salem for the Merger.......................................................   19
     Reasons of FNB for the Merger.........................................................   20
     Accounting Treatment..................................................................   20
     Financing of the Merger...............................................................   21
     Federal Income Tax Consequences of the Merger.........................................   21
     Rights of Dissenting Shareholders.....................................................   22

DESCRIPTION OF THE FAIRNESS OPINION OF SALEM'S FINANCIAL ADVISOR...........................   23

DESCRIPTION OF THE FAIRNESS OPINION OF FNB'S FINANCIAL ADVISOR.............................   28

INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................................   34
     Interests of Insiders in the Merger...................................................   34
     Indemnification.......................................................................   35
     Management Following the Merger.......................................................   35
     Employee Benefit Plans................................................................   35

TERMS OF THE AGREEMENT AND PLAN OF MERGER..................................................   35
     Conditions to the Merger..............................................................   35
     Regulatory Approvals..................................................................   36
     Waiver, Amendment and Termination.....................................................   36
     Conduct of Business Pending the Merger................................................   37
     Expenses..............................................................................   37
     Termination Fees......................................................................   38
     Resales of FNB Common Stock...........................................................   38
     Election and Allocation of Consideration for Salem Shareholders.......................   38
     Exchange of Salem Stock...............................................................   40

THE SALEM SHAREHOLDER MEETING..............................................................   41
     General...............................................................................   41
     Record Date; Voting Power.............................................................   42
     Vote Required.........................................................................   42
     Recommendation of the Board of Directors of Salem.....................................   42
     Solicitation and Revocation of Proxies................................................   42
     Other Matters.........................................................................   43

THE FNB SHAREHOLDER MEETING................................................................   43
     General...............................................................................   43
     Record Date; Voting Power.............................................................   43
     Vote Required.........................................................................   43
     Recommendation of the Board of Directors of FNB.......................................   44
     Solicitation and Revocation of Proxies................................................   44
     Other Matters.........................................................................   44

THE COMPANIES..............................................................................   44
     Salem Community Bankshares, Inc.......................................................   44
     FNB Corporation.......................................................................   45

DESCRIPTION OF FNB CAPITAL STOCK...........................................................   46
     Common Stock..........................................................................   46
     State Anti-Takeover Statutes..........................................................   47
     Listing of FNB Common Stock...........................................................   49

DIFFERENCES IN THE RIGHTS OF FNB SHAREHOLDERS AND SALEM SHAREHOLDERS.......................   49
     General...............................................................................   49
     Authorized Capital....................................................................   49
     Amendment of Articles of Incorporation and Bylaws.....................................   49
     Mergers, Consolidations and Sales of Assets...........................................   50
     Size and Classification of Board of Directors.........................................   50
     Vacancies and Removal of Directors....................................................   50
     Director Liability and Indemnification................................................   50
     Special Meetings of Shareholders......................................................   50
     Shareholder Nominations and Proposals.................................................   51

REGULATION.................................................................. 51
     General................................................................ 51
     Office of the Comptroller of the Currency.............................. 51
     Federal Reserve........................................................ 52
     FDIC Regulations....................................................... 53
     Regulatory Capital Requirements........................................ 54
     Deposit Insurance...................................................... 54
     Federal Reserve System................................................. 55

OPTION AGREEMENT............................................................ 55
     General................................................................ 55
     Exercisability......................................................... 55
     Termination............................................................ 56
     Adjustments............................................................ 56
     Repurchase Rights...................................................... 56
     Substitute Options..................................................... 57
     Registration Rights.................................................... 57

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS................. 57

COMPARATIVE PER SHARE DATA.................................................. 70

LEGAL MATTERS............................................................... 74

EXPERTS..................................................................... 74

SHAREHOLDER PROPOSALS....................................................... 74

AVAILABLE INFORMATION....................................................... 74

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE........................... 75

Appendices

A.   Agreement and Plan of Merger and the Plan of Merger between Salem and FNB, dated as of July 31, 2001...................................

B.   Stock Option Agreement between Salem and FNB, dated July 31, 2001

C.   Opinion of Davenport & Company LLC.....................................

D.   Opinion of The Carson Medlin Company...................................

E.   Article 15 of the Virginia Stock Corporation Act.......................

F.   Salem Community Bankshares, Inc.'s Quarterly Reports on Form 10-QSB
       for the Quarters Ended March 31, 2001 and June 30, 2001..............

     No person has been authorized to give any information or to make any representations not contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This joint proxy statement/prospectus does not constitute an offer to sell any securities other than the securities to which it relates or an offer to sell any securities covered by this joint proxy statement/prospectus in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer. Neither the delivery hereof nor any distribution of securities of FNB made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.

                SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS

     This summary highlights selected information from this joint proxy statement/prospectus. It may not contain all of the information that is important to you. To better understand the merger of FNB Corporation and Salem Community Bankshares, Inc., and for a more complete description of the merger and related transactions, we urge you to read this entire document carefully, including the appendices.

The Merger (page 18)

     Pursuant to the Agreement and Plan of Merger, Salem Community Bankshares, Inc. (Salem) will be merged into FNB Corporation (FNB) and FNB will survive. On the effective date of the merger, shareholders of Salem will receive cash and/or stock of FNB in exchange for each share of Salem common stock they own. The shareholders of Salem will be asked to elect their preference as to the proportion of cash and stock they will receive, but the total cash consideration to all Salem shareholders will be no more than $13,882,736 (plus any cash paid for fractional shares). Salem Bank and Trust will become a subsidiary of FNB and will continue to operate under its present management and name.

     The Boards of FNB and Salem, by unanimous vote, have approved and adopted the Agreement and Plan of Merger and have determined that merger is in the best interest of each company.

     The merger will not occur unless the holders of a majority of the outstanding shares of Salem stock and a majority of the outstanding shares of FNB stock vote in favor of the merger.

Reasons for the Merger (page 19)

     Salem's Board of Directors

     The Board of Salem believes that the merger with FNB is in the best interest of Salem and its shareholders for a number of reasons. It is the Board's assessment that the combined company resulting from the merger would better be able to compete in and serve the needs of the customers and communities in which it will operate. In determining the merger was in the best interest of Salem shareholders, the Board also considered the financial condition and prospects of FNB, the terms of the Agreement and Plan of Merger, the dividends that have been paid on and the increased liquidity afforded by FNB stock, and the fairness opinion which it received from Davenport & Company LLC.

     FNB's Board of Directors

     FNB's Board of Directors supports the merger because it believes that FNB and Salem have a unique strategic fit because of their similar geographic scope and product mix and because the combined company will have a stronger strategic position to compete successfully and have a greater potential for growth than either company possesses alone. In determining that the merger was in the best interest of FNB shareholders, the Board also considered the financial condition and prospects of Salem, the terms of the Agreement and Plan of Merger, and the fairness opinion which it received from The Carson Medlin Company.

Salem Shareholders Will Receive $26.49 in Cash or a Certain Number of Shares of FNB Common Stock for Each Salem Share (page 38)

     In the merger, Salem shareholders will have the option to elect to receive only cash, only FNB common stock, a combination of cash and stock, or to indicate no preference, in return for each Salem share, subject to the limitations described below. As a Salem shareholder, if you indicate no preference, FNB will make the election for you and you may receive all cash, all FNB common stock or a combination of cash and FNB stock.

     As a Salem shareholder, you will receive $26.49 for each share of your Salem stock which is exchanged for cash consideration. If your Salem shares are exchanged for FNB shares, the number of FNB shares you receive will be determined by the average of the high and low sales prices of FNB stock as reported under the NASDAQ Composite Transaction Reports in The Wall Street Journal for the 30 trading days ending ten calendar days prior to the closing of the merger (the "Average Closing Price of FNB Stock"):

          . if the Average Closing Price of FNB Stock is equal to or greater than $16.00 and less than $17.55, then you will receive 1.509 shares of FNB stock;

          . if the Average Closing Price of FNB Stock is equal to or greater than $17.55 and equal to or less than $21.45, then you will receive the number of shares of FNB stock having a market value of $26.49; and

          . if the Average Closing Price of FNB Stock is greater than $21.45 and less than or equal to $23.00, then you will receive 1.235 shares of FNB stock.

     The following table illustrates what a holder of 100 shares of Salem stock would receive in the following three scenarios:

                         Scenario 1           Scenario 2:                        Scenario 3:
                        Receives all     Receives all FNB stock     Receives 35% in cash and 65% in stock
                          cash/1/
                      ------------------------------------------------------------------------------------------
If the Average Closing                                                                   FNB         Market
Price of FNB Stock is:                                Market Value/2/                   Stock        Value/2/
----------------------                FNB Stock       --------------     Cash/1/        -----        --------
                                      ---------                         --------

     $16.00                $2,649     151 shares =         $2,414       $927.15 +     98 shares =     $2,497
     $17.00                $2,649     151 shares =         $2,565       $927.15 +     98 shares =     $2,595

     $17.50                $2,649     151 shares =         $2,649       $927.15 +     98 shares =     $2,649
     $18.00                $2,649     147 shares =         $2,649       $927.15 +     96 shares =     $2,649
     $19.00                $2,649     139 shares =         $2,649       $927.15 +     91 shares =     $2,649
     $20.00                $2,649     133 shares =         $2,649       $927.15 +     86 shares =     $2,649
     $21.00                $2,649     126 shares =         $2,649       $927.15 +     82 shares =     $2,649

     $21.50                $2,649     124 shares =         $2,655       $927.15 +     80 shares =     $2,653
     $22.00                $2,649     124 shares =         $2,717       $927.15 +     80 shares =     $2,693
     $23.00                $2,649     124 shares =         $2,841       $927.15 +     80 shares =     $2,773

_________________________
/1/ All consideration paid in cash is taxable to the recipient.
/2/ Includes cash paid in lieu of fractional shares.

     In all cases, elections to receive cash or stock are subject to the requirement that the amount of cash to be distributed to Salem shareholders in this merger shall not be less than 20% nor more than 35% of the total merger consideration received by Salem shareholders (plus any cash paid for fractional shares). Therefore, the cash or stock you actually receive may vary from the cash or stock you elected to receive. Also, FNB has the right to adjust the total cash paid to more closely reflect the actual elections of Salem shareholders as long as the change in the cash consideration does not affect the desired tax treatment of the merger as a "reorganization" for federal income tax purposes. Unless changed by FNB, the maximum number of Salem shares that can be exchanged for cash is 524,075.

     For a discussion of the effect of the limitations on the maximum and minimum number of FNB shares that will be issued, changes in the Average Closing Price of FNB Stock and the timing of the calculation of the number of FNB shares that will be issued, see "RISK FACTORS" beginning on page 8.

     You should not send in your stock certificates until you receive further instructions.

Any cash you receive will generally be taxable, at least to the extent of any gain you realize on your Salem shares, but you will not recognize gain or loss to the extent you receive FNB shares for your Salem shares (page 21).

     Neither FNB nor Salem will recognize a taxable gain or loss as a result of the merger. Additionally, you will not recognize gain or loss by exchanging your Salem shares for shares of FNB stock. In general, however, Salem shareholders will recognize taxable gain (but normally not in excess of realized gain) for any cash received in the merger in exchange for shares of stock or in lieu of fractional shares. Salem has received a tax opinion from Troutman Sanders Mays & Valentine LLP with respect to the tax treatment of the merger, which is discussed in "THE MERGER - Federal Income Tax Consequences of the Merger."

Market Price Information (page 10)

     The following table sets forth the closing price of FNB common stock and Salem common stock on July 31, 2001, the last trade date before we announced the merger and on October 11, 2001, the last practicable date prior to the mailing of this joint proxy statement/prospectus.

                                           FNB                       Salem
                                      Common Stock                Common Stock
                                      ------------                ------------
      July 31, 2001                     $19.50                       $16.00
      October 12, 2001                  $20.40                       $25.00


     We expect that the market price of both FNB and Salem common stock will fluctuate prior to the merger. You should obtain current market quotations for FNB and Salem common stock before you make your investment decision.

     If you are an FNB shareholder, your shares of FNB common stock will be unchanged as a result of the merger and you will continue to own the same number of shares of FNB common stock after the merger as you own before the merger.

Allocation of Cash and Stock Consideration for Salem Shareholders (page 38)

     The amount of cash and/or FNB stock that you will receive as a Salem shareholder may differ from your actual election because the total amount of cash Salem shareholders may receive in the merger can be no greater than at $13,882,746, and because the desired tax treatment of the merger limits the amount of cash Salem shareholders may receive. If Salem shareholders elect to receive more FNB common stock than permitted and you elected to receive FNB stock, you may receive part of your consideration in cash. If Salem shareholders elect to receive cash for more than 524,075 Salem shares, and you elected cash for your Salem shares, you may receive part of your consideration in the form of FNB common stock.

     FNB may increase or reduce the amount of cash delivered and increase or reduce the number of shares issued pursuant to the merger to more closely follow the actual election of Salem shareholders as long as the changes do not jeopardize the treatment of the merger as a "reorganization" for federal income tax purposes.

Salem Shareholders Will Receive Cash Instead of Fractional Shares

     Salem shareholders will receive cash in lieu of any fractional share of FNB common stock to be received in the merger.

FNB Shareholders Will Continue to Own the Same Number of Shares

     If you are an FNB shareholder, your shares of FNB common stock will not change as a result of the merger and you will continue to own the same number of shares of FNB common stock after the merger as you own before the merger.

What Portion of the Combined Company FNB Shareholders and Salem Shareholders Will Own After the Merger

     Assuming an Average Closing Price of FNB Stock of $19.50 and assuming that 27.5% of outstanding Salem stock is exchanged for cash consideration and 72.5% of outstanding Salem stock is exchanged for shares of FNB stock, after completion of the merger of FNB and Salem, FNB shareholders will own approximately 74% of the combined company and Salem shareholders will own approximately 26% of the combined company.

Dividends (page 10)

     The Agreement and Plan of Merger does not restrict FNB's or Salem's ability to declare or pay regular periodic cash dividends consistent with past practice through the closing of the merger. FNB has paid regular quarterly cash dividends for the last ten quarters.

     The current quarterly dividend for FNB is $.18 per share. Salem presently pays an annual dividend in the fourth quarter of each year consisting of a cash payment and a dividend in stock equal to 4% of each shareholder's holdings. Following the merger, FNB intends to maintain its quarterly dividend at its current level. However, the FNB Board of Directors will use its discretion to decide whether and when to declare dividends and in what amount.

Opinions of Financial Advisors (page 23)

     Salem's Financial Advisor

     Salem's financial advisor, Davenport & Company LLC, has given an opinion to the Salem Board of Directors dated as of October 19, 2001, that, based on its analysis, the consideration to be paid to the Salem shareholders is fair to the Salem shareholders from a financial point of view. Davenport & Company LLC will be paid $75,000 for its opinion and related financial advisory services. The opinion is attached as Appendix C to this joint proxy statement/prospectus, and is described under "DESCRIPTION OF FAIRNESS OPINION OF SALEM'S FINANCIAL ADVISOR."

     FNB's Financial Advisor

     FNB's financial advisor, The Carson Medlin Company, has given an opinion to the FNB Board of Directors dated as of October 19, 2001, that, based on its analysis, the consideration to be paid to the Salem shareholders is fair to the FNB shareholders from a financial point of view. Carson Medlin Company will be paid approximately $240,000 for its opinion and related financial advisory services. The opinion is attached as Appendix D to this joint proxy statement/prospectus, and is described under "DESCRIPTION OF FAIRNESS OPINION OF FNB's FINANCIAL ADVISOR."

Dissenter's Rights (page 22)

     Those shareholders of Salem who object to the merger will be entitled to exercise their dissenters' rights and to receive the fair value of their shares pursuant to Article 15 of the Code of Virginia, subject to compliance with the procedures set forth in the Article. A copy of Article 15 of the Code of Virginia is attached as Appendix E to this joint proxy statement/prospectus. A vote against the merger will not in itself constitute written notice of a shareholder's intent to demand payment under Article 15 and failure to vote will also not constitute timely written notice.

The Companies (page 44)

The address and phone number of each of the companies is:

         FNB Corporation                        Salem Community Bankshares, Inc.
         105 Arbor Drive                        220 East Main Street
         Christiansburg, Virginia 24068         Salem, Virginia  24153
         (540) 382-6041                         (540) 387-0223

     FNB

     FNB is a Virginia bank holding company formed in 1996. FNB's wholly-owned subsidiaries, First National Bank and Southwest Virginia Savings Bank, F.S.B., offer a full array of banking services through nineteen retail offices located in Montgomery, Pulaski and Wythe counties and the towns of Blacksburg and Christiansburg, the City of Radford, Roanoke County, Roanoke City and the City of Salem, Virginia. First National Bank, which was organized in 1905, serves the commercial, business, agricultural, and personal banking needs of its market area, commonly referred to as the New River Valley. Southwest Virginia Savings Bank, F.S.B. began operations in 1927, and its primary market areas consist of Roanoke County, the City of Roanoke, the City of Salem and the County of Botetourt.

     Salem

     Salem Community Bankshares, Inc. is a Virginia bank holding company formed in 2000 and headquartered in Salem, Virginia. Salem conducts all of its business activities through offices of its wholly-owned subsidiary bank, Salem Bank and Trust, National Association. Salem exists primarily for the purpose of holding the stock of its subsidiary bank. Salem's administrative offices are located at 220 East Main Street, Salem, Virginia.

The Meetings (page 41)

     The Salem Special Meeting

     Salem will hold its Special Meeting of shareholders at 10:00 a.m., on November 20, 2001 at Holiday Inn-Salem, 1671 Skyview Road, Salem, Virginia. Shareholders of Salem will be asked to approve the Agreement and Plan of Merger at the Special Meeting. Approval of the merger will require the affirmative vote of a majority of the outstanding shares of Salem common stock. As a Salem shareholder, you will have one vote for each share of Salem common stock you held on October 12, 2001.

     As of the date of this joint proxy statement/prospectus, directors and executive officers of Salem and their affiliates own approximately 14.9% of the shares of Salem common stock entitled to vote, which is approximately 30% of the vote required for approval of the Agreement and Plan of Merger.

     The FNB Special Meeting

     FNB will hold its Special Meeting of shareholders at 2:00 p.m., on November 20, 2001, at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia. Shareholders of FNB will be asked to approve the Agreement and Plan of Merger at the Special Meeting. Approval of the merger will require the affirmative vote of a majority of the outstanding shares of FNB common stock. As an FNB shareholder, you will have one vote for each share of FNB common stock you held on October 12, 2001.

     As of the date of this joint proxy statement/prospectus, directors and executive officers of FNB and their affiliates own approximately 7.2% of the shares of FNB common stock entitled to vote, which is approximately 14.5% of the vote required for approval of the Agreement and Plan of Merger.

Recommendations of the Boards of Directors of Salem and FNB (page 42 and page
44)

     Salem Shareholders

     The Salem Board of Directors, by unanimous vote, has approved the Agreement and Plan of Merger, and believes the merger is fair and in the best interests of Salem and the Salem shareholders, and recommends that Salem shareholders vote "FOR" the approval of the merger.

     FNB Shareholders

     The FNB Board of Directors, by unanimous vote, has approved the Agreement and Plan of Merger, believes that the merger is fair to FNB and FNB shareholders and is in the best interest of FNB, and recommends that FNB shareholders vote "FOR" approval of the merger.

Management Following the Merger (page 35)

     In the merger, Salem will merge into FNB and FNB will be the surviving corporation. The directors, officers and employees of Salem Bank and Trust will not change as a result of the merger except that J. Daniel Hardy, President and Chief Executive Officer of FNB, will be appointed to the Board of Directors of Salem Bank and Trust. Also, the number of directors of FNB will be increased by three members, and Walter A. Hunt, Clark Owen, Jr., and Carl E. Tarpley, Jr., will be appointed to the FNB Board. At the next annual meeting of shareholders of FNB, management of FNB will nominate and recommend to shareholders of FNB that these same gentlemen be elected to the Board. In addition, FNB will assume the employment agreements between Salem Bank and Trust and Clark Owen, Jr. and Carl E. Tarpley, Jr. Those officers have agreed to amend their employment agreements to waive certain benefits that will accrue to them as a result of the merger with FNB and to provide that their respective employment agreements will terminate with each such officer's current stated date of intended retirement but not later than their 65/th/ birthday. Also, any present director of Salem Bank and Trust who has attained the age of 70 as of the time of the merger will be eligible to serve two additional one year terms on the Board of Salem Bank and Trust after which time any such director will be eligible to join the FNB Emeritus Board.

Background of Merger (page 18)

     In June of 2001, J. Daniel Hardy, Jr., President of FNB, and Clark Owen, Jr., President of Salem, met to explore the possibility of a merger of FNB and Salem. As a result of this meeting, Mr. Hardy and Mr. Owen had prepared a preliminary analysis of a combined company to see if a merger would have the potential to increase shareholder value. The initial reports confirmed that a combined company could potentially lead to increased earnings and other benefits to the companies and their shareholders.

     Subsequently, Mr. Hardy and Mr. Owen discussed the possibility of a proposed merger with their respective boards of directors and soon thereafter Salem and FNB, with the assistance of their financial advisors, began negotiations over the terms of a proposed merger. Each party also performed due diligence on the other party's operations. Based on the favorable due diligence reviews and the advice from their respective investment advisors that a merger would be in the best interest of the companies and their respective shareholders, the boards of FNB and Salem finalized and approved the Agreement and Plan of Merger which was signed on July 31, 2001.

Terms of the Agreement and Plan of Merger  (page 35)

     The Agreement and Plan of Merger is attached as Appendix A to this joint proxy statement/prospectus. You are encouraged to read the Agreement and Plan of Merger in its entirety.

Conditions to the Merger (page 35)

     Completion of the merger is subject to a number of conditions, including:

     . approval by the holders of a majority of the outstanding shares of common stock of Salem and of FNB;

     . approval by the Federal Reserve Board and the Virginia State Corporation Commission and any other regulatory authority whose approval is required for consummation of the merger so long as such approval shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the merger;

     . receipt by FNB and Salem of an opinion of counsel that the merger will be treated as a reorganization under the Internal Revenue Code and that no gain or loss will be recognized by shareholders of Salem to the extent they receive FNB common stock;

     . each company's performance in all material respects of its obligations under the Agreement and Plan of Merger;

     . each company's representations and warranties contained in the Agreement and Plan of Merger being, and continuing to be, true and correct in all material respects and each of FNB and Salem shall have complied in all material respects with their respective obligations in the Agreement and Plan of Merger; and

     .  no injunction that prohibits the merger.

Termination of the Merger (page 36)

     The Agreement and Plan of Merger allows for termination of the agreement for a number of reasons, including:

     .  by mutual consent of FNB and Salem;

     . by either company if the closing of the merger does not occur on or before June 1, 2002;

     . by either company if the required Salem shareholder or FNB shareholder approval is not obtained;

     . by either company if other conditions to the merger have not been met or waived;

     .  by either company based on an uncured material breach of the other;

     . by Salem if the Average Closing Price of FNB Stock (the average closing price of FNB's stock over the 30 day trading period ending ten calendar days prior to the closing of the merger) is less than $16.00, unless FNB agrees to designate the number of FNB shares to be received in the merger as the number it would be if the Average Closing Price of FNB Stock were $16.00;

     . by FNB if the Average Closing Price of FNB's Stock is greater than $23.00, unless Salem agrees to designate the number of FNB shares to be received in the merger as the number that would be received if the Average Closing Price were $23.00; or

     . by either FNB or Salem due to the occurrence of a Termination Event, as described below.

Termination Fees (page 38)

     If either company terminates the Agreement and Plan of Merger because of the other company's material breach or failure to comply with its obligations under the Agreement and Plan of Merger, the non-terminating party will be reimbursed by the other for its costs and expenses.

     Each of FNB and Salem has agreed to pay the other a termination fee of $250,000 within five business days after written notice of a terminating party's termination of the Agreement and Plan of Merger upon the happening of any of the following, each being a Termination Event:

     . the non-terminating party, without having received the terminating party's prior written consent, enters into an agreement with any person, pursuant to which such person acquires, merges with or enters into a similar transaction with the non-terminating party, or acquires substantially all of the assets of the non-terminating party, or acquires directly from the non-terminating party securities representing 10% or more of its voting power; or

     . any person acquires beneficial ownership or a right to acquire beneficial ownership of 20% or more of the outstanding common stock of the non-terminating party; or

     . any person makes a bona fide proposal to the non-terminating party by public announcement or written communication that becomes the subject of public disclosure to acquire the non-terminating party by merger, share exchange or other similar transactions and following such announcement the Agreement and Plan of Merger fails to receive the required approval of the shareholders of the non-terminating party.

     Payment of this termination fee, however, would not be applicable if FNB were to enter into a merger, consolidation, share exchange, joint venture, business combination or other similar transaction for a purchase of all or any material portion of its assets so long as FNB and its successors comply with the terms of the merger with Salem.

Amendment to or Waiver of the Agreement and Plan of Merger Provisions (page 36)

     FNB and Salem may jointly amend the Agreement and Plan of Merger, and each of FNB and Salem may waive their rights to require the other party to follow particular provisions of the Agreement and Plan of Merger. However, the Agreement and Plan of Merger may not be amended after shareholders have approved it if the amendment would legally require it to be resubmitted to Salem shareholders or FNB shareholders or would violate Virginia law.

Regulatory Approvals (page 36)

     FNB and Salem must receive the approval of the Board of Governors of the Federal Reserve System and the Virginia State Corporation Commission to complete the merger if shareholders approve the transaction.

Interest of Insiders in the Merger (page 34)

     Some of the executive officers of Salem have interests in the merger other than their interests as shareholders. Clark Owen, Jr., President and Chief Executive Officer of Salem Bank and Trust, and Carl E. Tarpley, Jr., Executive Vice President of Salem Bank and Trust, have employment agreements which currently provide for them to receive compensation as a result of a merger such as that contemplated with FNB. Mr. Owen and Mr. Tarpley have agreed to waive the receipt of that compensation and, in connection therewith, FNB has agreed to assume the employment agreements that Mr. Owen and Mr. Tarpley currently have with Salem Bank and Trust. Mr. Owen and Mr. Tarpley have also agreed to amend their employment agreements to provide that they will end at the officer's current stated date of intended retirement and not later than the officer's 65th birthday. In addition, any present director of Salem Bank and Trust who has attained the age of 70 will be eligible to serve two additional one year terms on the Board of Salem Bank and Trust after which time any such director will be eligible to join the FNB Emeritus Board.

Accounting Treatment (page 21)

     The merger will be accounted for under the purchase method of accounting.

Listing of FNB Common Stock (page 10)

     FNB common stock trades on the NASDAQ National Market System under the symbol "FNBP."

Differences in the Rights of Salem and FNB Shareholders (page 49)

     There are some significant differences in the rights of Salem shareholders and FNB shareholders under their respective articles of incorporation and bylaws, however, there are no significant differences concerning the rights of shareholders to amend the articles and bylaws, to approve a merger, to remove a director or to call a special meeting.

Resales of FNB Common Stock (page 38)

     Generally, shares of FNB common stock received by Salem shareholders in the merger will be freely transferable. However, resales of shares held by Salem "affiliates" under applicable federal securities laws (generally directors, certain executive officers and shareholders owning ten percent or more of the issued and outstanding shares) will be restricted.

Option Agreement (page 55)

     As a condition to its offer to merge with Salem, and to discourage other companies from attempting to acquire Salem, FNB required Salem to grant FNB a stock option that allows FNB to buy up to 297,974 shares of Salem's common stock. The exercise price of the option is $24.00 per share. Generally, FNB can exercise the option only if another party attempts to acquire control of Salem. As of the date of this joint proxy statement/prospectus, FNB and Salem does not believe that has occurred.


                                 RISK FACTORS

     Shareholders of Salem and FNB should consider carefully all the information contained in this joint proxy statement/prospectus, including the following:

Effects of Combining FNB and Salem


     Combining FNB and Salem may be more difficult, costly or time-consuming than we expect. FNB and Salem have operated, and, until the completion of the merger, will continue to operate, independently. We do not expect much disruption because the banks to be owned by the combined company following the merger (First National Bank, Salem Bank and Trust, and Southwest Virginia Savings Bank) will continue to operate independently. However, it is possible that the integration process between Salem Bank and Trust and Southwest Virginia Savings Bank could result in the loss of some employees and some disruption of ongoing business although we do not anticipate that such circumstances will be material.

Effects of Fluctuations in Trading Price of FNB Common Stock

     The Agreement and Plan of Merger provides that Salem shareholders will receive for each of their Salem shares either cash in the amount of $26.49, or an amount of FNB common stock to be determined by reference to the average closing price of FNB stock for the 30 trading days ending ten calendar days prior to the close of the merger, or a combination of cash and stock. FNB will not be required to issue more than 1.509 shares of its stock for each Salem share and Salem will not be required to accept less than 1.235 shares of FNB stock for each Salem Share. It is possible that the market value of the FNB stock that you receive may be higher than $26.49 per Salem share (the amount of cash you would receive if you elected cash consideration) if the average closing price of FNB stock during such period is more than $21.45, and it is also possible that the market value of the FNB stock you receive in the merger may be lower than $26.49 per share if the average closing price of FNB stock is less than $17.55 during such period. It is also possible that the market value of the FNB common stock which you receive will be higher or lower than $26.49 per share of Salem stock depending on the direction of the price movement of FNB stock after the expiration of the period during the average closing price of FNB stock is calculated. Also, there can be no assurance that following the merger the price of FNB stock will not decline from the average closing price used in calculating the number of FNB shares you will receive in the merger.

Cash and/or Stock Paid in the Merger May be Different From What Shareholders
Elect

     Your election to receive cash or stock may not be honored for the following reasons. The aggregate amount of cash FNB will pay in exchange for Salem stock in the merger will not be less than 20% nor more than 35% of the total merger consideration received by Salem shareholders. If you, along with other Salem shareholders, make elections for too many shares of Salem stock to be converted into cash, you may receive part of your consideration in the form of FNB stock. On the other hand, if you, along with other Salem shareholders, make elections for too many shares of FNB stock, you may receive part of your consideration in the form of cash.

     Although FNB may reallocate the amount of cash and shares of FNB common stock to more closely follow the actual elections of shareholders, the reallocation amounts may be insufficient to follow shareholders' actual elections exactly. FNB may not reallocate the amount of cash or increase the number of shares issued if such reallocation would prevent the desired tax treatment of the merger as a "reorganization" for federal income tax purposes.

Future Results of the Combined Companies May Differ From the Pro Forma Financial Information Presented in this Document.

     Future results of the combined company may be materially different from those shown in the pro forma financial statements that only show a combination of our historical results of the two companies together with other transactions completed by FNB during the first half of 2001.


                          FORWARD LOOKING STATEMENTS

     This joint proxy statement/prospectus contains or incorporates by reference certain forward looking statements with respect to the financial condition, results of operations and business of FNB and, assuming the consummation of the merger of FNB and Salem including statements relating to the impact of the merger on revenues, including the potential for enhanced revenues. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:
(1) costs or difficulties related to the integration of the businesses of Salem with FNB, are greater than expected; (2) revenues following the mergers are lower than expected; (3) competitive pressure among depository institutions increases significantly; (4) changes in the interest rate environment reduce interest margins; (5) general economic conditions, either nationally or in Virginia in which the combined company will be doing business, are less favorable than expected; or (6) legislation or regulatory changes adversely affect the businesses in which the combined company would be engaged.

                     COMPARATIVE MARKET PRICE INFORMATION

FNB

     The FNB shares of common stock are listed for trading on the NASDAQ National Market System under the symbol "FNBP". The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sales prices of FNB shares as reported under the NASDAQ Composite Transactions Reports in The Wall Street Journal.

                                                                                 FNB
                                                          ------------------------------------------------------
                                                                 High                Low             Dividend
                                                                 ----                ---             --------
2001
  First Quarter.....................................            $17.375            $15.625              $0.18
  Second Quarter....................................             19.000             16.310               0.18
2000
  First Quarter.....................................             21.500             15.000               0.17
  Second Quarter....................................             18.375             14.500               0.17
  Third Quarter.....................................             17.500             14.000               0.18
  Fourth Quarter....................................             17.000             15.750               0.18
1999
  First Quarter.....................................             22.270             19.350               0.15
  Second Quarter....................................             21.820             18.180               0.15
  Third Quarter.....................................             23.000             20.460               0.16
  Fourth Quarter....................................             22.500             17.000               0.17

     Both the trading values and per share dividends above have been adjusted to retroactively reflect the effect of a 10% stock dividend in 1999.

     FNB currently pays regular quarterly dividends on its common stock and, over the past four years, has had a dividend payout ratio in the range of approximately 26% to 40% of historic earnings. FNB expects that it will continue to pay a quarterly dividend, but may change that policy based on business conditions, it's financial condition and earnings or other factors.

Salem

     The Salem shares are traded over-the-counter with prices reported on the OTC Bulletin Board under the symbol "SCMY". The following table sets forth, for the fiscal quarters indicated, the dividends paid and the high and low sales prices of Salem shares as reported. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                                               SALEM
                                                        ---------------------------------------------------------
                                                                  High               Low             Dividend
                                                                  ----               ---             --------
2001
  First Quarter.....................................            $13.250            $13.250              $   -
  Second Quarter....................................             15.250             15.000                  -
2000
  First Quarter.....................................             15.500             12.130                  -
  Second Quarter....................................             14.250             12.130                  -
  Third Quarter.....................................             15.000             13.630                  -
  Fourth Quarter....................................             15.000             13.250               0.48
1999
  First Quarter.....................................             18.000             16.000                  -
  Second Quarter....................................             17.000             15.820                  -
  Third Quarter.....................................             17.750             16.250                  -
  Fourth Quarter....................................             18.750             14.000               0.38

Per share dividends have been restated to reflect stock dividends. Salem has not paid a cash dividend in 2001.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     FNB and Salem are providing the following financial information to aid you in your analysis of the financial aspects of the merger. This information is only a summary and you should read it in conjunction with the historical consolidated financial statements of FNB and Salem and the related notes contained in Annual Reports on Forms 10-K and 10-KSB and Quarterly Reports on Forms 10-Q and 10-QSB that FNB and Salem have previously filed with the SEC. See "AVAILABLE INFORMATION."

     The Selected Historical Consolidated Financial Data for FNB as of and for the six months ended June 30, 2001 and 2000 have not been audited, but in the opinion of management contain all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations for such periods.

     The results of operations for the six month period ended June 30, 2001, are not necessarily indicative of the results to be expected for the remainder of the year or any other period.

            Selected Historical Consolidated Financial Data for FNB
               (In thousands, except ratios and per share data)

                           For the Six Months                                  For the Years Ended
                             Ended June 30,                                       December 31,
                     -----------------------------   ----------------------------------------------------------------------
                         2001              2000          2000           1999          1998            1997           1996
                     ------------     ------------   ------------   ------------   -----------    ------------   ----------
                              (Unaudited)
EARNINGS SUMMARY:
Interest income        $   23,518     $   20,378     $   42,017     $   37,563     $   34,931     $   32,402     $   29,935
Interest expense           11,545          9,681         20,102         17,610         17,249         16,764         15,016
Noninterest income          2,371          1,706          3,528          3,729          3,437          2,707          2,460
Noninterest expense         8,872          7,324         15,073         13,964         12,396         11,306         10,089
Net income                  3,521          3,326          6,834          6,327          5,931          5,165          5,204

SHARE DATA:
Weighted average
common
shares outstanding:
  Basic                 4,044,593      3,999,714      3,993,288      3,982,147      3,959,084      3,917,654      3,878,209
  Fully Diluted         4,052,383      3,999,737      3,993,358      3,982,147      3,959,084      3,917,654      3,878,209
Net income per common
share:
  Basic                $     0.87     $     0.83     $     1.71     $     1.59     $     1.50     $     1.32     $     1.34
  Fully Diluted              0.87           0.83           1.71           1.59           1.50           1.32           1.34
Cash dividends per
common share                 0.36           0.34           0.70           0.63           0.57           0.35           0.50

BALANCE SHEET
SUMMARY:
Loans, net             $  469,340     $  393,327     $  403,916     $  377,099     $  323,959     $  286,767     $  269,145
Total assets              699,952        520,783        539,231        516,906        461,916        428,174        395,324
Total deposits            620,388        421,702        431,659        398,871        386,257        352,545        335,402
Total stockholders'
equity                     59,271         49,900         51,942         47,579         44,401         40,213         35,828

PERFORMANCE RATIOS:
Return on average
assets (1)                   1.16%          1.30%          1.32%          1.30%          1.34%          1.26%          1.41%
Return on average
stockholders'
equity (1)                  12.85          13.71          13.77          13.75          14.00          13.59          15.20
Dividend payout ratio       42.23          40.89          40.94          39.89          38.44          26.08          36.99

Average equity to
average assets               9.04           9.47           9.58           9.44           9.60           9.31           9.26

     (1) Data provided for the six months ended June 30, 2001 and 2000 is shown on an annualized basis.

     NOTES:  (A)  All share and per share data have been adjusted to retroactively reflect a 2 for 1 stock split effected in the form of a 100% stock dividend in 1997 and 10% stock dividends in 1998 and 1999.

             (B) Certain historical amounts have been reclassified to conform to the presentation applicable to the most current periods.

           Selected Historical Consolidated Financial Data for Salem
               (In thousands, except ratios and per share data)

                                   For the Six Months                                  For the Years Ended
                                     Ended June 30,                                       December 31,
                             ----------------------------    ----------------------------------------------------------------------
                                  2001            2000           2000           1999           1998           1997         1996
                             ------------     -----------    ------------   ------------   ------------   -----------    ---------
                                      (Unaudited)
EARNINGS SUMMARY:
Interest income                $    9,111     $    7,668     $   16,303     $   13,505     $   11,894     $   10,699     $    9,850
Interest expense                    4,753          3,573          8,413          6,504          5,689          5,032          4,746
Noninterest income                    546            451          1,205          1,137          1,125          1,013            877
Noninterest expense                 2,668          2,606          5,093          4,584          4,404          4,364          3,963
Net income                          1,334          1,216          2,472          2,219          1,791          1,386          1,327

SHARE DATA:
Weighted average common
shares outstanding:
  Basic                         1,575,906      1,587,110      1,590,824      1,581,102      1,570,882      1,560,814      1,550,896
  Fully Diluted                 1,583,870      1,601,177      1,603,825      1,603,572      1,607,533      1,600,440      1,593,731
Net income per common
share:
  Basic                        $     0.85     $     0.77     $     1.55     $     1.40     $     1.14     $     0.89     $     0.86
  Fully Diluted                      0.84           0.76           1.54           1.38           1.11           0.87           0.83
Cash dividends per
common share                         0.00           0.00           0.48           0.38           0.34           0.29           0.25

BALANCE SHEET
SUMMARY:
Loans, net                     $  151,002     $  130,944     $  138,048     $  115,593     $   98,404     $   97,320     $   86,405
Total assets                      239,079        210,851        212,382        180,276        162,583        136,373        123,513
Total deposits                    207,424        180,543        180,983        156,864        145,359        120,433        109,127
Total stockholders' equity         19,822         19,000         19,759         17,837         16,292         14,905         13,771

PERFORMANCE RATIOS:
Return on average assets (1)         1.21%          1.26%          1.25%          1.28%          1.22%          1.06%          1.08%
Return on average
stockholders' equity (1)            13.48          13.15          12.97          12.77          11.32           9.51           9.93
Dividend payout ratio               00.00          00.00          31.51          28.03          29.26          32.25          29.62
Average equity to average
assets                               8.96           9.55           9.61          10.01          10.74          11.20          10.88

     (1) Data provided for the six months ended June 30, 2001 and 2000 is shown on an annualized basis.

     NOTES:  (A)  All share and per share data have been adjusted to retroactively reflect a 4% stock dividend in each of the years presented.

             (B) Certain historical amounts have been reclassified to conform to the presentation applicable to the most current periods.

             SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

     On May 1, 2001, Southwest Virginia Savings Bank, F.S.B., was acquired by FNB in a transaction accounted for as a purchase. At the merger date, SWVA had $93,268,000 in total assets. On March 23, 2001, First National Bank, a wholly owned subsidiary of FNB, acquired two branch banking offices from First Union National Bank which had aggregate deposit balances of $74,289,000. The branch acquisition was also accounted for as a purchase. The following selected unaudited pro forma combined financial data gives effect to the two transactions completed in 2001 together with the proposed merger with Salem as though all three transactions had occurred January 1 of the respective periods for which income statement related data is presented and as though the proposed merger with Salem was effective June 30, 2001 in the case of balance sheet data.

     The adjustments necessary to present this pro forma combined financial data are based upon available information and assumptions that management believes
are reasonable.    However, it is expected that some integration expenses will be incurred in the combining of the companies and that the combination will provide enhanced opportunities to earn more revenue. The pro forma information does not reflect those financial expenses or benefits. The pro forma information, while helpful in illustrating the financial characteristics of the combined company, are not necessarily indicative of the operating results or financial condition of the combined company that would have occurred had the two mergers and branch acquisitions occurred at the beginning of the periods presented, nor is the selected unaudited pro forma combined financial data necessarily indicative of future operating results or financial position of the combined company.

     The acquisition of Salem is accounted for using the purchase method of accounting (see "THE MERGER--Accounting Treatment"). Under this method of accounting, the assets and liabilities of Salem are adjusted to their fair value as of the purchase date and the amount of the purchase price that exceeds the fair value of the assets acquired less the liabilities assumed is recorded as goodwill and will be reviewed for impairment in future accounting periods.

     The selected unaudited pro forma combined financial data is based on, is qualified in its entirety by, and should be read in conjunction with the consolidated historical financial statements of FNB and Salem incorporated by reference in this joint proxy statement/prospectus, as well as the Unaudited Pro Forma Combined Condensed Financial Statements and Notes thereto beginning on page 57. See "AVAILABLE INFORMATION," and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                          SELECTED PRO FORMA COMBINED
                              BALANCE SHEET DATA
                                (in thousands)

                                                                             As of
                                                                         June 30, 2001
                                                                         -------------
       Total assets                                                       $ 962,637
       Loans, net of allowance for loan losses                              630,272
       Total deposits                                                       831,129
       Stockholders' equity                                                  88,028

                          SELECTED PRO FORMA COMBINED
                           STATEMENT OF INCOME DATA
                       (in thousands except share data)

                                                    Year Ended          Six Months
                                                December 31, 2000  Ended June 30, 2001
                                                -----------------  -------------------
       Interest income                              $   65,516           $   34,822
       Interest Expense                                 30,475               16,616
       Noninterest income                                5,526                3,169
       Noninterest expense                              24,032               12,781
       Net Income                                       10,670                5,410

       Weighted average common shares
        outstanding for:
         Basic earnings per share                    5,738,964            5,699,951

         Fully diluted earnings per share            5,739,034            5,707,741

                             PRO FORMA COMBINED PER
                             COMMON SHARE DATA (1)

                                                     Year Ended          Six Months
                                                  December 31, 2000  Ended June 30, 2001
                                                  -----------------  -------------------
       Basic earnings per common share                   $1.86               $ 0.95
       Fully diluted earnings per common share            1.86                 0.95
       Cash dividends declared                            0.70                 0.36
       Book value at June 30, 2001                           -                15.21

                          SELECTED PRO FORMA COMBINED
                             FINANCIAL RATIOS (1)

                                                           Year Ended           Six Months
                                                       December 31, 2000   Ended June 30, 2001
                                                       ------------------  --------------------
       Return on average assets
         (June 30, 2001 annualized)                          1.24%                 1.30%
       Return on average stockholders'
         equity (June 30, 2001 annualized)                  12.77%                12.45%
       Average stockholders' equity to
         average total assets for the six
         months ended June 30, 2001                             -                  9.33%

(1) Per Common Share Data and Selected Financial Ratios are presented for the year and six months ended December 31, 2000 and June 30, 2001, respectively, for information related to the Pro Forma combined income statement. Such information is presented only as of June 30, 2001, to the extent related to the Pro Forma combined balance sheet.

     For additional information, please read the Unaudited Pro Forma Combined Condensed Financial Statements and Notes thereto beginning on page 57. That section details the estimated effects of the proposed transaction under three separate assumptions regarding the potential market price of FNB common stock upon which the ultimate exchange ratios for the merger will be based. The Selected Pro Forma Combined Financial Data above reflects the midpoint assumption of a $19.50 stock price.


                          COMPARATIVE PER SHARE DATA

     The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the common stock of FNB and Salem. On May 1, 2001, Southwest Virginia Savings Bank, F.S.B., was acquired by FNB in transaction accounted for as a purchase. At the merger date, SWVA had $93,268,000 in total assets. On March 23, 2001, First National Bank, a wholly owned subsidiary of FNB acquired two branch banking offices from First Union National Bank which had aggregate deposit balances of $74,289,000. The branch acquisition was also accounted for as a purchase. The following FNB restated information combines the historical consolidated financial results of FNB with the historical operations of SWVA and the First Union branch acquisitions as if the merger and branch acquisitions had become effective on January 1 of the periods presented. The Pro Forma Combined and per Equivalent Salem Share Comparative Per Share Data combines the FNB Restated information together with the proposed merger with Salem as though the transaction had occurred on June 30, 2001 in the case of book value per share and effective January 1 of the respective periods for net income and dividends declared data. The pro forma data in the table assumes that the merger is accounted for using the purchase methods of accounting. See "THE MERGER--Accounting Treatment".

     The information presented herein is based on, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of FNB and Salem incorporated by reference herein, and should be read in conjunction therewith. See "AVAILABLE INFORMATION," and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The pro forma and equivalent pro forma per share data in the following table is presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the two mergers and branch acquisitions been consummated during the periods or as of the date for which the pro forma table is presented.

     The ultimate ratio for the merger will be based upon the average per share market price of FNB common stock over a 30 day trading period shortly before the closing of the merger. The table below reflects a $19.50 per share assumed market price of FNB common stock. The $19.50 per share assumption represents the mid-point of the range of the assumptions presented.

     The data in the following table reflects the proposed merger of FNB with Salem. See "UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS" starting on page 57.

                    Assumes FNB Stock Price of $19.50/Share

                                        FNB                FNB               SALEM            PRO FORMA            PER EQUIVALENT
                                     HISTORICAL          RESTATED          HISTORICAL          COMBINED             SALEM SHARE(1)
                                     ----------          --------          ----------          --------             -------------
NET INCOME FOR THE YEAR
ENDED  DECEMBER 31, 2000
  Basic                               $ 1.71             $ 1.75             $ 1.55             $ 1.86                   $ 2.53
  Fully diluted                         1.71               1.75               1.54               1.86                     2.53

NET INCOME FOR THE SIX
MONTHS ENDED JUNE 30, 2001
  Basic                                 0.87               0.88               0.85               0.95                     1.29
  Fully diluted                         0.87               0.88               0.84               0.95                     1.29

CASH DIVIDENDS DECLARED
PER SHARE
  Year ended December 31, 2000          0.70               0.70               0.48               0.70                     0.95
  Six months ended June 30, 2001        0.36               0.36               0.00               0.36                     0.49

BOOK VALUE PER SHARE
  As of June 30, 2001                  14.07              14.07              13.24              15.21                    20.66


     (1)  Represents the Pro Forma Combined per share data multiplied times
          1.358 which represents the exchange price of $26.49 divided by an assumed market price of FNB shares of $19.50.

                                  THE MERGER

     The following information describes information pertaining to the merger of Salem and FNB. This description is qualified in its entirety by reference to the appendices hereto, including the Agreement and Plan of Merger, which is attached as Appendix A and is incorporated herein by reference. All shareholders are urged to read the appendices in their entirety.

Background of the Merger

     During the last several years, there have been significant developments in the banking and financial services industry. These developments have included the increased emphasis and dependence on automation, specialization of products and services, increased competition from other financial institutions, and a trend toward consolidation and geographic expansion, coupled with a relaxation of regulatory restrictions on interstate conduct of business of financial institutions.

     In response to these developments, Salem Community Bankshares, Inc. has pursued a strategy for increasing the long-term value of Salem common stock primarily by expanding the range of financial services offered by its subsidiary Salem Bank and Trust, National Association. The Board of Directors of Salem believed that such a strategy would lead to a diversification of risk and enhancement of income and enable Salem to better serve customer needs through a broader range of products and services. The goal was to enable Salem to compete more effectively in the southwest Virginia market and to enhance the long-term value of Salem common stock.

     In June 2001, J. Daniel Hardy, Jr., the President and Chief Executive Officer of FNB, and Clark Owen, Jr., the President and Chief Executive Officer of Salem, met to discuss the possibility of a merger of FNB and Salem. Due to the long term relationship between their banks, they were familiar with each other's operations and communities and readily saw many of the benefits of a merger. Preliminary pro formas were prepared, reflecting the collective estimates of internal growth rates, potential savings, and revenue enhancements of the combined companies validated their perceptions of the earnings potential that could be created by the merger.

     On June 21, 2001, Mr. Owen discussed the possible merger of FNB and Salem with the Board of Directors of Salem. The Board discussed the business of FNB and the opportunity presented by the proposed merger and begin negotiations toward a potential merger. Representatives of Salem and FNB and their respective financial advisors continued negotiations over the next several weeks. The parties considered, among other things, the tangible book value, cash basis earnings per share, the growth potential of markets, liquidity of common stock and projected earnings of the combined entities in determining the basis for the transaction.

     Salem's Board met on July 18, 2001, and approved a preliminary term sheet which called for the exchange of FNB common stock, cash equal to $26.49 per share, or a combination of FNB common stock and cash. Both parties performed due diligence during the week of July 21, 2001.

     Salem's due diligence investigation of FNB included a review of FNB's business practices and policies, including but not limited to employee benefits, insurance risk and coverage, and general accounting and operational procedures and policies. Also, Salem investigated the financial condition of FNB on a historical and prospective basis. This investigation included a review of asset quality and a comparison of the methodology of calculating the allowance for loan losses of FNB and Salem. In addition, Salem reviewed FNB's investment portfolio and evaluated FNB's fixed assets from a risk standpoint.

     Salem also investigated the prospective earnings of FNB. This investigation considered elements of FNB's net interest margin, as well as significant other income and other expense areas. In addition, Salem analyzed the potential business opportunities for the proposed combined organization. These included better market opportunities for the combined organization, as well as economies of scale that may be realized in many areas.

     FNB's due diligence investigation of Salem included an operational review of Salem. The operations and financial functions of Salem were reviewed in detail to determine the accuracy of its financial data, and to determine the general level of operational efficiency of Salem. This investigation consisted of both on-site and off-site review of all aspects of Salem's operations.

     In addition to an operational review of Salem, FNB also reviewed Salem's loan portfolio. This was performed by a team from FNB working both on-site and off-site. The team focused upon Salem's compliance with lending rules and regulations, as well as the proper margining of secured loans and the overall quality of the loan portfolio, taking into consideration the adequacy of its loan loss reserve.

     FNB's Board met on July 26, 2001, to review and consider approving the preliminary draft of the Agreement and Plan of Merger. At that meeting, representatives of Carson Medlin presented their oral opinion that the consideration paid to Salem was fair to FNB's shareholders, from a financial point of view. FNB's Board approved the transaction subject to the preparation of a final form of the Agreement and Plan of Merger.

     Salem's Board met on July 31, 2001, to consider the Agreement and Plan of Merger. Representatives of Davenport and Salem's legal advisors were at the meeting to discuss the financial and legal issues of the Agreement and Plan of Merger. At that meeting, Davenport provided its verbal opinion that the consideration received in the transaction was fair, from a financial point of view, to Salem's shareholders. The Board unanimously approved the Agreement and Plan of Merger.

     On July 31, 2001, the parties executed the Agreement and Plan of Merger and issued a joint press release on August 1, 2001, announcing the execution of the Agreement and Plan of Merger.

Reasons of Salem for the Merger

     In reaching its conclusion to approve the merger, Salem's Board of Directors considered, among other factors, the following:

     The Financial Terms of the Merger. Salem's Board believed that the per share purchase price for cash consideration represented, among other things, a fair multiple of Salem's per share tangible book value and earnings and a significant premium to its current stock price. Salem's Board also considered that under the terms of the Agreement and Plan of Merger, holders of Salem's common stock would receive a fair market value at the closing of the merger upon choosing FNB common stock, even considering likely changes in the market price of FNB common stock.

     Advice of Financial Advisor and Fairness Opinion. The Salem Board considered the advice of its financial advisor and reviewed detailed financial analyses, pro forma results, and other information presented by Davenport. The Salem Board considered the opinion of Davenport, including the assumptions and financial information and projections relied upon by Davenport in arriving at such opinion, that, as of July 31, 2001, in its opinion as of that date, the aggregate consideration was fair, from a financial point of view, to the holders of Salem common Stock. See "DESCRIPTION OF THE FAIRNESS OPINION OF SALEM'S FINANCIAL ADVISOR."

     Effect on Shareholder Value. In evaluating the effect on shareholder value of Salem remaining independent compared to the effect of its combining with FNB, the Board considered various matters. First, the Board considered whether it was reasonable to anticipate that Salem, as an independent enterprise, could produce a value comparable to the value to be received in the merger. Second, the Board took into account that Salem had special value to FNB in enhancing its presence in southwest Virginia. Third, the Board was advised by management that continued investment in technology by Salem to support its delivery systems and to meet competition would be significant. Fourth, there was no reliable evidence to suggest that another strategic alternative would produce better value for the Salem shareholders.

     Certain Financial and Other Information Concerning Salem and FNB. The financial and other information concerning Salem and FNB considered by Salem's Board included, but was not limited to, information with regard to recent and historical stock performance, the depth of the trading markets for each of Salem common stock and FNB common stock, valuation analyses, pro forma analyses, comparative financial and operating performance, and comparable merger and acquisition transactions as presented by Davenport.

     Effect on Salem Constituencies. The Salem Board also considered the general effect the merger would have on the various constituencies served by Salem, including its customers, employees, and others. The Salem Board took into account that the combined entity would be able to offer a more extensive range of products and banking services to Salem's customers and the communities it serves.

     Economic and Competitive Environment. The Salem Board took into account the current and prospective economic and competitive environment facing the financial services industry generally, and the respective capacities of Salem and FNB to compete effectively given the rapid changes in the financial services industry.

     Tax Treatment of the Merger. The Salem Board considered the benefits derived from the expectation that the merger will be a tax-free reorganization for federal income tax purposes and that the Salem shareholders who elect to receive shares of FNB common stock, in exchange for their shares of Salem common stock will not recognize gain or loss for federal income tax purposes to the extent their shares of Salem common stock are converted into shares of FNB common stock. See "--Federal Income Tax Consequences."

     Regulatory Approvals. The Salem Board believed that the requisite regulatory approvals necessary to complete the merger would be obtained. See "TERMS OF THE AGREEMENT AND PLAN OF MERGER--Regulatory Approvals."

     The foregoing discussion of the information and factors considered by the Salem Board is not intended to be exhaustive, but is believed to include the material factors considered by the Salem Board. In reaching its determination to approve the merger, the Salem Board did not assign any relative or specific weight to any of the foregoing factors, and individual directors may have given differing weights to different factors. After deliberating with respect to the merger and the other transactions contemplated thereby, and considering, among other things, the matters discussed above and the opinion of Davenport referred to above, the Salem Board unanimously approved the Agreement and Plan of Merger and the transactions contemplated thereby as being in the best interest of Salem and its shareholders and consistent with the interests of all other Salem constituencies.

Reasons of FNB for the Merger

     The FNB Board of Directors, after consideration of relevant business, financial, legal and market factors, approved the Agreement and Plan of Merger. FNB's Board of Directors considered all material factors although it did not assign any relative or specific weight to them. FNB, in considering the merger, took into account its stated strategic long-term goal of continuing to expand FNB throughout southwest Virginia, as well as other growth markets so as to become one of the leading independent bank holding companies in the Southeast United States. In this regard, FNB looked at the earnings potential of Salem giving consideration to Salem's size, stockholder base, management expertise, and its locations. The FNB Board also considered potential adverse consequences of transactions similar to the merger, including the need to expend substantial management time in order to integrate the operations of each entity and thereby capture the benefits contemplated by the merger. FNB also considered the advice of its financial advisor, Carson Medlin, that the consideration paid to Salem shareholders was fair, from a financial point of view, to FNB's shareholders. After considering these factors, FNB determined that the merger would further its long-term goals and would enhance FNB's shareholder value, while permitting FNB to continue to grow and expand as an independent bank holding company. FNB expects the merger to improve cash basis earnings per share after the first year of combined operations, based on the assumption of potential cost savings in the first year of combined operations, but no assurance can be given that difficulties will not be encountered in integrating the operations of FNB and Salem or that the benefits and attendant cost savings expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could affect the anticipated results of operations or financial condition of FNB after the merger.

Accounting Treatment

          The merger will be accounted for by FNB under the purchase method of accounting for financial reporting purposes in accordance with Financial Accounting Standards Board Statement No. 141, "Business Combinations," and Statement No. 142, "Goodwill and Other Intangible Assets." Under Statement No. 141, the purchase price will be allocated to assets acquired and liabilities assumed based on their fair values at the date of the acquisition. Any excess of purchase price over the net fair value of assets acquired and liabilities assumed will be recorded as goodwill. Based upon the assumptions as to estimated fair value of assets acquired and liabilities assumed incorporated in the pro forma financial information included herein, which reflect accounting adjustments that assume an effective date of merger of June 30, 2001, approximately $21.5 million of goodwill will result from the proposed merger transaction. Under Statement No. 142, the amount of goodwill recorded in the transaction will not be periodically amortized against income as previously required by Accounting Principles Board Opinion No. 16, as amended, but will be subject to periodic testing for impairment. The income statement of the combined company will not include the operations of Salem prior to the effective date of the merger.

Financing of the Merger

          FNB intends to finance the cash portion of the merger consideration to be paid by FNB to Salem shareholders through internally generated cash and, to the extent necessary, through the participation, in an amount not to exceed $20,000,000, in a pool of subordinated debt securities issued by FNB and other financial institutions to a trust in a method generally referred to as a trust preferred financing. Any excess proceeds of the financing not used to pay cash to Salem shareholders will be retained by FNB for future corporate needs such as internal growth, share repurchases, or additional acquisitions. The proceeds from the sale of the trust preferred securities will be treated as capital of FNB for regulatory purposes. Typically, the after-tax cost of raising capital by way of a trust preferred financing is lower than the cost of other methods.

Federal Income Tax Consequences of the Merger

          The following is a discussion of the material federal income tax consequences of the merger under the Internal Revenue Code of 1986, as amended (the "Code") and is a summary of the Troutman Sanders Mays & Valentine LLP tax opinion delivered to the Boards of Directors of FNB and Salem and filed as an exhibit to the Registration Statement on Form S-4 filed with the SEC in connection with this merger, of which this joint proxy statement/prospectus forms a part.

          Salem Shareholders Who Receive Solely FNB Common Stock. Salem shareholders who exchange their stock solely for shares of FNB common stock in the merger will not recognize any gain or loss on that exchange, except to the extent cash in lieu of fractional shares is received, which should be treated as proceeds from the sale of fractional shares. The aggregate adjusted tax basis of the shares of FNB common stock received will equal the shareholder's aggregate adjusted tax basis in the shares of Salem common stock surrendered. The holding period of the shares of FNB common stock received pursuant to the merger will include the holding period of the shares of Salem common stock surrendered therefor.

          Salem Shareholders Who Receive Solely Cash. Salem shareholders who exchange their stock solely for cash consideration in the merger will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash consideration received and their adjusted tax basis in the shares of Salem common stock surrendered therefor. The capital gain or loss recognized will be long-term capital gain or loss if the shareholder's holding period for the shares of Salem common stock so surrendered exceeds one year, and, with respect to certain non-corporate shareholders, such gain will be eligible for a maximum U.S. federal income tax rate of 20%.

          Salem Shareholders Who Receive Cash and FNB Common Stock. A holder of Salem common stock who exchanges that stock for both cash consideration (other than any cash received in lieu of a fractional share of FNB common stock) and FNB common stock in the merger will generally realize gain or loss in an amount equal to the difference between the sum of the cash and the fair market value of the FNB common stock received and the shareholder's adjusted tax basis in the Salem common stock surrendered. The shareholder's gain, if any, will be recognized, however, only to the extent of the amount of cash consideration received by the shareholder. Any loss will not be recognized. Complicated rules apply for purposes of determining the character of any gain recognized. However, any gain recognized by a shareholder that receives both cash and FNB common stock should, under most circumstances, be treated as capital gain.

          Shareholders who receive cash in the merger and (i) who would have owned more than a minimal amount of the FNB common stock if they had exchanged all of the Salem common stock for FNB common stock (after taking into account the stock ownership attribution rule of Section 318 of the Code) or (ii) who exercise control over FNB corporate affairs should consult their tax advisors regarding the character of any gain recognized in the merger.

          A shareholder who receives cash in lieu of fractional shares of FNB common stock will be treated as if he or she had received such fractional share and sold it for such cash.

          The aggregate adjusted tax basis of the FNB common stock received will equal the shareholder's adjusted tax basis in the Salem common stock surrendered, decreased by the amount of cash received by the shareholder and increased by the amount of gain, if any, recognized by the shareholder. The holding period of the FNB common stock received in the merger will include the holding period of the Salem common stock surrendered therefor.

          This discussion applies only to Salem shareholders who hold their Salem common stock as capital assets within the meaning of Code Section 1221 and does not deal with all aspects of federal taxation that may be relevant to particular Salem shareholders. The tax consequences of the merger may vary depending upon the particular circumstances of each Salem shareholder and other factors. You are urged to consult with your tax advisor to determine the particular tax consequences of the merger to you.

          This summary is based on current law. The advice in this summary is based on, among other things, the customary assumptions and representations relating to the facts and circumstances of, and the intentions of the parties to, the merger. Neither FNB nor Salem has requested a ruling from the Internal Revenue Service in connection with the merger. To meet a condition to consummation of the merger, FNB and Salem have received from Troutman Sanders Mays & Valentine LLP an opinion as to the federal income tax consequences of the merger. Such opinion is not binding on the Internal Revenue Service.

Rights of Dissenting Shareholders

          A shareholder of Salem who objects to the merger and who complies with provisions of Article 15 of Title 13.1 of the Virginia Code may demand the right to receive a cash payment, if the merger is consummated, for the fair value of his or her stock immediately before the effective date of the merger, exclusive of any appreciation or depreciation in anticipation of the merger unless such exclusion would be inequitable. In order to receive payment, a dissenting shareholder must deliver to Salem prior to the Special Meeting a written notice of intent to demand payment for his or her shares if the merger is consummated and must not vote his or her shares in favor of the merger. The intent to demand payment should be addressed to Karan Baldwin-Bryant, Salem Community Bankshares, Inc., 220 East Main Street, Salem, Virginia 24153. A vote against the merger will not itself constitute such written notice and a failure to vote will not constitute a timely written notice of intent to demand payment.

          A Salem shareholder of record may assert dissenter's rights as to fewer than all the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies Salem in writing of the name and address of each person on whose behalf he or she asserts dissenter's rights. The rights of such a partial dissenter are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenter's rights as to shares held on his or her behalf by a shareholder of record only if (1) he or she submits to Salem, the record shareholder's written consent to the dissent not later than the time when the beneficial shareholder asserts dissenter's rights, and (2) he or she dissents with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

          Within ten days after the effective date of the merger, Salem is required to deliver a notice in writing to each dissenting shareholder who has filed an intent to demand payment and who has not voted such shares in favor of the merger. The dissenter's notice shall (1) state where the demand for payment shall be sent and where and when stock certificates shall be deposited; (2) supply a form for demanding payment; (3) set a date by which Salem must receive the payment demand; and (4) be accompanied by a copy of Article 15. A dissenting shareholder who is sent a dissenter's notice must submit the payment demand and deposit his or her stock certificates in accordance with the terms of, and within the time frames set forth in, the dissenter's notice. As a part of the payment demand, the dissenting shareholder must certify whether he or she acquired beneficial ownership of the shares before or after the date of the first public announcement of the terms of the proposed merger, which was August 1, 2001. Salem will specify the announcement date in the dissenter's notice.

          Except with respect to shares acquired after the announcement date, Salem shall pay a dissenting shareholder the amount Salem estimates to be the fair value of his or her shares, plus accrued interest. Such payment shall be made within 30 days of receipt of the dissenting shareholder's payment demand. As to shares acquired after the announcement date, Salem is only obligated to estimate the fair market value of the shares, plus accrued interest, and to offer to pay this amount to the dissenting shareholder conditioned upon the dissenting shareholder's agreement to accept it in full satisfaction of his or her claim.

          If a dissenting shareholder believes that the amount paid or offered by Salem is less than the fair value of his or her shares, or that the interest due is incorrectly calculated, that dissenting shareholder may notify Salem of his or her own estimate of the fair value of his shares and amount of interest due and demand payment of such estimate (less any amount already received by the dissenting shareholder). The dissenting shareholder must notify Salem of the estimate and demand within 30 days after the date Salem makes or offers to make payment to the dissenting shareholder.

          Within 60 days after receiving the estimate and demand, Salem must either commence a proceeding in the appropriate circuit court to determine the fair value of the dissenting shareholder's shares and accrued interest, or Salem must pay each dissenting shareholder, whose demand remains unsettled, the amount demanded. If a proceeding is commenced, the court must determine all costs of the proceeding and must assess those costs against Salem, except that the court may assess costs against all or some of the dissenting shareholders to the extent the court finds that the dissenting shareholders did not act in good faith in demanding payment of the dissenting shareholder's estimates.

          The foregoing discussion is a summary of the material provisions of
Article 15. Shareholders are strongly encouraged to review carefully the full text of Article 15, which is included as Appendix E to this joint proxy statement/prospectus. The provisions of Article 15 are technical and complex, and a shareholder failing to comply strictly with them may forfeit his dissenting shareholder's rights. Any shareholder who intends to dissent from the merger should review the text of those provisions carefully and also should consult with his attorney. No further notice of the events giving rise to dissenter's rights or any steps associated therewith will be furnished to Salem shareholders, except as indicated above or otherwise required by law.

          Any dissenting shareholder who perfects his or her right to be paid the fair value of his or her shares will recognize gain or loss, if any, for federal income tax purposes upon the receipt of cash for his shares. The amount of gain or loss and its character as ordinary or capital gain or loss will be determined in accordance with applicable provisions of the Internal Revenue Code.


         DESCRIPTION OF FAIRNESS OPINION OF SALEM'S FINANCIAL ADVISOR

          On July 25, 2001, Salem formally retained Davenport & Company LLC to act as its financial advisor in connection with the proposed merger with FNB and to render a written opinion to Salem's Board of Directors as to the fairness, from a financial point of view, of the consideration to be paid to Salem's shareholders in accordance with the Agreement and Plan of Merger. In requesting Davenport's advice and opinion, no restrictions or limitations were imposed by Salem upon Davenport with respect to the investigations made or the procedures followed by Davenport in rendering its opinion. On July 31, 2001, Davenport delivered its verbal opinion to the effect that as of the date of such opinion, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid to the Salem shareholders pursuant to the Agreement and Plan of Merger was fair to the shareholders of Salem from a financial point of view. Davenport subsequently updated its opinion and delivered a written opinion dated as of the date of this joint proxy statement/prospectus.

          The full text of the Davenport opinion, which describes, among other things, the assumptions made, matters considered, and the limitations on the review undertaken, is attached to this joint proxy statement/prospectus as Appendix C and is incorporated into this document by reference. The description of the Davenport opinion set forth below is qualified in its entirety by reference to the full text of the Davenport opinion in Appendix C. Salem shareholders are urged to read the Davenport opinion carefully and in its entirety.

          The Davenport opinion is directed only to the fairness of the merger consideration, from a financial point of view, to be paid to the Salem shareholders and does not constitute a recommendation to any Salem shareholder as to how such shareholder should vote at the Special Meeting. Davenport was not retained as an advisor or agent to Salem shareholders or any other person, other than as an advisor to the Salem Board.

          Davenport is a regional investment banking firm. As part of its investment banking business, Davenport is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by Salem to act as its financial advisor because of Davenport's expertise in valuing and advising financial institutions in merger and acquisition transactions and because Davenport was familiar with Salem and its business.

          In arriving at its opinion, Davenport, among other things:

               .  Reviewed the Agreement and Plan of Merger;
               .  Reviewed this joint proxy statement/prospectus;
               . Reviewed certain publicly available financial statements and other information of Salem and FNB;
               . Reviewed certain non-public financial information and operating data of Salem and FNB provided by their respective managements;
               . Reviewed the reported prices and trading activity for Salem common stock and FNB common stock;
               . Held discussions with members of Salem's and FNB's senior management regarding past and current business operations, financial condition, results of regulatory examinations, the merger and the business and future prospects of Salem and FNB, respectively;
               . Compared the results of operations and market value of Salem and FNB with similar information for certain other publicly traded companies which it deemed to be relevant;
               . Compared the proposed financial terms of the merger with the financial terms of certain other mergers and acquisitions of financial institutions in recent years;
               . Took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuations and knowledge of the commercial banking industry generally; and
               . Conducted such other studies, analysis and investigations and considered such other information as it deemed appropriate.

          In rendering its opinion, Davenport assumed and relied upon the accuracy, completeness and fairness of all of the financial and other information that was available to it from public sources, that was provided to it by Salem or its representatives, FNB or its representatives, or that was otherwise reviewed by it. Davenport did not independently verify any of the information reviewed by it. Davenport is not an expert in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses, and assumed that such allowances, for each of the companies, are in the aggregate, adequate to cover such losses. Davenport did not review any individual credit files nor make any independent evaluation, appraisal or physical inspection of the assets or individual properties of Salem or FNB, nor was Davenport furnished with such evaluation or appraisal. Davenport further assumed that the merger will be completed substantially in accordance with the terms set forth in the Agreement and Plan of Merger and that the merger will be accounted for as a purchase under generally accepted accounting principles. The Davenport opinion is necessarily based on economic, market, financial and other conditions as they existed on, and on the information made available to Davenport as of, the date of the Davenport opinion.

          The Davenport opinion is just one of the many factors taken into consideration by Salem's Board of Directors in determining to approve the Agreement and Plan of Merger. See "THE MERGER--Reasons of Salem for the Merger." The Davenport opinion does not address the relative merits of the merger as compared to any alternative business strategies that might exist for Salem, nor does it address the effect of any other business combination in which Salem might engage.

          In connection with rendering its verbal opinion, Davenport performed a variety of financial analyses. The following is a summary of the material analyses presented to the Salem board of directors at its July 31, 2001 meeting.

          Transaction Summary.  Davenport reviewed the terms of the proposed
          --------------------
merger including the aggregate transaction value. As is more specifically set forth in the Agreement and Plan of Merger, upon consummation of the merger, each outstanding share of the common stock of Salem, except for any dissenting shares, will be entitled to receive cash consideration of $26.49 per share of Salem common stock, a certain number of shares of stock of FNB based on the Average Closing Price of FNB Stock for 30 trading days ending ten calendar days prior to the closing of the merger or a combination of cash and stock, at each shareholder's election. Davenport further understands that in no event shall less than 20% or more than 35% of the total consideration be paid in cash to all Salem shareholders with the remaining consideration to be paid in FNB stock. See "TERMS OF THE AGREEMENT AND PLAN OF MERGER--Exchange and Allocation of Consideration." The per share values would result in an implied total transaction value of approximately $39.7 million. Based on the implied total transaction value, Davenport calculated the Premium to Market Price to be 73.7% (based on Salem's closing price of $15.25 on July 7, 2001, which was 20 days prior to the deal announcement date), the Price to Last Twelve Months Earnings Per Share to be 16.4x, the Price to Book Value to be 2.00x, and the Price to Assets to be 16.6%.

          Analysis of Certain Other Publicly Traded Companies.  To provide
          ----------------------------------------------------
contextual data and comparative market information, Davenport compared selected financial information for Salem to the corresponding information of certain other Virginia and North Carolina community banks whose securities are publicly traded (collectively, the "Peer Group"). The Peer Group companies were chosen because they possess general business, operating and financial characteristics representative of companies in the region and the industry in which Salem and FNB operate. The Peer Group companies were: American National Bankshares, Inc., Benchmark Bankshares, Inc., C&F Financial Corporation, Capital Bank Corporation, Central Virginia Bankshares, Inc., Chesapeake Financial Shares, Inc., Eastern Virginia Bankshares, Inc., FNB Financial Services Corp., Independent Community Bankshares, Inc., LSB Bancshares, Inc., National Bankshares, Inc., Old Point Financial Corporation, Shore Financial Corporation, Southern Financial Bancorp, Inc., Union Bankshares Corporation, and Valley Financial Corporation. Such data and ratios included each company's most recent Stock Price, 12 Month Stock Price High and Low, Market Capitalization, Asset Size, Book Value, Price to Book Value, Last Twelve Months Earnings per Share, Price to Last Twelve Months Earnings and Dividend Yield.

          Market information used in the ratios provided below is as of July 27, 2001. In this analysis "LTM" is the Last Twelve Months ended March 31, 2001. The following table summarizes the relevant data items for FNB, Salem and the Peer Group.

                                                                                              Peer Group
                                                                      ------------------------------------------------------
                                         FNB              Salem              Low               High             Median
                                                                             ---               ----             ------
Asset Size (millions)                   $ 614             $225              $ 138             $ 911              $ 399
Market Capitalization (millions)        $  77             $ 25              $  16             $ 129              $  63
Price to Book Value                      1.41x            1.32x              1.03x             1.99x              1.34x
Price to LTM EPS                         11.0x            10.7x              10.8x             17.5x              13.1x
Dividend Yield                            3.8%             2.9%               0.0%              3.8%               3.1%

          Bank Acquisition Analysis.  Davenport analyzed the transaction
          --------------------------
details of 17 community bank acquisition transactions announced from January 1, 2000 to June 30, 2001 in Virginia, Maryland, North Carolina, West Virginia and Tennessee with less than $1 billion in assets (the "Bank Acquisitions"). The deal sizes of these transactions ranged from $8.8 million to $175.6 million. The data available from the Bank Acquisition Analysis provided a range of multiples and ratios including the Premium to Market Price (20-day), Price to Book Value, Price to LTM

Earnings and Price to Assets. These multiples from the Bank Acquisition Analysis and the implied multiples for Salem based on the proposed merger are summarized in the table below.

                                                                                Bank Acquisition Analysis
                                                                  --------------------------------------------------
                                                Salem                 Low                 High                Median
                                                -----                 ---                 ----                ------
Premium to Market Price (20-day)                73.7%                -3.4%                58.1%                19.9%
Price to Book Value                              2.0x                1.08x                2.80x                1.92x
Price to LTM Earnings                           16.4x                11.3x                28.4x                18.4x
Price to Assets                                 16.6%                 7.7%                32.0%                18.3%

     Merger of Equals Analysis.  Due to the fact that the Salem and FNB merger
     --------------------------
is similar in many respects to a merger of equals transaction, Davenport analyzed the details of the three bank merger of equals transactions announced since January 1, 2000 in Virginia, Maryland, North Carolina, West Virginia and Tennessee with less than $1 billion in assets. The deal sizes of these transactions ranged from $14.8 million to $89.3 million. The data available from the Mergers of Equals Analysis provided a range of multiples and ratios including the Premium to Market Price (20-day), Price to Book Value, Price to LTM Earnings and Price to Assets. These multiples from the Mergers of Equals Analysis and the implied multiples for Salem based on the proposed merger are summarized in the table below.

                                                                               Mergers of Equals Analysis
                                                           ---------------------------------------------------------------
                                                Salem                Low                 High                 Median
                                                -----                ---                 ----                 ------
Premium to Market Price (20-day)                73.7%                7.9%                15.9%                 10.1%
Price to Book Value                              2.0x               1.26x                1.71x                 1.28x
Price to LTM Earnings                           16.4x               11.8x                17.9x                 13.0x
Price to Assets                                 16.6%               13.3%                18.9%                 14.3%

     Discounted Dividend Analysis.  Davenport performed a discounted dividend
     -----------------------------
analysis to estimate a range of present values per share of Salem stock assuming Salem continued to operate as a stand-alone entity. This range was determined by adding (1) the present value of the estimated future dividend stream that Salem could generate and (2) the present value of the "terminal value" of Salem stock at December 31, 2005.

     In conducting this analysis, Davenport, in conjunction with Salem, generated financial projections for 2001 through 2005. The primary assumptions used in the projections were: total assets growing 12.5% in 2001 and 8.0% per year in 2002 through 2005; a net interest margin of 4.10% in 2001 through 2005; and an efficiency ratio of 57.0% in 2001 through 2005. Dividends were assumed to be $0.50 in 2001 and 30% of net income in 2002 through 2005. Davenport calculated a terminal value at the end of the forecast period by applying price to earnings multiples ranging from 10.0x to 14.0x to the 2005 projected net income. To convert the projected dividends and terminal value to a current value, Davenport used discount rates ranging from 10.0% to 14.0%. Based upon the above assumptions, the stand-alone value of Salem common stock ranged from $15.38 to $24.04 per share, as shown in the following table.

    Discount                                             Terminal P/E Multiple
                 ----------------------------------------------------------------------------------------------------
       Rate               10.0x               11.0x               12.0x               13.0x               14.0x
       ----               -----               -----               -----               -----               -----
       10%               $17.86              $19.40              $20.95              $22.50              $24.04
       11%               $17.19              $18.68              $20.16              $21.65              $23.13
       12%               $16.56              $17.98              $19.41              $20.84              $22.26
       13%               $15.95              $17.32              $18.69              $20.07              $21.44
       14%               $15.38              $16.69              $18.01              $19.33              $20.65

     Sensitivity Analysis.  Davenport performed a present value sensitivity
     ---------------------
analysis on the per share stock price of Salem by making assumptions about Salem's future growth, profitability and stock price and discounting the future stock prices at the end of five years to the present. Davenport used a range of asset growth rates and future profitability ratios in excess of those used in the financial projection prepared in conjunction with the discounted dividend analysis in order evaluate the impact on the present value of the stock price should Salem's performance deviate from the financial projection. The key assumptions used in the present value matrix were: an average asset growth rate ranging from 8.0% to 12.0%; a return on average assets ranging from 1.00% to 1.40%; a terminal P/E multiple ranging from 10.0x to 14.0x; and a discount rate ranging from 10.0% to 14.0%. The analysis provided a range of per share values for the stock from a low of $11.26 to a high of $31.65.


Asset Growth Rate                                8.0%              9.0%             10.0%             11.0%             12.0%
Average Assets - Year 5                     $324,679          $339,991          $355,876          $372,349          $389,426
ROAA - Year 5                                   1.00%             1.10%             1.20%             1.30%             1.40%
P/E Multiple - Year 5                           10.0x             11.0x             12.0x             13.0x             14.0x
Discount Rate                                   14.0%             13.0%             12.0%             11.0%             10.0%
-----------------------------------------------------------------------------------------------------------------------------------
Present Value                               $  11.26          $  14.91          $  19.42          $  24.94          $  31.65

     Relative Contribution Analysis.  Davenport reviewed the relative
     -------------------------------
contributions to be made by Salem and FNB to the combined institution following the merger based on data as of and for the twelve months ended June 30, 2001. The market value data is as of July 27, 2001. Davenport compared such contributions to the ownership stake that Salem shareholders would have in the combined institution, assuming that the consideration to be received by Salem shareholders was all stock. This information is presented in the following table.

                                                       Salem         FNB
                                                       -----         ---
                    LTM Net Income                      27%          73%
                    Calendar 2000 Net Income            27%          73%
                    Book Value                          25%          75%
                    Loans, net                          24%          76%
                    Deposits                            25%          75%
                    Total Assets                        25%          75%
                    Market Value                        24%          76%
                    Post-Merger Ownership               33%          67%

          Other Analyses.  Davenport reviewed the financial and market
          --------------
performance of Salem and FNB individually and relative to relevant industry peer groups. Davenport also reviewed earnings estimates, balance sheet composition, historical stock performance, stock liquidity and research coverage for FNB.

     The summary set forth above does not purport to be a complete description of the analyses performed by Davenport, but describes, in summary form, the principal elements of the presentation made by Davenport to the Salem Board of Directors on July 31, 2001. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Each of the analyses conducted by Davenport was carried out in order to provide a different perspective on the transaction and add to the total mix of information available. Davenport did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to fairness from a financial point of view. Rather, in reaching its conclusion, Davenport considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole. Davenport did not place particular reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, Davenport believes that its analyses must be considered as a whole and that selecting portions of its analysis and the factors considered by it, without considering all analyses and factors, could create an incomplete or misleading view of the evaluation process underlying its opinion. In performing its analyses, Davenport made numerous assumptions with respect to industry performance, business, market and economic conditions and other matters, many of which are beyond the control of Davenport, Salem and FNB. The projections and other information used in the analyses performed by Davenport are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the projections and other information used in the analyses, and the results of such analyses.

          In the ordinary course of its business as a broker-dealer, Davenport may, from time to time, purchase securities from, and sell securities to, Salem and FNB. As a market maker in securities Davenport may from time to time have a long or short position in, and buy or sell, equity securities of Salem and FNB for Davenport's own account or for the accounts of its customers.

          Pursuant to the terms of an engagement letter signed July 25, 2001 between Salem and Davenport, Salem paid Davenport a fee of $25,000 upon the delivery of the initial fairness opinion and is obligated to pay an additional fee of approximately $50,000 upon consummation of the merger. Salem has also agreed to reimburse Davenport for reasonable out-of-pocket expenses incurred with its engagement and to indemnify Davenport and certain related persons against certain liabilities in connection with its engagement, including liabilities under the federal securities laws. The terms of the fee arrangement with Davenport, which Davenport and Salem believe are customary in transactions of this nature, were negotiated at arm's length between Salem and Davenport and the Salem Board was aware of such arrangement, including the fact that a significant portion of the aggregate fee payable to Davenport is contingent upon consummation of the merger.


          DESCRIPTION OF FAIRNESS OPINION OF FNB'S FINANCIAL ADVISOR

          FNB has engaged Carson Medlin to serve as its financial adviser and to render its opinion as to the fairness, from a financial point of view, of the consideration paid to the shareholders of FNB in the merger. FNB selected Carson Medlin as its financial adviser on the basis of Carson Medlin's historical relationship with FNB and Carson Medlin's experience and expertise in advising community banks in similar transactions. Carson Medlin is an investment banking firm which specializes in the securities of financial institutions located in the southeastern and western United States. As part of its investment banking activities, Carson Medlin is regularly engaged in the valuation of financial institutions and transactions relating to their securities, including mergers and acquisitions.

          Representatives of Carson Medlin participated in a meeting of FNB's Board of Directors held on July 26, 2001 during which the terms of the transaction were discussed. At that meeting Carson Medlin delivered its verbal opinion to the effect that the consideration provided for in the Agreement and Plan of Merger is fair, from a financial point of view, to the shareholders of FNB. Carson Medlin issued it written opinion as of July 31, 2001, the date of the agreement. Carson Medlin subsequently confirmed its opinion in writing as of October 19, 2001 the most recent practicable date prior to the printing of this joint proxy statement/prospectus.

          You should consider the following when reading the discussion of the Carson Medlin opinion in this document:

               . The summary of the opinion of Carson Medlin set forth in this joint proxy Statement/prospectus is qualified in its entirety by reference to the full text of the opinion that is attached as Appendix D to this document. You should read the opinion in its entirety for a full discussion to the procedures followed, assumptions made, matters considered and qualification and limitation on the review undertaken by Carson Medlin in connection with its opinion.

               . Carson Medlin's opinion does not address the merits of the acquisition relative to other business strategies, whether or not considered by FNB's Board, nor does it address the decision by FNB's Board to proceed with the merger.

               . Carson Medlin's opinion to FNB's Board of Directors rendered in connection with the merger does not constitute a recommendation to any FNB shareholder as to how he or she should vote at the special meeting.

          No limitations were imposed by FNB's Board of Directors or its management upon Carson Medlin with respect to the investigations made or the procedures followed by Carson Medlin in rendering its opinion.

          The preparation of a financial fairness opinion involves various determinations as to the most appropriate methods of financial analysis and the application of those methods to the particular circumstances. It is therefore not readily susceptible to partial analysis or summary description. In connection with rendering its opinion, Carson Medlin performed a variety of financial analyses. Carson Medlin believes that its analyses must be considered together as a whole and that selecting portions of its analyses and the facts considered in its analyses, without considering all other factors and analyses, could create an incomplete or inaccurate view of the analyses and the process underlying the rendering of Carson Medlin's opinion.

          In performing its analyses, Carson Medlin made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of FNB and Salem and may not be realized. Any estimates contained in Carson Medlin's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than the estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold. Except as described below, none of the analyses performed by Carson Medlin was assigned a greater significance by Carson Medlin than any other. The relative importance or weight given to these analyses by Carson Medlin is not necessarily reflected by the order of presentation of the analyses herein (and the corresponding results). The summaries of financial analyses include information presented in tabular format. The tables should be read together with the text of those summaries.

          Carson Medlin has relied, without independent verification, upon the accuracy and completeness of the information it reviewed for the purpose of rendering its opinion. Carson Medlin did not undertake any independent evaluation or appraisal of the assets and liabilities of FNB or Salem, nor was it furnished with any appraisals.

          Carson Medlin is not an expert in the evaluation of loan portfolios, including under-performing or non-performing assets, charge-offs or the allowance for loan losses; it has not reviewed any individual credit files of FNB or Salem; and it has assumed that the allowances of FNB and Salem are in the aggregate adequate to cover potential losses. Carson Medlin's opinion is necessarily based on economic, market and other conditions existing on the date of its opinion, and on information as of various earlier dates made available to it which is not necessarily indicative of current market conditions.

          In rendering its opinion, Carson Medlin made the following assumptions:

               . that the merger will be accounted for as a purchase in accordance with generally accepted accounting principles;

               . that all material governmental, regulatory and other consents and approvals necessary for the consummation of the merger would be obtained without any adverse effect on FNB, Salem or on the anticipated benefits of the merger;

               . that FNB had provided it with all of the information prepared by FNB or its other representatives that might be material to Carson Medlin in its review; and

               . that the financial projections it reviewed were reasonably prepared on a basis reflecting the best currently available estimates and judgement of the management of FNB as to the future operating and financial performance of FNB.

          In connection with its opinion dated July 31, 2001, Carson Medlin reviewed:

               .  the Agreement and Plan of Merger;

               . the audited financial statements and annual reports on Form 10-K of FNB for the five years ended December 31, 2000;

               . the audited financial statements and annual reports on Form 10-KSB of Salem for the five years ended December 31, 2000;

               . the unaudited financial statements of FNB for the six months ended June 30, 2001;

               . the unaudited financial statements of Salem for the six months ended June 30, 2001; and

               . financial and operating information with respect to the business, operations and prospects of Salem and FNB.

          In addition, Carson Medlin:

               . held discussions with members of management of FNB and Salem regarding the historical and current business operations, financial condition and future prospects of their respective companies;

               . reviewed the historical market prices and trading activity for the common stocks of FNB and Salem;

               . compared the results of operations of FNB and Salem with those of certain financial institutions which it deemed to be relevant;

               . compared the financial terms of the merger with the financial terms, to the extent publicly available, of certain other recent business combinations of financial institutions;

               . conducted such other studies, analyses, inquiries and examinations as Carson Medlin deemed appropriate.

Valuation Methodologies

          The following is a summary of all material analyses performed by Carson Medlin in connection with its opinion provided to FNB's Board of Directors as of July 31, 2001. The summary does not purport to be a complete description of the analyses performed by Carson Medlin.

Summary of Merger and Analysis

          Carson Medlin reviewed the terms of the proposed merger, including the form of consideration, the price per share of FNB common stock and the price for cash consideration to be paid to Salem shareholders pursuant to the proposed merger. Under the terms of the Agreement and Plan of Merger, Salem shareholders will receive $26.49 per share for each share of Salem common stock exchanged for cash consideration, a number of shares of FNB Stock to be based on the average closing price of FNB Stock for a period of time prior to the merger, or a combination of FNB common stock and cash. The total amount of cash paid must be between 20% and 35% of the total consideration paid. The following illustrates the collar mechanism over a range FNB stock prices.

                                Collar Analysis

                     FNB             Exchange Ratio         Cash Price           FNB Shares Issued
                 Stock Price         for 100% Stock        for 100% Cash        at Midpoint of Cash
                 -----------         --------------        -------------        -------------------
                   $17.55                  1.509              $26.49                  1,638,581
                   $19.50                  1.358              $26.49                  1,474,723
                   $21.45                  1.235              $26.49                  1,340,657

          Carson Medlin calculated that the indicated cash consideration paid to Salem shareholders of $26.49 per share represented:


               . 55.8% premium to Salem's market value one day prior to announcement and a 99.9% premium to Salem's market value four months prior to announcement;

               .  200% of Salem's stated book value at June 30, 2001;

               . 16.7 times Salem's earnings for the trailing twelve months ended June 30, 2001;

               .  19.1% of Salem's total deposits at June 30, 2001;

               .  an 11.1% premium on Salem's core deposits at June 30, 2001;
                  and

               .  16.5% of Salem's total assets of FNB at June 30, 2001.

Financial Impact Analysis

          Carson Medlin calculated the pro forma impact of the merger on FNB's cash basis earnings per share for 2002 through 2006 based on earnings estimates for FNB and Salem as supplied by the management of each of the companies. The pro forma impact included the after tax benefits from certain cost savings and revenue enhancements related to the merger and excluded merger-related charges. Carson Medlin calculated that the pro forma fully diluted cash basis earnings per share would result in dilution of $0.085 per share, or 4.2%, to FNB's estimated 2002 cash basis earnings per share at the FNB mid point stock price of $19.50 per share and mid point of the range of cash paid of 27.5%. The estimated accretion thereafter to FNB's cash earnings per share at the mid point FNB stock price and cash paid was estimated to be $0.00 in 2003, $0.03 in 2004, $0.065 in 2005 and $0.106 in 2006.

Industry Comparative Analysis

          In connection with rendering its opinion, Carson Medlin compared selected operating results of both FNB and Salem to those of 55 publicly-traded community commercial banks in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Virginia and West Virginia, which are listed in the Southeastern Independent Bank Review, a proprietary research publication prepared by Carson Medlin quarterly since 1991. The banks reviewed by Carson Medlin range in asset size from $137 million to $1.8 billion and in shareholders' equity from approximately $13 million to $168 million. Carson Medlin considers this group of financial institutions more comparable to FNB and Salem than larger, more widely traded regional financial institutions. Carson Medlin compared, among other factors, profitability, capitalization, and asset quality of FNB and Salem to these financial institutions. Carson Medlin noted the following performance based on results at or for the three months ended March 31, 2001 (most recent available):

-------------------------------------------------------------------------------------------------------------------
                                                                                                       Average for
                                                                      FNBP                SCMY         Peer Group
-------------------------------------------------------------------------------------------------------------------
Return on Average Assets                                             1.17%                1.30%           1.08%
Return on Average Equity                                            12.90%               14.10%          11.60%
Equity to Assets                                                     8.70%                9.10%           9.40%
Efficiency Ratio                                                     61.4%                52.4%           62.4%
Non-Performing Assets (defined as 90 days past due,                  0.30%                0.66%           0.98%
  nonaccrual loans and other real estate) to Total Loans,
net of unearned income and other real estate
-------------------------------------------------------------------------------------------------------------------
Price to Book Value (at June 30, 2001)                              141.0%               118.0%          151.0%
Price to Trailing 12 months Earnings (at June 30, 2001)              11.0                  9.6            13.8
-------------------------------------------------------------------------------------------------------------------

          This comparison indicated that FNB's financial performance, with the exception of capitalization, was above the peer group for each factor analyzed. Carson Medlin noted that Salem's financial performance was also above the peer group for each factor analyzed, with the exception of capitalization. Both FNB and Salem common stocks traded below the peer group average for book value and trailing 12 months earnings as of June 30, 2001. Carson Medlin noted that the market value multiples for both companies had not materially changed as of July 31, 2001.

Comparable Transaction Analysis

          Carson Medlin reviewed certain information related to merger transactions nationally and to the following selected merger transactions involving commercial banks in the southeast United States announced since January 1, 2000 with assets between $150 and $300 million:

                            COMPARABLE TRANSACTIONS

---------------------------------------------------------------------------------------------------------------------
                       Seller                                                      Buyer
---------------------------------------------------------------------------------------------------------------------
Commerce National Corporation                    FL          Wachovia Corporation                           NC
Prattville Financial Corporation                 AL          Whitley Holding Corporation                    LA
Carolina Southern Bank                           SC          Synovus Financial Corporation                  GA
Peoples & Union Bank                             TN          First Farmers and Merchants Corporation        TN
First Vantage Bank - Tennessee                   TN          National Commerce Bancorporation               TN
Manufacturers Bancshares, Inc.                   FL          Colonial BancGroup, Inc.                       AL
Park Meridian Financial Corp.                    NC          Regions Financial Corporation                  AL
FABP Bancshares, Inc.                            FL          Synovus Financial Corporation                  GA

---------------------------------------------------------------------------------------------------------------------

          In evaluating these factors, Carson Medlin considered, among other factors, the earnings, capital level, asset size and quality of assets of the acquired financial institutions. Carson Medlin compared the transaction prices at the time of announcement to the stated book value, earnings, total and core deposits and total assets of the acquired institutions.

                        COMPARABLE TRANSACTION ANALYSIS

----------------------------------------------------------------------------------------------------------------------
Purchase Price as a Percentage of State Book Value                      Low                High        Average
----------------------------------------------------------------------------------------------------------------------
Comparable Transactions                                               179.7%              391.0%       261.9%

Range of Values (based on SCMY stated book value                     $23.79              $51.77       $34.68
  of $13.24 per share at June 30, 2001)
----------------------------------------------------------------------------------------------------------------------

          The merger consideration in the form of cash to be paid to Salem is $26.49 per share, or 200% of stated book value, which is below the average of the range for the comparable transactions. Carson Medlin noted that the average price to book multiple for transactions nationally through July 24, 2001 was 193.2%.

----------------------------------------------------------------------------------------------------------------------
Purchase Price as a Multiple of Earnings                                Low                High        Average
----------------------------------------------------------------------------------------------------------------------
Comparable Transactions                                                10.9                25.7         20.5

Range of Values (based on SCMY stated book value                     $17.33              $40.86       $32.60
  of $1.59 for 12 mos ended June 30, 2001)
----------------------------------------------------------------------------------------------------------------------

          The merger consideration in the form of cash to be paid to Salem is $26.49 per share, or 16.7 times earnings for the twelve months ended June 30, 2001, below the average for the comparable transactions. Carson Medlin noted that the average price to earnings multiple for transactions nationally through July 24, 2001 was 18.6 times.

----------------------------------------------------------------------------------------------------------------------
                                                            SCMY               Comparable Transactions
Other Pricing Multiples                                   Indicator            Low         High        Average
----------------------------------------------------------------------------------------------------------------------
Purchase Price % of Total Deposits                          19.1%             17.1%        40.0%        27.7%
Core Deposit Premium                                        11.1%             12.7%        38.0%        22.0%
  of $1.59 for 12 mos ended June 30, 2001)                  16.5%             15.9%        34.0%        22.9%
----------------------------------------------------------------------------------------------------------------------

          The purchase price as a percentage of total deposits implied by the merger is 19.1%, which is below the average of the range for the comparable transactions. The core deposit premium, which is the aggregate transaction value minus stated book value divided by core deposits, is 11.1% which is just below the low end of the range for the comparable transactions. The purchase price as a percentage of total assets implied by the merger is 16.5%, which is also below the average of the range for the comparable transactions.

          No company or transaction used in Carson Medlin's analyses is identical to FNB, Salem or the proposed merger. Accordingly, the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of FNB and other factors that could affect the value of the companies to which they have been compared.

Present Value Analysis

          Carson Medlin calculated the present value of Salem assuming that Salem remained an independent bank. For purposes of this analysis, Carson Medlin utilized certain projections of Salem's future growth of assets, earnings and dividends and assumed a terminal price to earnings multiples from 16 to 20 times. These values were then discounted to present value utilizing discount rates of 14% to 16%. These rates were selected because, in Carson Medlin's experience, they represent the rates that investors in securities such as Salem's common stock would demand in light of the potential appreciation and risks.

                            PRESENT VALUE ANALYSIS
                                ($ in millions)

       ---------------------------------------------------------------------------------------------------------
                                  16.0              17.0             18.0              19.0             20.0
       ---------------------------------------------------------------------------------------------------------
             14%                 $25.69            $27.15           $28.61            $30.08           $31.54
             15%                 $24.63            $26.03           $27.43            $28.83           $30.23
             16%                 $23.63            $24.97           $26.31            $27.65           $28.99
       ---------------------------------------------------------------------------------------------------------

          On the basis of these assumptions, Carson Medlin calculated that the present value of Salem as an independent bank ranged from $23.63 per share to $31.54 per share. The consideration to be paid to Salem shareholders in cash is $26.49 per share which is just below the average of the range indicated under the present value analysis.

          Carson Medlin noted that it included present value analysis because it is a widely used valuation methodology, but also noted that the results of this methodology are highly dependent upon the numerous assumptions that must be made, including assets and earnings growth rates, dividend payout rates, terminal values and discount rates.

Historical Stock Performance Analysis

          Carson Medlin reviewed and analyzed the historical trading prices and volumes of FNB and Salem common stock over recent periods. Carson Medlin noted that, like many financial institution stocks, both FNB's and Salem's common stocks peaked in mid-1998 and declined thereafter until early 2001. Salem's stock traded at $17.00 per share on July 30, 2001, just prior to the merger announcement. Both FNB's and Salem's stock trading volume has been modest over the period analyzed averaging less than 2,000 shares per day. FNB's stock traded at $19.00 just prior to the merger announcement.

          Carson Medlin compared the recent trading prices of FNB's and Salem's stock to the recent market values of the comparable financial institutions. This comparison showed that both companies stock currently trade, and have over the past several years traded, at a discount based on earnings and book value multiples compared to the banks reviewed by Carson Medlin. At June 30, 2001, FNB traded at 141% of book value and Salem traded at 118% of book value, compared to 151% for the comparable group. On a price to trailing earnings basis, FNB's stock traded at 11.0 times and Salem's traded at 9.6 times, compared to the peer group average of 13.8 times.

          The opinion expressed by Carson Medlin was based upon market, economic and other relevant considerations as they existed and could be evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of FNB or Salem, could materially affect the assumptions used in preparing the opinion.

          In connection with its opinion, dated as of the date of this joint proxy statement/prospectus, Carson Medlin confirmed the appropriateness of its reliance on the analyses used to render its July 31, 2001 opinion by performing procedures to update certain of such analyses and reviewing the assumptions on which its joint proxy statement/prospectus analyses were based and the factors considered in connection therewith.


                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

          Certain members of Salem's management have interests in the merger in addition to their interests as shareholders of Salem. These interests are described below. In each case, the Salem Board of Directors was aware of these potential interests, and considered them, among other matters, in approving the Agreement and Plan of Merger and the transactions contemplated thereby.

Interest of Insiders in the Merger

          Some of the executive officers of Salem have interests in the merger other than their interests as shareholders. Clark Owen, Jr., President and Chief Executive Officer of Salem Bank and Trust, and Carl E. Tarpley, Jr., Executive Vice President of Salem Bank and Trust, have employment agreements which currently provide for them to receive compensation as a result of the merger. Mr. Owen and Mr. Tarpley have agreed to waive the receipt of that compensation and, in connection therewith, FNB has agreed to assume the employment agreements that Mr. Owen and Mr. Tarpley currently have with Salem Bank and Trust. Mr. Owen and Mr. Tarpley have also agreed to amend their employment agreements to provide that they will end at the officer's current stated date of intended retirement and not later than the officer's 65/th/ birthday. In addition, any present director of Salem Bank and Trust who has attained the age of 70 will be eligible to serve two additional one year terms on the Board of Salem Bank and Trust after which time any such director will be eligible to join the FNB Emeritus Board.

Indemnification

          FNB has generally agreed to indemnify the officers and directors of Salem after the merger to the same extent and on the same conditions, as they are entitled to from Salem before the merger. FNB also has agreed to provide directors' and officers' liability insurance for the present officers and directors of Salem comparable to the coverage currently provided by Salem before the merger for a period of five years.

Management Following the Merger

          The directors, officers and employees of Salem Bank and Trust will not change as a result of the merger except that J. Daniel Hardy, President and Chief Executive Officer of FNB, will be appointed to the Board of Salem Bank and Trust. Also, the number of directors of FNB will be increased by three members and, Walter A. Hunt, Clark Owen, Jr., and Carl E. Tarpley, Jr., will be appointed to the FNB Board. At the next annual meeting of shareholders of FNB, management of FNB will nominate and recommend to shareholders of FNB that these same gentlemen be elected to the Board. In addition, FNB will assume the employment agreements between Salem Bank and Trust and Clark Owen and Carl E. Tarpley, Jr. Those officers have agreed to amend their employment agreements to waive certain benefits that will accrue to them as a result of the merger and to provide that their respective employment agreements will terminate with each such officer's current stated date of intended retirement but not later than their 65/th/ birthday. Also, any present director of Salem Bank and Trust who has attained the age of 70 as of the time of the merger will be eligible to serve two additional one year terms on the Board of Salem Bank and Trust after which time any such director will be eligible to join the FNB emeritus Board.

Employee Benefit Plans

          Upon consummation of the merger, FNB may either make available participation in its employee benefit plans and programs to Salem's employees or continue the plans and programs of Salem that it currently provides. If Salem's employees become eligible to participate in FNB's employee benefit plans and programs, they will do so on substantially the same basis as FNB's employees. Subject to restrictions and limitations that applicable law may impose, FNB will treat the service of a Salem employee with Salem as service with FNB for purposes of all employee benefit accrual, except where a Salem plan is continued. FNB will also honor Salem's obligations for all accrued and unused vacation, sick leave and personal leave and all deferred compensation contracts and agreements that Salem has previously disclosed to FNB.

                   TERMS OF THE AGREEMENT AND PLAN OF MERGER

Conditions to the Merger

          The obligations of Salem and FNB to consummate the merger are subject to the satisfaction or waiver of the following conditions:

          . approval of the Agreement and Plan of Merger by the holders of a majority of the outstanding shares of Salem and by a majority of holders of the authorized shares of FNB;

          . receipt of all necessary regulatory approvals not conditioned or restricted in a manner that, in the judgment of the Boards of Directors of FNB or Salem, materially adversely affects the economic or business benefits of the merger so as to render inadvisable or unduly burdensome consummation of the merger;

          . the absence of actual proceedings before a court or other governmental body relating to the merger;

          . the receipt of an opinion of counsel as to the federal income tax consequences of the merger;

          . the Registration Statement of which this joint proxy statement/prospectus is a part shall have been declared effective by the SEC;

          . performance by the other company of its obligations under the Agreement and Plan of Merger;

          . the accuracy, in all material respects, of the representations and warranties of the other company contained in the Agreement and Plan of Merger; and

          .  the receipt of opinions and certificates from the other company.

Regulatory Approvals

          Federal Reserve Board. The merger is subject to prior notice to the Board of Governors of the Federal Reserve System under Section 4 of the Bank Holding Company Act. The BHC Act requires the Federal Reserve Board, when considering a transaction such as the merger, to take into consideration the financial and managerial resources (including the competence, experience and integrity of the officers, directors and principal shareholders) and future prospects of the institutions and the convenience and needs of the communities to be served. In addition, under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board must take into account the record of performance of the acquiring institution in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by such institution. FNB filed its application and notice regarding the merger with the Federal Reserve Board on October 12, 2001.

          The BHC Act also prohibits the Federal Reserve Board from approving a merger if it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States, or if its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other manner result in a restraint of trade, unless the Federal Reserve Board finds that the anticompetitive effects of the merger are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served.

          Under Section 4 of the BHC Act and related regulations, the Federal Reserve Board must consider whether the performance of FNB's and Salem's nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public (such as greater convenience, increased competition and gains in efficiency) that outweigh possible adverse effects (such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices). This consideration includes an evaluation of the financial and managerial resources of FNB and Salem and the effect of the proposed transaction on those resources.

          Virginia State Corporation Commission. Consummation of the merger is subject to the prior approval of the State Corporation Commission of Virginia. The Virginia Commission will consider: the safety and soundness of Salem and Salem Bank and Trust; the qualification and experience of FNB and its directors and officers; whether the merger would be prejudicial to depositors, creditors, beneficiaries of fiduciary accounts or shareholders of FNB, Salem or their banking subsidiaries; and whether the merger would be in the public interest. FNB filed its application with the Virginia Commission on October 12, 2001.

Waiver, Amendment and Termination

          At any time on or before the effective date of the merger, any term or condition of the merger may be waived by the party which is entitled to the benefits thereof and without shareholder approval. The Agreement and Plan of Merger may be amended at any time before the merger by agreement of the parties whether before or after the shareholder meetings. However, any material change in a material term of the Agreement and Plan of Merger would require a resolicitation of the shareholders' of FNB and Salem. Such a material change would include, but not be limited to, a change in the exchange ratio.

          The Agreement and Plan of Merger may be terminated by FNB or Salem, whether before or after the approval of the merger by the shareholders' FNB and
Salem:

          .  by mutual consent of FNB and Salem;

          . by either company if the closing does not occur on or before June 1, 2002;

          . by either company if the required Salem or FNB shareholder vote is not obtained;

          . by either company if other conditions to the merger have not been met or waived;

          .  by either company based on an uncured material breach of the other;

          . by Salem if the Average Closing Price of FNB Stock (the average closing price of FNB's stock over the 30 trading day period ending ten days prior to the closing of the merger) is less than $16.00, unless FNB agrees to designate the number of FNB shares to be received in the merger as the number it would be if the Average Closing Price of FNB Stock were $16.00;

          . by FNB if the Average Closing Price of FNB's Stock is greater than $23.00, unless Salem agrees to designate the number of FNB shares to be received in the merger as the number it would be if the average closing price were $23.00; or

          . by FNB due to the happening of a Termination Event (as described in "Termination Fees" below); or

          . by FNB due to the happening of a Termination Event with respect to FNB if FNB does not complete the merger with Salem on the terms and conditions described in the Agreement and Plan of Merger.

Conduct of Business Pending the Merger

          Until the merger occurs, Salem and FNB have agreed to operate their respective businesses substantially as presently operated and only in the ordinary course, and, consistent with such operations, they will use their best efforts to preserve their relationships with persons having business dealings with them.

          Salem has agreed, unless the prior written consent of FNB is obtained and except as otherwise contemplated by the Agreement and Plan of Merger, not to, and will cause Salem Bank and Trust not to:

          . make any change in its authorized capital stock, or issue or sell any additional shares;

          . make any changes in the composition, level of compensation or title of its officers, directors or other key management personnel, except in the ordinary course of business;

          . enter into any bonus, incentive compensation, stock option, deferred compensation or other benefit plan or employment or consulting agreement, except in the ordinary course of business;

          .  knowingly waive any right to substantial value;

          .  amend its bylaws or articles of incorporation;

          .  change its lending, investment or other material policies; or

          . incur any obligation or liability except in the ordinary course of its business.

Expenses

          The Agreement and Plan of Merger provides that each party shall be responsible for all expenses incurred by it in connection with the negotiation and consummation of the transactions contemplated by the Agreement and Plan of Merger.

Termination Fees

          If either company terminates the Agreement and Plan of Merger because of the other company's material breach or failure to comply with its obligations under the Agreement and Plan of Merger, the non-terminating party will be reimbursed by the other for its costs and expenses.

          Each of FNB and Salem has agreed to pay the other a termination fee of $250,000 within five business days after written notice of a terminating party's termination of the Agreement and Plan of Merger upon the happening of any of the following, each being a Termination Event:

          . the non-terminating party, without having received the terminating party's prior written consent, enters into an agreement with any person, pursuant to which such person acquires, merges with or enters into a similar transaction with the non-terminating party, or acquires substantially all of the assets of the non-terminating party, or acquires directly from the non-terminating party securities representing 10% or more of its voting power; or

          . any person acquires beneficial ownership or a right to acquire beneficial ownership of 20% or more of the outstanding common stock of the non-terminating party; or

          . any person makes a bona fide proposal to the non-terminating party by public announcement or written communication that becomes the subject of public disclosure to acquire the non-terminating party by merger, share exchange or other similar transactions and following such announcement the Agreement and Plan of Merger fails to receive the required approval of the shareholders of the non-terminating party.

          Payment of this termination fee, however, would not be applicable if FNB were to enter into a merger, consolidation, share exchange, joint venture, business combination or other similar transaction for a purchase of all or any material portion of its assets so long as FNB and its successors comply with the terms of the merger with Salem.

          However, neither Salem nor FNB shall be required to pay the other the termination fee if the Boards of Directors of FNB and Salem mutually consent to terminate or if either party terminates the Agreement and Plan of Merger because a condition of the merger cannot be met or if the transaction does not close by June 1, 2002; so long as the failure to meet a condition of the merger or to close by June 1, 2002, was not due to one of the Termination Events listed above.

          In addition, if either FNB or Salem terminates the Agreement and Plan of Merger because of a material breach or failure to comply with obligations under the Agreement and Plan of Merger, such company will be required to reimburse the other for its costs and expenses.

Resales of FNB Common Stock

          The shares of FNB common stock issued in connection with the merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, some executive officers, and beneficial owners of 10% or more of any class of capital stock) of Salem for purposes of Rule 145 under the Securities Act as of the date of the meeting. Such affiliates may not sell their shares of FNB common stock acquired in connection with the merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act.

Election and Allocation of Consideration for Salem Shareholders

          Election. Holders of shares of Salem common stock issued and outstanding immediately prior to the election deadline will be entitled to choose one of the consideration options listed below on their form of election:

          . to receive cash consideration in the amount of $26.49 for each share;

          .  to receive a certain amount of FNB common stock for each share;

          . to exchange some of their shares for cash and some for FNB common stock; or

          .  to indicate no preference as to type of consideration.

          If Salem shares are exchanged for FNB shares, the number of FNB shares to be received will be determined by the high and low sales prices of FNB shares as reported under the NASDAQ Composite Transactions Reports in The Wall Street Journal for the 30 trading days ending ten calendar days prior to the closing of the merger (the "Average Closing Price of FNB Stock"):

          . if the Average Closing Price FNB Stock is equal to or greater than $16.00 and less than $17.55, the Salem shareholder will receive
             1.509 shares of FNB stock for each share of Salem stock;

          . if the Average Closing Price of FNB Stock is equal to or greater than $17.55 and equal to or less than $21.45, then the Salem shareholder will receive the number of shares of FNB stock having a market value of $26.49 for each share of Salem stock; and

          . if the Average Closing Price of FNB Stock is greater than $21.45 and less than or equal to $23.00, then the Salem shareholder will receive 1.235 shares of FNB stock for each share of Salem stock.

          In the case of shareholders who do not indicate a preference for cash or FNB common stock or who do not make an election, FNB will determine in its discretion whether to distribute cash or FNB common stock or a combination of cash and FNB common stock.

          A form of election and complete instructions for properly making an election to receive cash, FNB common stock or a combination of cash and FNB common stock will be mailed to shareholders not more than five days after the merger has been approved by the shareholders of FNB and Salem.

          Allocation. Under the Agreement and Plan of Merger, the amount of cash consideration to be paid to shareholders of Salem common stock will not be less than 20% nor more than 35% of the total merger consideration received by Salem shareholders in the merger. Based on these parameters, the number of shares of Salem common stock to be exchanged for cash consideration under the Agreement and Plan of Merger will range between 299,471 and 524,075.

          If the aggregate number of shares of Salem common stock for which cash is elected exceeds 524,075, resulting in more than 35% of the merger consideration being requested to be paid in cash, then:

          . those shares with respect to which stock elections or no elections were made will be exchanged for shares of FNB common stock, except that cash, without interest, will be paid in place of fractional shares of FNB common stock; and

          . with respect to those shares for which cash elections were made, cash consideration will be prorated, by multiplying the number of shares each Salem shareholder has elected to exchange for cash by a fraction, the numerator of which is the number of cash shares and the denominator of which is the aggregate number of shares of Salem common stock for which a cash election has been made; and

          . all shares not converted into cash above will be converted into shares of FNB common stock, except that cash, without interest, will be paid in place of any fractional shares of FNB common stock.

          If the aggregate number of shares of Salem common stock for which stock consideration is elected exceeds 80% of the total consideration for the transaction, resulting in less than 20% of the merger consideration being requested to be paid in cash, then:

          . all shares with respect to which a cash election or no election was made will be exchanged for cash;

          . with respect to those shares for which stock elections were made, cash will be prorated, by multiplying the number of shares each Salem shareholder has elected to exchange for stock by a fraction, the numerator of which is 1,497,356, less the number of shares exchanged for cash above and the denominator of which is the aggregate number of shares of Salem common stock for which a stock election has been made; and

          . all shares for which stock was elected that are not exchanged for cash above will be converted into the right to receive shares of FNB common stock, except that cash, without interest, will be paid in place of fractional shares of FNB common stock.

          If the aggregate number of shares of Salem common stock for which cash was elected does not exceed 299,471, and the number of shares of Salem common stock for which stock consideration was elected does not exceed the 80% of the total consideration for the transaction, then the amount of cash to consider to be paid to shareholders of Salem common stock will not be less than 20% nor more than 35% of the total merger consideration, and:

          . all shares for which a cash election was made will be exchanged for cash;

          . all shares for which a stock election was made will be exchanged for shares of FNB common stock;

          . all shares for which no election was made will receive cash or shares of FNB common stock, as determined by FNB; and

          . cash, without interest, will be paid in place of fractional shares of FNB common stock.

          As a result of the limitations described above, the amount of cash and shares of FNB common stock received by shareholders may differ from their actual elections. If the stock election is over-subscribed by the Salem shareholders, a shareholder who elected FNB common stock may receive part of his or her consideration in the form of cash. If the cash election is over-subscribed by the Salem shareholders, a shareholder who elected cash may receive part of his or her consideration in the form of shares of FNB common stock.

Exchange of Salem Stock

          Exchange Agent. Registrar & Transfer Company will act as exchange agent in connection with the merger.

          Exchange Procedures. Not more than five days after the merger has been approved by the shareholders of FNB and Salem, the exchange agent will mail a form of election to each shareholder of record of Salem common stock. The exchange agent will use its best efforts to make a form of election available to all persons who become shareholders of Salem during the period between the voting record date of October 12, 2001 and the closing of the merger. To be effective, a form of election must be:

          .  properly completed and signed by the shareholder of record; and

          . delivered to the exchange agent by no later than 5:00 p.m. on the 30th business day immediately after the date the election form was mailed to Salem shareholders.

          Holders may revoke their elections by filing a written revocation with the exchange agent before the deadline for submitting elections. All elections will be automatically revoked if the exchange agent receives written notice from FNB and Salem that the merger has been abandoned. FNB, and, at FNB's option, the exchange agent, will have the discretion to determine whether forms of election have been properly completed, signed and submitted or revoked, and to disregard immaterial defects in the forms of election.

          Promptly after the closing of the merger, the exchange agent will mail the following materials to each shareholder of record of Salem shares as of the closing of the merger:

       . a letter of transmittal for use in submitting such shares to the exchange agent for exchange; and

       . instructions explaining what the shareholder must do to effect the surrender of Salem certificates in exchange for consideration to be issued in the merger.

       Shareholders should complete and sign the letter of transmittal and return it to the exchange agent together with his or her certificates in accordance with the instructions.

       Lost, Stolen or Destroyed Certificates. If certificates for any Salem common stock have been lost, stolen or destroyed, the shareholder must submit an affidavit to that effect to the exchange agent. FNB may also require the shareholder to deliver a bond to the exchange agent in an amount reasonably required to indemnify the exchange agent against claims with respect to lost certificates.

       Transfer of Ownership. The exchange agent will issue a certificate for shares of FNB common stock in a name other than that in which the Salem certificate surrendered in exchange therefor was registered only if the certificate surrendered is properly endorsed and otherwise in proper form for transfer. The person requesting the exchange must also have paid any required transfer or other taxes or established to the satisfaction of FNB or Salem that no tax is payable.

       Payments Following Surrender. Until they have surrendered their certificate, holders of certificates entitled to receive FNB common stock will not receive:

       . dividends and other distributions with respect to FNB common stock that they are entitled to receive from the merger and that are declared or made with a record date after the closing of the merger; or

       . cash, without interest, payment in place of fractional shares of FNB common stock.

       At the time of surrender, shareholders will receive any cash due to them, including cash in lieu of fractional shares, dividends or other distributions paid with respect to whole FNB shares, if such distributions had a record date after the closing of the merger. Such shareholders will also be paid on the appropriate payment date the amount of dividends or other distributions with a record date after the closing of the merger, but prior to surrender, and a payment date subsequent to surrender.

       Shareholders should not forward their certificates to the exchange agent, FNB or Salem until they have received a letter of transmittal. Shareholders should not return certificates with the enclosed proxy. A form of election and complete instructions for properly making an election to receive cash, FNB common stock or a combination of cash and stock will be mailed to shareholders under separate cover not more than 45 days nor less than 30 days before the anticipated date of the closing of the merger.


                     THE SALEM SHAREHOLDER SPECIAL MEETING

General

       We are furnishing this joint proxy statement/prospectus in connection with the solicitation of proxies by the Board of Directors of Salem for use at the Special Meeting of Salem shareholders, including any adjournments or postponements thereof, to be held at 10:00 a.m. on November 20, 2001, at the Holiday Inn - Salem, 1671 Skyview Road, Salem, Virginia.

       The purpose of the meeting is to consider and vote upon the Agreement and Plan of Merger, dated July 31, 2001, by and between Salem and FNB, which is attached to this joint proxy statement/prospectus as Appendix A. For a description of the Agreement and Plan of Merger, see "TERMS OF THE AGREEMENT AND PLAN OF MERGER" herein.

Record Date; Voting Power

       Only holders of record of shares of Salem common stock at the close of business on October 12, 2001, are entitled to notice of and to vote at the meeting. As of such date, there were 1,497,356 issued and outstanding shares of Salem common stock held by approximately 1,150 holders of record. Holders of record of Salem common stock on October 12, 2001, are entitled to one vote per share on any matter that may properly come before the meeting. Brokers who hold shares of Salem common stock as nominees will not have discretionary authority to vote such shares with respect to the proposed merger in the absence of instructions from the beneficial owners thereof. Any such shares of Salem common stock for which a broker has submitted an executed proxy but for which the beneficial owner thereof has not given instructions on voting to such broker are referred to as "broker non-votes."

Vote Required

       The presence in person or by proxy of the holders of a majority of the shares of Salem common stock outstanding on the Salem record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the meeting. The approval of the proposal to approve the Agreement and Plan of Merger requires the affirmative vote of holders of a majority of the shares of Salem common stock outstanding on October 12, 2001. Broker non-votes and abstentions will be counted and will have the effect of a vote against the proposal to approve the Agreement and Plan of Merger. Your broker may not vote your shares on the merger without instructions from you. Without your voting instructions a broker non-vote will occur and will have the same effect as a vote against the merger.

       On October 19, 2001, the executive officers and directors of Salem, including their affiliates, had voting power with respect to an aggregate of 222,103 shares of Salem common stock or approximately 14.9% of the shares of Salem common stock then outstanding. Salem currently expects that such directors and officers will vote all of such shares in favor of the proposal to approve the Agreement and Plan of Merger.

Recommendation of the Board of Directors of Salem

       The Salem Board has unanimously approved and adopted the Agreement and Plan of Merger. The Salem Board believes that the merger is fair to and in the best interests of Salem and the Salem shareholders and recommends that the Salem shareholders vote "FOR" approval of the Agreement and Plan of Merger and the transactions contemplated thereby. See "THE MERGER--Reasons of Salem for the Merger" on page 19.

Solicitation and Revocation of Proxies

       A form of proxy is enclosed with this document. All shares of Salem common stock represented by properly executed proxies (whether or not through the return of the enclosed proxy card) will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted "FOR" approval of the Agreement and Plan of Merger, and in the discretion of the proxy holder as to any other matter, which may properly come before the meeting.

       You are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to Salem in the enclosed, postage-paid envelope. You should not send stock certificates with your proxy card.

       Any Salem shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (1) filing with the Secretary of Salem prior to the meeting, at Salem's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (2) attending the meeting and voting in person. Presence at the meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

       The cost of soliciting proxies will be borne by Salem. Proxies may be solicited by personal interview, mail or telephone. In addition, Salem may reimburse brokerage firms and other persons representing beneficial owners of shares of Salem common stock for their expenses in forwarding solicitation materials to beneficial owners.

Proxies may also be solicited by some of Salem's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

Other Matters

       Salem is unaware of any matter to be presented at the Salem's special meeting other than the proposal to approve the Agreement and Plan of Merger. The proxy being provided by the Board enables shareholders to grant, withhold, or abstain on giving, the persons named in the enclosed form of proxy authority to vote all properly executed proxies in accordance with their judgment on any other matter properly presented at the meeting.


                      THE FNB SHAREHOLDER SPECIAL MEETING

General

       We are furnishing this joint proxy statement/prospectus in connection with the solicitation of proxies by the Board of Directors of FNB for use at the special meeting of FNB shareholders, including any adjournments or postponements thereof, to be held at 2:00 p.m. on November 20, 2001, at the FNB Center, 105 Arbor Drive, Christiansburg, Virginia.

       The purpose of the Special Meeting is to consider and vote upon the Agreement and Plan of Merger, dated July 31, 2001, by and between Salem and FNB, which is attached to this joint proxy statement/prospectus as Appendix A. For a description of the Agreement and Plan of Merger, see "TERMS OF THE AGREEMENT AND PLAN OF MERGER" herein.

Record Date; Voting Power

       Only holders of record of shares of FNB common stock at the close of business on October 12, 2001, are entitled to notice of and to vote at the meeting. As of such date, there were 4,388,708 issued and outstanding shares of FNB common stock held by approximately 2,500 holders of record. Holders of record of FNB common stock on October 12, 2001, are entitled to one vote per share on any matter that may properly come before the meeting. Brokers who hold shares of FNB common stock as nominees will not have discretionary authority to vote such shares with respect to the proposed merger in the absence of instructions from the beneficial owners thereof. Any such shares of FNB common stock for which a broker has submitted an executed proxy but for which the beneficial owner thereof has not given instructions on voting to such broker are referred to as "broker non-votes."

Vote Required

       The presence in person or by proxy of the holders of a majority of the shares of FNB common stock outstanding on the FNB record date will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will be counted for purposes of establishing the presence of a quorum at the meeting. The approval of the proposal to approve the Agreement and Plan of Merger requires the affirmative vote of holders of a majority of the shares of FNB common stock outstanding on October 12, 2001. Broker non-votes and abstentions will be counted and will have the effect of a vote against the proposal to approve the Agreement and Plan of Merger. Your broker may not vote your shares on the merger without instructions from you. Without your voting instructions a broker non-vote will occur and will have the same effect as a vote against the merger.


       On October 19, 2001, the executive officers and directors of FNB including their affiliates, had voting power with respect to an aggregate of 317,565 shares of FNB common stock or approximately 7.2% of the shares of FNB common stock then outstanding. FNB currently expects that such directors and officers will vote all of such shares in favor of the proposal to approve the Agreement and Plan of Merger.

Recommendation of the Board of Directors of FNB

       The FNB Board has unanimously approved and adopted the Agreement and Plan of Merger. The FNB Board believes that the merger is fair to and in the best interests of FNB and the FNB shareholders and recommends that the FNB shareholders vote "FOR" approval of the Agreement and Plan of Merger and the transactions contemplated thereby. See "THE MERGER--Reasons of FNB for the Merger" herein.

Solicitation and Revocation of Proxies

       A form of proxy is enclosed with this document. All shares of FNB common stock represented by properly executed proxies (whether or not through the return of the enclosed proxy card) will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted "FOR" approval of the Agreement and Plan of Merger, and in the discretion of the proxy holder as to any other matter, which may properly come before the meeting.

       You are requested to vote by completing, dating and signing the accompanying proxy card and returning it promptly to FNB in the enclosed, postage-paid envelope. You should not send stock certificates with your proxy card.

       Any FNB shareholder that has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (1) filing with the Secretary of FNB prior to the meeting, at FNB's principal executive offices, either a written revocation of such proxy or a duly executed proxy bearing a later date or (2) attending the meeting and voting in person. Presence at the meeting will not revoke a shareholder's proxy unless such shareholder votes in person.

       The cost of soliciting proxies will be borne by FNB. Proxies may be solicited by personal interview, mail or telephone. In addition, FNB may reimburse brokerage firms and other persons representing beneficial owners of shares of FNB common stock for their expenses in forwarding solicitation materials to beneficial owners. Proxies may also be solicited by some of FNB's executive officers, directors and regular employees, without additional compensation, personally or by telephone or facsimile transmission.

Other Matters

       FNB is unaware of any matter to be presented at the FNB's special meeting other than the proposal to approve the Agreement and Plan of Merger. The proxy being provided by the Board enables shareholders to grant, withhold, or abstain on giving, the persons named in the enclosed form of proxy authority to vote all properly executed proxies in accordance with their judgment on any other matter properly presented at the meeting.


                                 THE COMPANIES

Salem Community Bankshares, Inc.

       Salem Community Bankshares, Inc., a Virginia corporation, was organized in 2000 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. Salem is headquartered in Salem, Virginia and conducts all of its business activities through offices of its wholly-owned
subsidiary bank, Salem Bank and Trust, N.A.   Salem Community Bankshares, Inc.
exists primarily for the purpose of holding the stock of its subsidiary bank. Salem's administrative offices are located at 220 East Main Street, Salem, Virginia.

       Salem Bank and Trust, National Association.. Salem Bank and Trust, National Association was incorporated in 1976 under the laws of the Commonwealth of Virginia and opened for business June 12, 1978, as a state bank. The bank converted to a national banking association effective January 1, 1988. With an emphasis on personal service, the bank today offers a broad range of commercial and retail banking products and services including checking, savings and time deposits, individual retirement accounts, merchant bankcard processing, residential and commercial mortgages, home equity loans, consumer installment loans, agricultural loans, investment loans, small business loans, commercial lines of credit and letters of credit.

       The bank's primary service area is the City of Salem, Roanoke City and Roanoke County, Virginia. Salem is an independent city with a population of approximately 24,000 located within the boundaries of Roanoke County and contiguous to the western boundary of the City of Roanoke. The City of Salem enjoys a diverse economy including a variety of manufacturing and service industries, its own public school system, a respected four year liberal arts college and a modern medical center and hospital.

       The deposits of the bank are derived from a diversified group of individuals, small business, and municipal and other governmental bodies, none of which on an individual basis represents a material portion of the bank's business. The bank does bid on large time deposits from these groups from time to time. The funds are invested primarily in short-term U.S. Government issues or Federal Funds. The loss of any one depositor would not have a materially adverse effect on the business of the bank. Deposits in the bank are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

       Competition. The bank competes primarily with other commercial banks and thrifts in attracting and retaining savings deposits and in making consumer, real estate and commercial loans. Its primary service area includes the Cities of Salem and Roanoke, and Roanoke County, Virginia. The Roanoke Valley market is served by 14 banking institutions, 12 credit unions, and other financial entities such as brokerage houses. Many of its competitors are local branches associated with much larger regional or national bank holding companies.

       Loan Commitments. The bank's loan portfolio consists primarily of consumer, small business, real estate mortgage and real estate construction loans, none of which is concentrated within a single industry or group of related industries, and the loss of any one or more would not have a materially
adverse effect on the business of the bank.   The bank does not experience a
material seasonal fluctuation in its business.

FNB Corporation

       FNB Corporation, a Virginia corporation, was organized and became a bank holding company in 1996. FNB has two principal subsidiaries, First National Bank and Southwest Savings Bank, F.S.B. which offer a full array of banking services through nineteen offices.

       First National Bank. First National Bank, which was organized in 1905, does a general banking business, serving the commercial, agricultural, and personal banking needs of its trade territory, commonly referred to as the New River Valley, which consists of Montgomery County, Virginia and portions of surrounding counties. The Bank engages in and offers a full range of banking services, including trust services; demand, savings, and time deposits used to fund the loan demand in its trade area; commercial, farm, consumer installment, mortgage, credit card, FHA and SBA guaranteed loans.

       Under national banking law, nontraditional activities of a bank must be operated through a corporate subsidiary of the bank. During 1992, FNB formed a wholly-owned subsidiary in order to expand its business operations. FNB Financial Services, Inc. is a member of the Virginia Title Center, L.L.C. and acts as an agent in the issuance of title insurance policies. Additionally, this subsidiary has been licensed by the Commonwealth of Virginia to offer annuity products through First National's Trust Department.

       The local economy is tied primarily to the area's three largest employers
- Virginia Polytechnic Institute and State University, with a student population in excess of 25,000; Radford University, with a student population in excess of 8,000; and the Radford Arsenal, a large munitions plant operated under contract to the U.S. Army by the Hercules Corporation. Other industries include a wide variety of manufacturing concerns and agriculture-related enterprises. The bank's main office is located in Christiansburg, the County Seat, with offices strategically located to take advantage of its trade area's population mix. Of the bank's twelve full service offices, nine are located in Montgomery County, one in the City of Radford, one in the Town of Dublin and one in Wythe County. One paying and receiving office is located in Montgomery County.

       Competition. FNB is the largest bank in the area, with approximately 60% of those deposits held by independent banks. It is estimated that FNB holds 36% of total deposits in its primary trade area including the offices of those state-wide and multi-state bank holding companies located in its trade area. Competition in the trade area consists of state-wide and multi-state bank holding companies, independent banks, and credit unions.

       Loan Commitments. The bank's portfolio is not concentrated within any single industry or group of related industries, nor is there any material risk other than that which is expected in the normal course of business of a bank in this location. Bank policy establishes lending limits for each officer. Loan requests for amounts exceeding loan officer lending authority are referred to the officer loan committee which can approve loans up to 80% of the bank's legal lending limit. Loan requests exceeding this limit are referred to the Executive Committee of the Board of Directors.

       Southwest Virginia Savings Bank, F.S.B. The savings bank, which was formed in 1927, is primarily engaged in attracting deposits from the general public and using those funds to originate real estate loans on one- to four-family residences and, to a lesser extent, construction, multi-family and non-residential real estate loans, commercial loans and consumer loans. In addition, the savings bank invests in investment securities and mortgage-backed securities. The savings bank offers its customers both ARMs and fixed-rate mortgage loans. ARMs are originated for retention in the savings bank's portfolio. Generally, the savings bank sells fixed rate mortgage loans upon origination in the secondary market. Depending on the level of prevailing interest rates, the savings bank may retain fixed rate mortgage loans in its portfolio. Management of the savings bank determines whether to retain fixed rate mortgage loans in its portfolio over the average life of the loan. All commercial and consumer loans are retained in the savings bank's portfolio and management anticipates that the future focus on these types of loans will generate new business that will enable the savings bank to reduce its dependence on mortgage activity.

       The principal sources of funds for the savings bank's lending activities are deposits and the amortization, repayment and maturity of loans, investments and mortgaged-backed securities. The savings bank's primary sources of income are interest and fees on loans, interest on investments and mortgage-backed securities and customer service fees. The savings bank's primary expense is interest paid on deposits.

       The savings bank's primary market area consists of Roanoke County, the City of Roanoke, the City of Salem, and the County of Botetourt. The savings bank regards this area as its "basic" lending area, but loans are also made in the adjoining counties of Bedford and Franklin. The savings bank has one branch office located in the City of Roanoke. The savings bank has another branch and a loan production office located in Roanoke County, as well as branch offices in Vinton and Salem, Virginia.


                       DESCRIPTION OF FNB CAPITAL STOCK

       The information below outlines some provisions of FNB's articles of incorporation and bylaws and the Virginia Stock Corporation Act. The information is qualified in all respects by reference to the provisions of FNB's articles of incorporation and bylaws, which are incorporated by reference as exhibits to the registration statement, and the Virginia Business Corporation Act. See "AVAILABLE INFORMATION."

Common Stock

       FNB's articles of incorporation authorized the issuance of up to ten million shares of common stock, par value $5.00 per share.

       Dividends. The holders of FNB common stock are entitled to share ratably in dividends when and if declared by the FNB Board from funds legally available therefor.

       Voting Rights. Each holder of FNB common stock has one vote for each share held on matters presented for consideration by the shareholders.

       Classification of Board of Directors. The FNB Board is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of FNB are elected at each annual meeting of the shareholders of FNB. Classification of the FNB Board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the FNB Board and thereby could impede a change in control of FNB.

       Preemptive Rights. The holders of FNB common stock have no preemptive rights to acquire any additional shares of FNB common stock.

       Issuance of Stock. FNB's articles of incorporation authorize the FNB Board to issue authorized shares of FNB common stock without shareholder approval. However, FNB's common stock is listed on the NASDAQ National Market System, which requires shareholder approval of the issuance of additional shares of FNB common stock under some circumstances.

       Liquidation Rights. In the event of liquidation, dissolution or winding-up of FNB, whether voluntary or involuntary, the holders of FNB common stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities (or after adequate provision is made therefor).

       Control Acquisitions. The Federal Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act would, under the circumstances set forth in the presumption, constitute the acquisition of control.

       In addition, any "company" would be required to obtain the approval of the Federal Reserve Board under the BHC Act before acquiring 25% (5% in the case of an acquirer that is a bank holding company) or more of the outstanding shares of FNB common stock, or such lesser number of shares as constitute control over FNB.

State Anti-Takeover Statutes

       The Virginia Stock Corporation Act restricts transactions between a corporation and its affiliates and potential acquirors. The summary below is necessarily general and is not intended to be a complete description of all the features and consequences of those provisions, and is qualified in its entirety by reference to the statutory provisions contained in the Virginia Stock Corporation Act. Because both Salem and FNB are Virginia corporations, the provisions of the Virginia Stock Corporation Act described below apply to Salem and FNB and will continue to apply to FNB after the merger.

       Affiliated Transactions. The Virginia Stock Corporation Act contains provisions governing "Affiliated Transactions," found at Sections 13.1-725 -
727.1 of the Virginia Stock Corporation Act. Affiliated Transactions include certain affiliations and share exchanges, certain material dispositions of corporate assets not in the ordinary course of business, any dissolution of a corporation proposed by or on behalf of an Interested Shareholder (as defined below), and reclassifications, including reverse stock splits, recapitalizations or affiliations of a corporation with its subsidiaries, or distributions or other transactions which have the effect of increasing the percentage of voting shares beneficially owned by an Interested Shareholder by more than 5%. For purposes of the Virginia Stock Corporation Act, an "Interested Shareholder" is defined as any beneficial owner of more than 10% of any class of the voting securities of a Virginia corporation.

       Subject to certain exceptions discussed below, the provisions governing Affiliated Transactions require that, for three years following the date upon which any shareholder becomes an Interested Shareholder, any Affiliated Transaction must be approved by the affirmative vote of holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than the shares beneficially owned by the Interested Shareholder, and by a majority (but not less than two) of the Disinterested Directors (as defined below). A "Disinterested Director" is defined in the Virginia Stock Corporation Act as a member of a corporation's board of directors who (1) was a member before the later of January 1, 1988 or the date on which a shareholder became an Interested Shareholder and

(2) was recommended for election by, or was elected to fill a vacancy and received the affirmative vote of, a majority of the Disinterested Directors then on the corporation's board of directors. At the expiration of the three year period after a shareholder becomes an Interested Shareholder, these provisions require approval of the Affiliated Transaction by the affirmative vote of the holders of two-thirds of the outstanding shares of the corporation entitled to vote, other than those beneficially owned by the Interested Shareholder.

       The principal exceptions to the special voting requirement apply to Affiliated Transactions occurring after the three year period has expired and require either that the transaction be approved by a majority of the corporation's Disinterested Directors or that the transaction satisfy certain fair price requirements of the statute. In general, the fair price requirements provide that the shareholders must receive the higher of: the highest per share price for their shares as was paid by the Interested Shareholder for his or its shares, or the fair market value of the shares. The fair price requirements also require that, during the three years preceding the announcement of the proposed Affiliated Transaction, all required dividends have been paid and no special financial accommodations have been accorded the Interested Shareholder, unless approved by a majority of the Disinterested Directors.

       None of the foregoing limitations and special voting requirements applies to a transaction with an Interested Shareholder who has been an Interested Shareholder continuously since the effective date of the statute (January 26, 1988) or who became an Interested Shareholder by gift or inheritance from such a person or whose acquisition of shares making such person an Interested Shareholder was approved by a majority of the Disinterested Directors of the corporation.

       These provisions were designed to deter certain takeovers of Virginia corporations. In addition, the Virginia Stock Corporation Act provides that by affirmative vote of a majority of the voting shares other than shares owned by any Interested Shareholder, a corporation may adopt by meeting certain voting requirements, an amendment to its articles of incorporation or bylaws providing that the Affiliated Transactions provisions shall not apply to the corporation. Neither Salem nor FNB has adopted such an amendment. Currently, no shareholder of Salem owns or controls 10% or more of Salem common stock, and there are no Interested Shareholders of Salem or FNB as defined by the Virginia Stock Corporation Act.

       Control Share Acquisitions. The Virginia Control Share Acquisitions statute, found at Sections 13.1-728 - 728.8 of the Virginia Stock Corporation Act, also is designed to afford shareholders of a public company incorporated in Virginia protection against certain types of non-negotiated acquisitions in which a person, entity or group (Acquiring Person) seeks to gain voting control of that corporation. With certain enumerated exceptions, the statute applies to acquisitions of shares of a corporation which would result in an Acquiring Person's ownership of the corporation's shares entitled to vote in the election of directors falling within any one of the following ranges: 20% to 33-13%, 33-13% to 50% or 50% or more (a Control Share Acquisition). Shares that are the subject of a Control Share Acquisition (Control Shares) will not be entitled to voting rights unless the holders of a majority of the "Disinterested Shares" vote at an annual or special meeting of shareholders of the corporation to accord the Control Shares with voting rights. Disinterested shares do not include shares owned by the Acquiring Person or by officers and inside directors of the target company. Under certain circumstances, the statute permits an Acquiring Person to call a special shareholders' meeting for the purpose of considering granting voting rights to the holders of the Control Shares. As a condition to having this matter considered at either an annual or special meeting, the Acquiring Person must provide shareholders with detailed disclosures about his identity, the method and financing of the Control Share Acquisition and any plans to engage in certain transactions with, or to make fundamental changes to, the corporation, its management or business. Under certain circumstances, the statute grants dissenters' rights to shareholders who vote against granting voting rights to the Control Shares. The Virginia Control Share Acquisitions Statute also enables a corporation to make provisions for redemption of Control Shares with no voting rights. Among the acquisitions specifically excluded from the statute are acquisitions which are a part of certain negotiated transactions to which the corporation is a party and which, in the case of mergers or share exchanges, have been approved by the corporation's shareholders under other provisions of the Virginia Stock Corporation Act.

Listing of FNB Common Stock

       The FNB common stock is traded on the NASDAQ National Market System under the symbol "FNBP." FNB will obtain approval from NASDAQ for listing of additional shares of FNB common stock to be issued as a result of the merger.

                       DIFFERENCES IN THE RIGHTS OF FNB
                      SHAREHOLDERS AND SALEM SHAREHOLDERS

General

       FNB and Salem are incorporated under the laws of Virginia and, accordingly, the rights of Salem's shareholders and FNB's shareholders are governed by the laws of the Commonwealth of Virginia. In addition, as a result of the merger, Salem shareholders automatically will become shareholders of FNB to the extent that they elect and receive stock consideration in the merger, and their rights as shareholders will be determined by the articles of incorporation and bylaws of FNB and the Virginia Stock Corporation Act, instead of by the articles of incorporation and bylaws of Salem. The following summarizes the material differences in the rights of shareholders of FNB and Salem. This summary is necessarily general, and is qualified in its entirety by reference to, the Virginia Stock Corporation Act and the articles of incorporation and bylaws of each corporation.

Authorized Capital

                       FNB                                                        Salem
Ten million (10,000,000) shares of common stock, par     Ten million (10,000,000) shares of common stock, no par
value five dollars ($5.00) per share.  As of             value and ten million shares of preferred stock, no par
September 19, 2001, there were 4,388,708 shares of       value.  As of September 19, 2001, there were 1,497,356
common stock issued and outstanding.                     shares of common stock issued and outstanding and no
                                                         preferred stock outstanding.

Amendment of Articles of Incorporation and Bylaws

                       FNB                                                        Salem

Approval of an amendment to the articles requires a      Approval of an amendment to the articles requires a vote
vote in favor by a majority of shareholders, provided    in favor by a majority of shareholders.  There are no
that the amendment has been approved and recommended     provisions in the bylaws for their amendment.
by two-thirds of the directors.  If the amendment was
not so approved and recommended, an 80% vote of
shareholders is needed to amend.  The bylaws may be
amended by either the Board or shareholders.

Mergers, Consolidations and Sale of Assets

                         FNB                                                    Salem

Approval of a merger, consolidation and sale of assets   The Salem provisions are the same as FNB's provisions,
requires a vote in favor by a majority of                except the transaction need only be approved by a
shareholders, provided that the transaction has been     majority of the Directors instead of two-thirds.
approved and recommended by two-thirds of the
Directors of FNB.  If the transaction was not so
approved and recommended, an 80% vote of shareholders
is required to approve the transaction.

Size and Classification of Board of Directors

                         FNB                                                    Salem

The Board consists of not less than three and no more    The Board consists of not less than five and no more
than fifteen members.  Directors are divided into        than twenty-five members.  Directors are divided into
three classes.  Each class serves a three year term      three classes.  Each class serves a three year term and
and the classes are as nearly equal in size as           the classes are as nearly equal in size as possible.
possible.

Vacancies and Removal of Directors

                          FNB                                                    Salem

A director may be removed for cause by a two-thirds      There are no provisions for the removal of a director.
vote of shareholders.  Vacancies are filled by the       Vacancies are to be filled by the majority of the Board.
majority of the Board.

Director Liability and Indemnifications

                         FNB                                                    Salem

Except for liability arising from willful misconduct     Directors are indemnified to the fullest extent
or a knowing violation of criminal law, directors are    permitted under the laws of the Commonwealth of Virginia.
indemnified to the fullest extent permitted under the
Virginia Stock Corporation Act.

Special Meetings of Shareholders

                         FNB                                                    Salem

A special meeting of shareholders may be called by the   A special meeting of shareholders may be called by
Chairman of the Board, a majority of the Board of        Chairman, the President or by a majority of the Board.
Directors, and those permitted by the Virginia Stock
Corporation Act.

Shareholder Nominations and Proposals

                      FNB                                                          Salem
Shareholders may nominate directors at any annual        For business to be brought before a meeting, including a
meeting.  In order to do so, a shareholder must (1)      nomination, by a shareholder, the shareholder must have
be a shareholder entitled to vote for election of        given timely notice in writing to the President of
directors, (2) provide notice to the company not less    Salem.  To be timely, a shareholder's notice must be
than 14 days and no more than 50 days prior to the       delivered to the principal executive offices of Salem
meeting and (3) provide in the notice the nominee's      not less than sixty days nor more than ninety days prior
name, address, occupation and number of shares held      to the meeting.  As to each matter the shareholder
by the nominee.                                          proposes to bring before the meeting:  a brief
                                                         description of the business desired to be brought before
                                                         the meeting and the reasons for bringing such business
                                                         before the meeting; and as to the shareholder giving the
                                                         notice, (i) the name and address, as they appear on the
                                                         Salem's books, of such shareholder, (ii) the classes and
                                                         number of shares of the Salem which are owned of record
                                                         and beneficially by such shareholder, and (iii) any
                                                         material interest of such shareholder in such business
                                                         other than his interest as a shareholder of Salem.

                                  REGULATION

       Set forth below is a brief description of some laws and regulations that relate to FNB and Salem. The description of these laws and regulations, as well as descriptions of laws and regulations contained elsewhere herein is qualified in its entirety by reference to the applicable laws and regulations.

General

       Both FNB and Salem are bank holding companies within the meaning of the Bank Holding Company Act of 1956. Both FNB and Salem are supervised by the Board of Governors of the Federal Reserve System and are required to file reports with the Federal Reserve and provide such additional information as the Federal Reserve may require. FNB has two banking subsidiaries, First National Bank and Southwest Virginia Savings Bank, F.S.B. Salem has one banking subsidiary, Salem Bank and Trust, National Association. The various laws and regulations administered by the regulatory agencies affect corporate practices, expansion of business, and provisions of services. Also, monetary and fiscal policies of the United States directly affect bank loans and deposits and thus may affect FNB's and Salem's earnings. The future impact of these policies and of the continuing regulatory changes in the financial services industry cannot be predicted.

Office of the Comptroller of the Currency

       First National Bank and Salem Bank and Trust, National Association are national banking associations and as such are regulated by the Office of the Comptroller of the Currency. The OCC conducts regular examinations of banks, reviewing such matters as the adequacy of loan loss reserves, quality of loans and investments, management practices, compliance with laws, and other aspects of their operations. In addition to these regular examinations, national banks must furnish the OCC with periodic reports containing a full, accurate statement of their affairs. Supervision, regulation and examination of national banks by the OCC are intended primarily for the protection of depositors rather than shareholders.

Federal Reserve

       The BHC Act further provides that the Federal Reserve may not approve any acquisition, merger or consolidation that would result in a monopoly or would be in furtherance of any combination or conspiracy to monopolize or attempt to monopolize the business of banking in any part of the United States, or the effect of which may be substantially to lessen competition or to tend to create a monopoly in any section of the country, or that in any other manner would be in restraint of trade, unless it finds the anti-competitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. Consideration of financial resources generally focuses on capital adequacy, which is discussed below.

       The BHC Act, as amended by the interstate banking provisions of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1995, which became effective on September 29, 1996, repealed the prior statutory restrictions on interstate acquisitions of banks by bank holding companies. As a result, FNB and any other bank holding company located in Virginia may now acquire a bank located in any other state, and any bank holding company located outside Virginia may lawfully acquire any Virginia-based bank, regardless of state law to the contrary, in either case subject to some deposit-percentage limitations, aging requirements, and other restrictions. The Act also generally provides that, after June 1, 1998, national and state-chartered banks may branch interstate through acquisitions of banks in other states. By adopting legislation prior to that date, a state had the ability either to "opt in" and accelerate the date after which interstate branching is permissible or "opt out" and prohibit interstate branching altogether. The State of Virginia enacted "opt in" legislation that permitted interstate branching in Virginia on a reciprocal basis through June 1, 1998, and on an unlimited basis thereafter. Accordingly, the banking subsidiaries of FNB and Salem are currently able to establish and operate branches in other states that have also enacted "opt in" legislation.

       Subject to certain amendments made by the recently enacted Gramm-Leach-Bliley Act of 1999 described below, the BHC Act generally prohibits FNB and Salem from engaging in activities other than banking or managing or controlling banks, savings banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those activities determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissible, the Federal Reserve must consider whether the performance of such an activity reasonably can be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices.

       For example, factoring accounts receivable, acquiring or servicing loans, leasing personal property, conducting discount securities brokerage activities, performing some data processing services, acting as agent or broker in selling credit life insurance and other types of insurance in connection with credit transactions, and performing some insurance underwriting activities all have been determined by the Federal Reserve to be permissible activities of bank holding companies. Despite prior approval, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or to terminate its ownership or control of any subsidiary when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness, or stability of any bank subsidiary of that bank holding company and is inconsistent with sound banking principles.

       The Gramm-Leach-Bliley Act of 1999. The Gramm-Leach-Bliley Act of 1999 was enacted on November 12, 1999. The Act draws new lines between the types of activities that are permitted for banking organizations as financial in nature and those that are not permitted because they are commercial in nature. The Act imposes Community Reinvestment Act requirements on financial service organizations that seek to qualify for the expanded powers to engage in broader financial activities and affiliations with financial companies that the Act permits.

     The Act creates a new form of financial organization called a financial holding company that may own and control banks, insurance companies and securities firms. A financial holding company is authorized to engage in any activity that is financial in nature or incidental to an activity that is financial in nature or is a complementary activity. These activities include insurance, securities transactions, and traditional banking related activities. The Act establishes a consultative and cooperative procedure between the Federal Reserve Board and the Secretary of the Treasury for the designation of new activities that are financial in nature within the scope of the activities permitted by the Act for a financial holding company. A financial holding company must satisfy special criteria to qualify for the expanded financial powers authorized by the Act. Among those criteria are requirements that all of the depository institutions owned by the financial holding company be rated as well capitalized and well-managed and that all of its insured depository institutions have received a satisfactory rating for Community Reinvestment Act compliance during their last examination. A bank holding company that does not qualify as a financial holding company under the Act is generally limited in the types of activities in which it may engage to those that the Federal Reserve Board has recognized as permissible for bank holding companies prior to the date of enactment of the Act. These activities are described under the "General" heading found above. The Act also authorizes a state bank to have a financial subsidiary that engages as a principal in the same activities that are permitted for a financial subsidiary of a national bank if the state bank meets eligibility criteria and special conditions for maintaining the financial subsidiary.

       The Act repeals the prohibition in the Glass-Steagal Act on bank affiliations with companies that are engaged primarily in securities underwriting activities. The Act authorizes a financial holding company to engage in a wide range of securities activities, including underwriting, broker/dealer activities and investment company and investment advisory activities.

       Support of Subsidiary Banks. Under Federal Reserve policy, FNB and Salem are expected to act as a source of financial strength for, and to commit resources to support their subsidiary banks. This support may be required at times when, absent such policy, FNB and Salem may not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its banking subsidiaries are subordinate in right of payment to deposits and to certain other indebtedness of such banks. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a banking subsidiary will be assumed by the bankruptcy trustee and entitled to a priority of payment.

       Restrictions on Repurchase of Stock. The BHC Act permits a bank holding company such as FNB to purchase shares of its capital stock in an amount up to 10% of its consolidated net worth within a twelve month period without prior approval from the Federal Reserve Board, provided, however, that purchases over 10% must receive prior Federal Reserve Board approval unless the bank holding company qualifies for an exception. The exception provides that a bank holding company is not required to obtain prior Federal Reserve Board approval for its repurchase if the following three conditions are met: (1) both before and immediately after the redemption, the bank holding company is well capitalized;
(2) the bank holding company is well managed; and (3) the bank holding company is not the subject of any unresolved supervisory issues. The Federal Reserve Board construes the first test as requiring the holding company to have a consolidated total risk based capital ratio of 10% or greater, a consolidated tier-1 risk based capital ratio of 6% or more, and the holding company must not be subject to any written regulatory agreement regarding capital. At the present time, FNB would qualify for the exemption described above, and would continue to do so after the proposed merger.

FDIC Regulations

       The Federal Deposit Insurance Corporation Act of 1991, which became law in December 1991, requires each federal banking agency to revise its risk-based capital standards to ensure that those standards take adequate account of interest rate risk, concentration of credit risk and the risks of non-traditional activities. In addition, pursuant to FDICIA, each federal banking agency has promulgated regulations, specifying the levels at which a financial institution would be considered "well capitalized", "adequately capitalized", "under capitalized", "significantly under capitalized", or "critically under capitalized", and to take certain mandatory and discretionary supervisory actions based on the capital level of the institution.

       Under the regulations implementing the prompt corrective action provisions, an institution shall be deemed to be (1) "well capitalized" if it has total risk-based capital of 10% or more, has a Tier I risk-based capital ratio of 6% or more, has a leverage capital ratio of 5% or more and is not subject to any order or final capital directive to meet and maintain a specific capital level for any capital measure, (2) "adequately capitalized" if it has a total risk-based capital ratio of 8% or more, a Tier I risk-based ratio of 4% or more and a leverage capital ratio of 4% or more

(3% under certain circumstances) and does not meet the definition of "well capitalized", (3) "undercapitalized" if it has a total risk-based capital ratio that is less than 8%, a Tier I risk-based capital ratio that is less than 4% or a leverage capital ratio that is less than 4% (3% in certain circumstances), (4) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6%, a Tier I risk-based capital ratio that is less than 3% or a leverage capital ratio that is less than 3% and (5) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2%. In addition, under certain circumstances, a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution or an undercapitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized). Immediately upon becoming undercapitalized, or upon failing to submit or implement a capital plan as required, an institution shall become subject to various regulatory restrictions.

       FDICIA also contained the Truth in Savings Act, which requires disclosures to be made in connection with deposit accounts offered to consumers. The regulations have been adopted implementing the provisions of the Truth in Savings Act.

       In addition, significant provisions of FDICIA required federal banking regulators to draft standards in a number of other important areas to assure bank safety and soundness, including internal controls, information systems and internal audit systems, credit underwriting, asset growth, compensation, loan documentation and interest rate exposure. FDICIA also required the regulators to establish maximum ratios of classified assets to capital, and minimum earnings sufficient to absorb losses without impairing capital. The legislation also contained other provisions which restricted the activities of state-chartered banks, amended various consumer banking laws, limited the ability of "under capitalized" banks to borrow from the Federal Reserve's discount window, and required federal banking regulators to perform annual onsite bank examinations and set standards for real estate lending.

Regulatory Capital Requirements

       All depository institutions are required to maintain minimum levels of regulatory capital. The federal bank regulatory agencies have established substantially similar risked based and leverage capital standards for financial institutions that they regulate. These regulatory agencies also may impose capital requirements in excess of these standards on a case-by-case basis for various reasons, including financial condition or actual or anticipated growth. Under the risk-based capital requirements of these regulatory agencies, the bank subsidiaries of FNB and Salem are each required to maintain a minimum ratio of total capital to risk-weighted assets of at least 8%. At least half of the total capital is required to be "Tier 1 capital," which consists principally of common and some qualifying preferred shareholders' equity, less certain intangibles and other adjustments. The remainder ("Tier 2 capital") consists of a limited amount of subordinated and other qualifying debt (including certain hybrid capital instruments) and a limited amount of the general loan loss allowance. Based upon the applicable regulations, First National Bank and Salem Bank and Trust, National Association are both "well capitalized."

       In addition, the federal regulatory agencies have established a minimum leverage capital ratio (Tier 1 capital to tangible assets). These guidelines provide for a minimum leverage capital ratio of 3% for banks and their respective holding companies that meet certain specified criteria, including that they have the highest regulatory examination rating and are not contemplating significant growth or expansion. All other institutions are expected to maintain a leverage ratio of at least 100 to 200 basis points above that minimum. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets.

Deposit Insurance

       The deposits of First National Bank, Southwest Virginia Savings Bank, F.S.B. and Salem Bank and Trust, National Association, are currently insured to a maximum of $100,000 per depositor, subject to certain aggregation rules. The FDIC has implemented a risk-related assessment system for deposit insurance premiums. All depository institutions have been assigned to one of nine risk assessment classifications based on certain capital and supervisory measures.

Federal Reserve System

       The Federal Reserve Board requires all depository institutions to maintain reserves against their transaction accounts (primarily NOW and Super NOW checking accounts) and non-personal time deposits. Because required reserves must be maintained in the form of vault cash or a noninterest-bearing account at a Federal Reserve Bank, the effect of this reserve requirement is to reduce the earning assets of FNB's and Salem's subsidiary banks.


                               OPTION AGREEMENT

General

     As a condition to FNB entering into the Agreement and Plan of Merger, Salem and FNB entered into a Stock Option Agreement as of July 31, 2001, in which Salem granted FNB an option to purchase up to 297,974 newly issued shares of Salem common stock (subject to adjustment in certain circumstances) at a price of $24.00 per share (also subject to adjustment under certain circumstances). The purchase of any shares of Salem common stock pursuant to the option is subject to compliance with applicable law, including the receipt of necessary approvals under the Bank Holding Company Act of 1956, and to FNB's compliance with its covenants in the Agreement and Plan of Merger, as well as the terms of the option agreement.

     The option agreement may have the effect of discouraging persons who, before the merger becomes effective, might be interested in acquiring all of, or a significant interest in, Salem from considering or proposing such an acquisition, even if they were prepared to offer to pay consideration to shareholders of Salem with a higher current market price than the consideration to be received for Salem common stock pursuant to the Agreement and Plan of Merger. Consequently, the option agreement is intended to increase the likelihood that the merger will be completed in accordance with the terms set forth in the Agreement and Plan of Merger.

     The option agreement is filed as Appendix B to this proxy statement/prospectus, and the following discussion is qualified in its entirety by reference to the option agreement. See "AVAILABLE INFORMATION" herein.

Exercisability

     If FNB is not in material breach of the option agreement or its covenants and agreements contained in the Agreement and Plan of Merger and if no injunction or other court order against delivery of the shares covered by the option is in effect, FNB may generally exercise the option, in whole or in part, at any time and from time to time before its termination, as described below, following the happening of either of the following events (each a "Purchase Event"):

       . without FNB's consent, Salem authorizes, recommends, publicly proposes (or publicly announces an intention to authorize, recommend or propose) or enters into an agreement with any third party to effect any of the following (each an "Acquisition Transaction"): (a) a merger, consolidation or similar transaction involving Salem or any of its significant subsidiaries, (b) the sale, lease, exchange or other disposition of 15% or more of the consolidated assets or deposits of Salem and its subsidiaries or (c) the issuance, sale or other disposition of securities representing 15% or more of the voting power of Salem or any of its significant subsidiaries; or

       . any third party or group of third parties acquires or has the right to acquire beneficial ownership of securities representing 15% or more of the outstanding shares of Salem common stock.

       The obligation of Salem to issue shares of Salem common stock upon exercise of the option will be deferred (but will not terminate) (a) until the receipt of all required governmental or regulatory approvals or consents, or until the expiration or termination of any waiting period required by law, or
(b) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect that prohibits the sale or delivery of the shares.

Termination

       The option will terminate upon the earliest to occur of the following events: (a) the effective date of the merger between Salem and FNB; (b) the termination of the Agreement and Plan of Merger before the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) (other than a termination by FNB based on either a material breach by Salem of a covenant or agreement in the Agreement and Plan of Merger or an inaccuracy in Salem's representations or warranties in the Agreement and Plan of Merger of a nature entitling FNB to terminate (a "Default Termination")); (c) 12 months after a Default Termination; (d) 12 months after termination of the Agreement and Plan of Merger (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; (e) 12 months after a termination of the Agreement and Plan of Merger based on the failure of the shareholders of Salem to approve the Agreement and Plan of Merger; or (f) if regulatory approvals or consents are not obtained.

       A "Preliminary Purchase Event" is defined as either of the following:

       . the commencement by any third party of a tender or exchange offer such that it would thereafter own 15% or more of the outstanding shares of Salem common stock or the filing of a registration statement with respect to such an offer; or

       . the failure of the shareholders of Salem to approve the Agreement and Plan of Merger, the failure of the meeting to have been held, the cancellation of the meeting before the termination of the Agreement and Plan of Merger or the Salem Board having withdrawn or modified in any manner adverse to FNB its recommendations with respect to the Agreement and Plan of Merger, in each case after a third party: (a) proposes to engage in an Acquisition Transaction, (b) commences a tender offer or files a registration statement under the Securities Act of 1933 with respect to an exchange offer such that it would thereafter own 15% or more of the outstanding shares of Salem common stock or (c) files an application or notice under federal or state statutes relating to the regulation of financial institutions or their holding companies to engage in an Acquisition Transaction.

To the knowledge of FNB and Salem, no Purchase Event or Preliminary Purchase Event has occurred as of the date of this proxy statement/prospectus.

Adjustments

       The option agreement provides for certain adjustments in the option in the event of any change in Salem common stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction or in the event of the issuance of any additional shares of Salem common stock before termination of the option.

Repurchase Rights

       At the request of the holder of the option any time during the 12 months after the first occurrence of a Repurchase Event (as defined below), Salem must, if the option has not terminated, and subject to any required regulatory approval, repurchase from the holder (a) the option and (b) all shares of Salem common stock purchased by the holder pursuant to the option with respect to which the holder then has beneficial ownership. The repurchase will be at an aggregate price equal to the sum of:

       . the aggregate purchase price paid by the holder for any shares of Salem common stock acquired pursuant to the option with respect to which the holder then has beneficial ownership, plus

       . the excess, if any, of (a) the Applicable Price (as defined in the option agreement) for each share of Salem common stock over the purchase price, multiplied by (b) the number of shares of Salem common stock with respect to which the option has not been exercised, plus

       . the product of (a) the excess, if any, of the Applicable Price over the purchase price paid (or payable in the case of the exercise of the option for which the closing date has not occurred) by the holder for each share of Salem common stock with respect to which the option has been exercised and with respect to which the holder then has beneficial ownership (or the right to beneficial ownership if the option is exercised but the closing date has not occurred) multiplied by (b) the number of such shares.

       A "Repurchase Event" occurs if: (a) any third party or "group" (as defined under the Securities Exchange Act of 1934) acquires beneficial ownership of 50% or more of the then outstanding shares of Salem common stock, or (b) any of the merger or other business combination transactions set forth in the paragraph below describing substitute options is completed.

Substitute Options

       If, before the termination of the option agreement, Salem enters into an agreement:

       . to consolidate with or merge into any third party and Salem will not be the continuing or surviving corporation of the consolidation or merger;

       . to permit any third party to merge into Salem with Salem as the continuing or surviving corporation, but, in connection therewith, the then outstanding shares of Salem common stock are changed into or exchanged for stock or other securities of Salem or any other person or cash or any other property, or the outstanding shares of Salem common stock after the merger represent less than 50% of the outstanding shares and share equivalents of the merged company;

       . to permit any third party to acquire all of the outstanding shares of Salem common stock pursuant to a statutory share exchange; or

       . to sell or otherwise transfer all or substantially all of its assets or deposits to any third party,

then the agreement must provide that the option will be converted or exchanged for an option to purchase shares of common stock of, at the holder's option, either (x) the continuing or surviving corporation of a merger or consolidation or the transferee of all or substantially all of Salem's assets or (y) any person controlling the continuing or surviving corporation or transferee. The number of shares subject to the substitute option and the exercise price per share will be determined in accordance with a formula in the option agreement. To the extent possible, the substitute option will contain terms and conditions that are the same as those in the option agreement.

Registration Rights

       The option agreement grants to FNB and any permitted transferee of the option certain rights to require Salem to prepare and file a registration statement under the Securities Act of 1933 for a period of 24 months following termination of the Agreement and Plan of Merger if registration is necessary in order to permit the sale or other disposition of any or all shares of Salem common stock or other securities that have been acquired by or are issuable upon exercise of the option.


                    UNAUDITED PRO FORMA COMBINED CONDENSED
                             FINANCIAL STATEMENTS

       The following Unaudited Pro Forma Combined Condensed Financial Statements combine the historical consolidated balance sheet of FNB and subsidiaries, with the historical consolidated balance sheet of Salem and subsidiaries, giving effect to the consummation of the merger as of June 30, 2001, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet.

       On May 1, 2001, Southwest Virginia Savings Bank, F.S.B., was acquired by FNB in a transaction accounted for as a purchase. At the merger date, SWVA had $93,268,000 in total assets. On March 23, 2001, First National Bank, a wholly owned subsidiary of FNB acquired two branch banking offices from First Union National Bank which had aggregate deposit balances of $74,289,000. The branch acquisition was also accounted for as a purchase. The following Unaudited Pro Forma Combined Condensed Statements of Income for the year ended December 31, 2000 and for the six-month period ended June 30, 2001 combine the historical consolidated statements of income of FNB and subsidiaries together with the historical operations of SWVA and the First Union branch acquisitions with the historical consolidated statements of income of Salem and subsidiaries as if the two mergers and branch acquisitions had become effective on January 1 of the two periods presented, using the purchase method of accounting and giving effect to the related pro forma adjustments described in the accompanying Notes to the Unaudited Pro Forma Combined Statement of Income for the year ended December 31, 2000 and for the six-month period ended June 30, 2001.

       The unaudited pro forma combined condensed financial statements included herein are presented for informational purposes only. This information includes various estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the merger had been consummated on the date or at the beginning of the period indicated or which may be obtained in the future. The unaudited pro forma combined condensed financial statements and accompanying notes should be read in conjunction with and are qualified in their entirety by reference to the historical financial statements and related notes thereto of FNB and subsidiaries and Salem and subsidiaries, which are incorporated by reference in this joint proxy statement/prospectus. See "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE."

                                FNB Corporation
             Unaudited Pro Forma Combined Condensed Balance Sheet
                              As of June 30, 2001
                            (Dollars in thousands)

                                                FNB                   Salem              Adjustments             Combined
         Assets
Cash and due from banks                       $ 20,916               $  9,565              $    --               $ 30,481
Federal funds sold and
 securities purchased with
 resale agreements or similar
 arrangements                                   16,300                 18,600                   --                 34,900
Securities available for sale                  122,177                 13,181                 (482)               134,816
Securities held to maturity                     26,125                 38,605                   39                 64,769
Loans and leases, net of
 unearned income                               476,026                152,610                1,636                630,272
     Allowance for loan and
      lease losses                               6,686                  1,608                   --                  8,294
                                              --------               --------              -------               --------
   Loans and leases, net                       469,340                151,002                1,636                621,978
                                              --------               --------              -------               --------
Premises and equipment, net                     19,608                  2,007                  868                 22,483
Other assets                                    25,546                  6,119               21,545                 53,210
                                              --------               --------              -------               --------
   Total Assets                               $699,952               $239,079              $23,606               $962,637
                                              ========               ========              =======               ========

Liabilities and Stockholders'
         Equity

Deposits                                      $620,388               $207,424              $ 3,317               $831,129
Short-term borrowed funds                        7,243                     --                   --                  7,243
Long-term debt                                   7,945                 10,000               11,354                 29,299
Accounts payable and other
 liabilities                                     5,105                  1,833                   --                  6,938
                                              --------               --------              -------               --------
  Total liabilities                            640,681                219,257               14,671                874,609
      Stockholders' equity
Common Stock                                    21,549                 15,715               (8,341)                28,923
Additional paid-in capital                      28,524                     --               21,383                 49,907
Retained earnings                               10,085                  4,100               (4,100)                10,085
Unearned ESOP shares and                        (1,441)
 Compensation                                                              --                   --                 (1,441)

Net unrealized (depreciation)
 appreciate on securities
 available for sale                                554                      7                   (7)                   554
                                              --------               --------              -------               --------

   Total stockholders' equity                   59,271                 19,822                8,935                 88,028
                                              --------               --------              -------               --------

     Total liabilities and
      stockholders' equity                    $699,952               $239,079              $23,606               $962,637
                                              ========               ========              =======               ========

FNB CORPORATION
Notes to the Unaudited Pro Forma Combined Condensed Balance Sheet
As of June 30, 2001
(Dollars in thousands, except percent and per share information)


Basis of Presentation

     The pro forma balance sheet as of June 30, 2001 includes historical information of FNB and Salem together with adjustments necessary to reflect the proposed merger transaction as though it was completed effective June 30, 2001.

Pro Forma Adjustments Related to Salem - Assets

Securities Available for Sale

     Securities available for sale were reduced by $482, the estimated cost to redeem outstanding common stock options of Salem immediately prior to the effective time of the merger.

Securities Held to Maturity

     Securities held to maturity were increased by $39 to adjust the carrying value of Salem's securities to estimated fair market value as of the merger date.

Loans and Leases

     Loans and leases were adjusted $1,636 to reflect the increase resulting from valuing Salem's loan portfolios at fair market value as of the merger date.

Premises and Equipment

     Premises and equipment were increased by $868 to reflect the estimated current fair market values of the real property of Salem as of the merger date.

Other Assets

     Other assets were increased by $20,971 to reflect the difference in the total consideration paid less the net assets acquired as goodwill resulting from the transaction and $574 to reflect the net adjustment to deferred income taxes resulting from the net fair value adjustments.

Pro Forma Adjustments Related to Salem - Liabilities

Deposits

     Deposits were increased by $3,317 to reflect the fair market of Salem's interest bearing deposit balances as of the merger date.

Long-term Debt

     Long-term debt was increased $10,908 to reflect the issuance of debt in the form of Trust Preferred debt to provide the cash consideration required in the acquisition of Salem. The stockholders of Salem have the option to receive $26.49 in cash or FNB stock in exchange for their stock in Salem. It is projected for purposes of this pro forma balance sheet that 27.5% of the total consideration in the proposed transaction will be in cash resulting in total cash payment to Salem stockholders of $10,908 (27.5% times 1,497,356 outstanding shares of Salem times $26.49 per share consideration). FNB will repurchase it shares on the open market, if necessary, to ensure that approximately 27.5% of the total consideration is cash.

     Long-term debt is also increased by $446 to reflect the outstanding FHLB borrowings of Salem at fair market value of as of the merger date.

Pro Forma Adjustments Related to Salem - Stockholders' Equity

Common Stock

     Common stock was reduced by $15,715 to reflect the redemption of 100% of the outstanding common stock of Salem as of the effective date of the merger transaction.

     Common stock was increased by $7,374 to reflect the issuance of 1,474,723 shares of FNB at FNB's $5 par value per share. For purposes of this pro forma balance sheet it is estimated that approximately 72.5% of the total consideration in the proposed merger transaction will be in the form of FNB common stock and that the mid-point market price of $19.50 per share will be the exchange rate. Salem currently has 1,497,356 common shares outstanding which will result in the issuance of 1,474,723 shares of FNB (1,497,356 times $26.49 per share, divided by $19.50 per share market value of FNB shares, times 72.5%, the projected portion of the consideration to be exchanged in FNB common stock).

Additional Paid-In Capital

     Additional paid-in capital was increased by $21,383 to reflect the issuance of 1,474,723 shares of stock at $19.50 per share (1,474,723 times $14.50, the excess of issue price over the $5 per share par value of FNB common stock).

Retained Earnings

     Retained earnings were reduced by $4,100 to eliminate the balance of Salem's retained earnings as of the effective date of the proposed merger.

Net Unrealized Appreciation on Securities Available for Sale

     Net unrealized appreciation on securities available for sale was reduced by $7 to eliminate Salem's balance at June 30, 2001 as Salem's securities were adjusted to fair market value as of the effective date of the proposed merger.

FNB CORPORATION
Unaudited Pro Forma Combined Condensed Statement of Income
For the Six Months Ended June 30, 2001
(Dollars in thousands, except per share amounts)


                                                   FNB        SWVA        FTU        FNB          Salem      Pro Forma       FNB
                                                Historical  Jan-April  Jan-March   Restated     Historical  Adjustments    Combined
Interest income                                 $   23,518      2,000       $604  $   26,122    $    9,111   $     (411)  $   34,822
Interest expense                                    11,545      1,168        132      12,845         4,753         (982)      16,616
                                                ----------   --------  ---------  ----------    ----------   ----------   ----------
   Net Interest Income                              11,973        832        472      13,277         4,358          571       18,206
Provision for loan losses                              655         36          9         700           255            -          955
Noninterest income                                   2,371        167         85       2,623           546                     3,169
Noninterest expense                                  8,872        932        299      10,103         2,668           10       12,781
                                                ----------   --------  ---------  ----------    ----------   ----------   ----------
Income before taxes                                  4,817         31        249       5,097         1,981          561        7,639
Income taxes                                         1,296         11         85       1,392           647          191        2,230
                                                ----------   --------  ---------  ----------    ----------   ----------   ----------
Net Income                                      $    3,521   $     20       $165  $    3,706    $    1,334   $      370   $    5,410
                                                ==========   ========  =========  ==========    ==========   ==========   ==========

Based on Stock Price Mid-Point ($19.50):
----------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share                   4,044,593    180,635              4,225,228     1,575,906    1,474,723    5,699,951
      Fully diluted earnings per share           4,052,383    180,635              4,233,018     1,583,870    1,474,723    5,707,741

Per common share data:

   Basic earnings per common share              $     0.87                        $     0.88    $     0.85                $     0.95
   Fully diluted earnings per common share      $     0.87                        $     0.88    $     0.84                $     0.95

Based on Stock Price Ceiling ($21.45):
--------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share                   4,044,593    180,635              4,225,228     1,575,906    1,340,657    5,565,885
      Fully diluted earnings per share           4,052,383    180,635              4,233,018     1,583,870    1,340,657    5,573,675

Per common share data:

   Basic earnings per common share              $     0.87                        $     0.88    $     0.85                $     0.97
   Fully diluted earnings per common share      $     0.87                        $     0.88    $     0.84                $     0.97

Based on Stock Price Floor ($17.55):
------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share                   4,044,593    180,635              4,225,228     1,575,906    1,638,581    5,863,809
      Fully diluted earnings per share           4,052,383    180,635              4,233,018     1,583,870    1,638,581    5,871,599

Per common share data:

   Basic earnings per common share              $     0.87                        $     0.88    $     0.85                $     0.92
   Fully diluted earnings per common share      $     0.87                        $     0.88    $     0.84                $     0.92

FNB CORPORATION
Notes to the Unaudited Pro Forma Combined Condensed Statement of Income For the Six Month Period Ended June 30, 2001
(Dollars in thousands, except percent and per share information)


Basis of Presentation

     The pro forma statement of income for the six months ended June 30, 2001 includes the historical operations of FNB as reported plus the operations of SWVA and FTU for the period from January 1, 2001 through the respective date of each acquisition. This information is reflected in the first three columns of the pro forma statement. FNB Restated includes the results of operations of the company and SWVA and FTU for the six-month period ended June 30, 2001. For more information regarding the operations of each of the acquisitions read the notes entitled SWVA Operations Prior to Acquisition and FTU Operations Prior to Acquisition that follow. The results of operations of Salem and the pro forma adjustments to reflect the proposed merger transaction are included in columns five and six with FNB combined presented as column seven.

Pro Forma Adjustments Related to Salem

Interest Income

     Interest income is reduced $372 to reflect the amortization of the premium related to the adjustment to fair value of the investment and loan portfolios over 60 months and 26 months, respectively, the average lives of the portfolios. In addition, interest income was further reduced to reflect the cost of the stock repurchase as though it had occurred at the beginning of the year ($27) and the repurchase of outstanding common stock options of Salem as of January 1, 2001 ($12).

Interest Expense

     Interest expense is reduced $1,378 related to the amortization of the fair market adjustment of the deposit portfolio and other borrowings over the estimated average portfolio life of 16 months. Interest expense was increased by $396 to reflect the cost of funding the assumed cash portion of the consideration paid to Salem stockholders projected at New York Prime + .50 which was 7.25% at June 30, 2001.

Non-interest Expense

     Non-interest expense was increased $10 to reflect the amortization of the fair market value adjustment of real property over its estimated remaining useful life. The proposed merger transaction is anticipated to close on January 1, 2002 and therefore goodwill associated with the acquisition will be reviewed in future periods for impairment according to Financial Accounting Standards Board Statement No. 142 with no amortization or impairment adjustment recorded in this pro forma statement of income.

Income Taxes

Income taxes were adjusted at the company's average income tax rate of 34% as to items of taxable income or deduction.

SWVA Operations Prior to Acquisition

     SWVA operations for the period January 1 through April 30, 2001 are included in the table that follows together with the adjustments necessary to reflect the results of the acquisition transaction as further explained below.

                                               SWVA                         SWVA                         SWVA
                                             Jan-April                  Adjustments                    Adjusted
Interest income                               $   2,204                    $    (204)                   $   2,000
Interest expense                                  1,290                         (122)                       1,168
                                              ---------                    ---------                    ---------
   Net Interest Income                              914                          (82)                         832
Provision for loan losses                            36                            -                           36
Non-interest income                                 167                            -                          167
Non-interest expense                              1,058                         (126)                         932
                                              ---------                    ---------                    ---------
Income before taxes                                 (13)                          44                           31
Income taxes                                        (11)                          22                           11
                                              ---------                    ---------                    ---------
Net Income                                    $      (2)                   $      22                    $      20
                                              =========                    =========                    =========

Interest Income

     The $204 reduction in interest income represents the amortization of the premium recorded when adjusting loans to fair value. This premium is being amortized on the straight-line method over 19 months, the projected average life of the loan portfolio.

Interest Expense

     Interest expense is reduced as a result of $184 in amortization of the discount recorded on deposit balances when adjusted to fair value net of the estimated cost of funding the cash portion of the acquisition transaction for four months of $62. The discount on deposit balances is being amortized over 15 months, the projected average life of the deposit portfolio on the straight-line method.

Non-Interest Expenses

     Non-interest expenses were increased by the amortization of the fair market value adjustment of real property of $6 plus $20 in amortization of the goodwill recorded on the transaction for the four-month period. The acquisition of SWVA was completed in 2001 and accounted for as a purchase and therefore goodwill related to the acquisition is being amortized in accordance with Accounting Principles Board Opinion No. 16, as amended.

     Non-interest expenses were reduced by $152 in non-recurring expenses related to the merger transaction that were included in the operations of SWVA in the first four months of 2001. Included in those expenses were professional fees of $82, service bureau expense of $18 and consulting, advertising and other costs related to the merger transaction.

Income Taxes

     Income taxes were adjusted at the company's average income tax rate of 34% as to items of taxable income or deduction which excludes the amortization of goodwill.

FTU Operations Prior to Acquisition

     FTU operations for the period January 1 through March 31, 2001 are included in the table that follows together with the adjustments necessary to reflect the results of the acquisition transaction as further explained below.

                                                FTU                        FTU                          FTU
                                             Jan-March                 Adjustments                    Adjusted
Interest income                                 $    824                  $    (221)                    $    603
Interest expense                                     372                       (240)                         132
                                                --------                  ---------                     --------
   Net Interest Income                               452                         19                          471
Provision for loan losses                              9                          -                            9
Non-interest income                                   85                          -                           85
Non-interest expense                                 172                        127                          299
                                                --------                  ---------                     --------
Income before taxes                                  356                       (108)                         248
Income taxes                                         121                        (37)                          84
                                                --------                  ---------                     --------
Net Income                                      $    235                  $     (71)                    $    164
                                                ========                  =========                     ========

Interest Income

     Interest income is reduced by $161 in amortization for three months of the premium related to the fair market value adjustment of the loan portfolio which is being amortized over 28 months together with $60 which represents the lost earnings for three months on the cash required for the deposit premium paid to acquire the branches.

Interest Expense

     Interest expense is reduced by $240 to reflect three months amortization of the discount on deposits resulting from the adjustment to fair market value as of date of acquisition which is being amortized over 12 months, the average life of the portfolio.

Non-interest Expense

     The adjustment to non-interest expense reflects the amortization of goodwill for three months of $127. The acquisition of FTU was completed in 2001 and accounted for as a purchase and therefore goodwill related to the acquisition is being amortized in accordance with Accounting Principles Board Opinion No. 16, as amended.

Income Taxes

     Income taxes were adjusted at the company's average income tax rate of 34% as to items of taxable income or deduction which includes the amortization of goodwill.

Shares and Per Share Information

     Salem repurchased 99,599 shares of its outstanding common stock during May 2001. In the computation of the pro forma adjustments related to shares to be issued in the merger with FNB, Salem's historical weighted average common shares (1,575,906) were reduced by 78,550 to adjust the number of outstanding shares to 1,497,356 the total shares of common stock outstanding at June 30, 2001, reflecting the repurchase as if it had occurred at the beginning of 2001. Combined weighted average shares outstanding on a fully diluted basis were adjusted to reflect the redemption of all outstanding common stock options of Salem that will occur immediately prior to the effective time of the merger. Shares to be issued in the transaction were calculated based upon FNB's stock price as shown times 72.5%, the factor projected to be the percentage of Salem's shares exchanged for shares of FNB.

                                FNB CORPORATION
          Unaudited Pro Forma Combined Condensed Statement of Income
                     For the Year Ended December 31, 2000
               (Dollars in thousands, except per share amounts)


                                  FNB        SWVA       FTU         FNB               Salem       Pro Forma       FNB
                              Historical   Adjusted   Adjusted   Restated          Historical    Adjustments    Combined
Interest income                 $  42,017      5,846  $   2,205   $  50,068          $   16,303    $     (855)  $  65,516
Interest expense                   20,102      3,459        465      24,026               8,413        (1,964)     30,475
                                --------- ----------  ---------   ---------          ----------    ----------   ---------
   Net Interest Income             21,915      2,387      1,740      26,042               7,890         1,109      35,041
Provision for loan losses           1,082         40         36       1,158                 320            --       1,478
Noninterest income                  3,528        452        341       4,321               1,205                     5,526
Noninterest expense                15,073      2,651      1,196      18,920               5,093            19      24,032
                                --------- ----------  ---------   ---------          ----------    ----------   ---------
Income before taxes                 9,288        148        849      10,285               3,682         1,090      15,057
Income taxes                        2,454         63        289       2,806               1,210           371       4,387
                                --------- ----------  ---------   ---------          ----------    ----------   ---------
Net Income                      $   6,834  $      85  $     560   $   7,479          $    2,472    $      719   $  10,670
                                ========= ==========  =========   =========          ==========    ==========   =========

Based on Stock Price Mid-Point ($19.50):
----------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share  3,993,288    270,953              4,264,241           1,590,824     1,474,723   5,738,964
      Fully diluted earnings
           per share            3,993,358    270,953              4,264,311           1,603,825     1,474,723   5,739,034

Per common share data:

   Basic earnings per
      common share            $      1.71                       $      1.75         $      1.55               $      1.86
   Fully diluted earnings
      per common share        $      1.71                       $      1.75         $      1.54               $      1.86

Based on Stock Price Ceiling ($21.45):
--------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share  3,993,288    270,953              4,264,241           1,590,824     1,340,657   5,604,898
      Fully diluted earnings
           per share            3,993,358    270,953              4,264,311           1,603,825     1,340,657   5,604,968

Per common share data:

   Basic earnings per
common share                  $      1.71                       $      1.75         $      1.55               $      1.90
   Fully diluted earnings
per common share              $      1.71                       $      1.75         $      1.54               $      1.90

Based on Stock Price Floor ($17.55):
------------------------------------
Weighted average common shares
   outstanding for:
      Basic earnings per share  3,993,288     270,953             4,624,241           1,590,824     1,638,581   5,902,822
      Fully diluted earnings
           per share            3,993,358     270,953             4,264,311           1,603,825     1,658,581   5,902,892

Per common share data:

   Basic earnings per
           common share       $      1.71                       $      1.75         $      1.55   $           $      1.81
   Fully diluted earnings
           per common share   $      1.71                       $      1.75         $      1.54   $           $      1.81

FNB CORPORATION
Notes to the Unaudited Pro Forma Combined Condensed Statement of Income For the Year Ended December 31, 2000
(Dollars in thousands, except percent and per share information)


Basis of Presentation

     The pro forma statement of income for the year ended December 31, 2000 includes the historical operations of FNB as reported plus the operations of SWVA which was acquired on May 1, 2001 and FTU which was acquired on March 23, 2001 as if both acquisitions were completed on January 1, 2000. This information is reflected in the first three columns of the pro forma statement. FNB Restated includes the results of operations of the company and SWVA and FTU for the full year ended December 31, 2000. For more information regarding the operations of each of the acquisitions read the notes entitled SWVA Operations and FTU Operations that follow. The results of operations of Salem and the pro forma adjustments to reflect the proposed merger transaction are included in columns five and six with FNB Combined presented as column seven.

Pro Forma Adjustments Related to Salem

Interest Income

     Interest income is reduced $746 to reflect the amortization of the premium related to the adjustment to fair value of the investment and loan portfolios over 60 months and 26 months, respectively, the average lives of the portfolios. In addition, interest income was further reduced to reflect the cost of the stock repurchase as though it had occurred at the beginning of the year ($79) and the repurchase of outstanding common stock options of Salem as of January 1, 2000 ($30).

Interest Expense

     Interest expense is reduced $2,755 related to the amortization of the fair market adjustment of the deposit portfolio and other borrowings over the estimated average portfolio life of 16 months. Interest expense was increased by $791 to reflect the cost of funding the cash portion of the consideration paid to Salem stockholders projected at New York Prime + .50 which was 7.25% at June 30, 2001.

Non-interest Expense

     Non-interest expense was increased $19 to reflect the amortization of the fair market value adjustment of real property over its estimated remaining useful life. The proposed merger transaction is anticipated to close on January 1, 2002 and therefore goodwill associated with the acquisition will be reviewed in future periods for impairment according to Financial Accounting Standards Board Statement No. 142 with no amortization or impairment adjustment recorded in this pro forma statement of income.

Income Taxes

Income taxes were adjusted at the company's average income tax rate of 34% as to items of taxable income or deduction.

SWVA Operations

         SWVA operations for the year ended December 31, 2000 are included in the table that follows together with the adjustments necessary to reflect the results of operations as if SWVA the acquisition transaction were effective January 1, 2000, as further explained below.

                                           Historical               Adjustments                 Adjusted
Interest income                             $   6,301                 $    (455)                $   5,846
Interest expense                                3,586                      (127)                    3,459
                                            ---------                 ---------                 ---------
   Net Interest Income                          2,715                      (328)                    2,387
Provision for loan losses                          40                         -                        40
Non-interest income                               452                         -                       452
Non-interest expense                            2,747                       (96)                    2,651
                                            ---------                 ---------                 ---------
Income before taxes                               380                      (232)                      148
Income taxes                                      120                       (57)                       63
                                            ---------                 ---------                 ---------
Net Income                                  $     260                 $    (175)                $      85
                                            =========                 =========                 =========

Interest Income

     The $455 reduction in interest income represents the amortization of the premium recorded when adjusting loans to fair value. This premium is being amortized on the straight-line method over 19 months, the projected average life of the loan portfolio.

Interest Expense

     Interest expense is reduced as a result of $362 in amortization of the discount recorded on deposit balances when adjusted to fair value net of the estimated cost of funding the cash portion of the acquisition transaction for the year of $235. The discount on deposit balances is being amortized over 15 months, the projected average life of the deposit portfolio on the straight-line method.

Non-Interest Expenses

     Non-interest expenses were increased by the amortization of the fair market value adjustment of real property of $19 plus $64 in amortization of the goodwill recorded on the transaction for the year. The acquisition of SWVA was completed in 2001 and accounted for as a purchase therefore goodwill related to the acquisition is being amortized in accordance with Accounting Principles Board Opinion No. 16, as amended.


     Non-interest expenses were reduced by $179 in non-recurring professional fees related to the merger transaction that were included in the operations of SWVA in 2000.

Income Taxes

     Income taxes were adjusted at the company's average income tax rate of 34% as to items of taxable income or deduction which excludes the amortization of goodwill.

FTU Operations

     FTU operations for the year ended December 31, 2000 are included in the table that follows together with the adjustments necessary to reflect the results of the operations as if FTU were acquired on January 1, 2000, as further explained below.

                          Historical               Adjustments                Adjusted
Interest income             $ 2,850                   $ (644)                  $ 2,206
Interest expense              1,039                     (574)                      465
                            -------                   ------                   -------
   Net Interest Income        1,811                      (70)                    1,741
Provision for loan
   losses                        36                        -                        36
Non-interest income             341                        -                       341
Non-interest expense            687                      509                     1,196
                            -------                   ------                   -------
Income before taxes           1,429                     (579)                      850
Income taxes                    486                     (197)                      289
                            -------                   ------                   -------
Net Income                  $   943                   $ (382)                  $   561
                            =======                   ======                   =======

Interest Income

     Interest income is reduced by $344 in amortization of the premium related to the fair market value adjustment of the loan portfolio over 28 months, the average life of the portfolio together with $300 which represents the lost earnings for the year on the cash required for the deposit premium paid to acquire the branches.

Interest Expense

     Interest expense is reduced by $574 to reflect the amortization of the discount on deposits resulting from the adjustment to fair market value as of date of acquisition amortized over 12 months, the average life of the portfolio.

Non-interest Expense

     The adjustment to non-interest expense reflects the amortization of goodwill of $509. The acquisition of FTU was completed in 2001 and accounted for as a purchase therefore goodwill related to the acquisition is being amortized in accordance with Accounting Principles Board Opinion No. 16, as amended.

Income Taxes

Income taxes were adjusted at the company's average income tax rate of 34% as to items of taxable income or deduction which includes the amortization of goodwill.

Shares and Per Share Information

     Salem repurchased 99,599 shares of its outstanding common stock during May 2001. In the computation of the pro forma adjustments related to shares to be issued in the merger with FNB, Salem's historical weighted average common shares (1,590,824) were reduced by 93,468 to adjust the number of outstanding shares to 1,497,356 the total shares of common stock outstanding at June 30, 2001, reflecting the repurchase as if it had occurred at the beginning of 2000. Combined weighted average shares outstanding on a fully diluted basis were adjusted to reflect the redemption of all outstanding common stock options of Salem that will occur immediately prior to the effective time of the merger. Shares to be issued in the transaction were calculated based upon FNB's stock price as shown times 72.5%, the factor projected to be the percentage of Salem's shares exchanged for shares of FNB.

                           COMPARATIVE PER SHARE DATA

         The following table sets forth certain historical, pro forma and pro forma equivalent per share financial information for the common stock of FNB and Salem. On May 1, 2001, Southwest Virginia Savings Bank, F.S.B., was acquired by FNB in transaction accounted for as a purchase. On March 23, 2001, First National Bank, a wholly owned subsidiary of FNB acquired two branch banking offices from First Union National Bank. The branch acquisition was also accounted for as a purchase. The following FNB Restated information combines the historical consolidated financial results of FNB with the historical operations of SWVA and the First Union branch acquisitions as if the merger and branch acquisitions had become effective on January 1 of the periods presented. The pro forma and pro forma equivalent per share information gives effect to the merger with Salem as if the merger had been effective on June 30, 2001 in the case of book value data, and as if the merger with Salem and with SWVA and the branch acquisitions had become effective January 1 of the respective period presented, in the case of the net income and dividends declared data presented. The pro forma data in the tables assumes that the merger is accounted for using the purchase method of accounting. See "THE MERGER--Accounting Treatment."

         The information presented herein is based on, and is qualified in its entirety by, the historical financial statements, including the notes thereto, of FNB and Salem incorporated by reference herein, and should be read in conjunction therewith. See "AVAILABLE INFORMATION," and "INCORPORATION OF CERTAIN INFORMATION BY REFERENCE." The pro forma and equivalent pro forma per share data in the following tables are presented for comparative purposes only and are not necessarily indicative of what the combined financial position or results of operations would have been had the merger been consummated during the periods or as of the date for which such pro forma tables are presented.

         The ultimate exchange ratio for the merger will be based upon the average per share market price of FNB common stock over a 30-day trading period ending ten days before the closing of the merger. The tables below reflect three potential per share market prices of FNB common stock: $19.50, $21.45, and $17.55.

                    Assumes FNB Stock Price of $19.50/Share

                                               FNB           FNB          SALEM        PRO FORMA      PER EQUIVALENT
                                            HISTORICAL     RESTATED     HISTORICAL     COMBINED       SALEM SHARE(1)
                                            ----------     --------     ----------     ---------     -----------------
NET INCOME FOR THE YEAR
ENDED DECEMBER 31, 2000
     Basic                                      $ 1.71       $ 1.75         $ 1.55        $ 1.86             $ 2.53
     Fully diluted                                1.71         1.75           1.54          1.86               2.53

NET INCOME FOR THE SIX
MONTHS ENDED JUNE 30, 2001
     Basic                                      $ 0.87         0.88         $ 0.85          0.95               1.29
     Fully diluted                                0.87         0.88           0.84          0.95               1.29

CASH DIVIDENDS DECLARED PER SHARE
     Year ended December 31, 2000               $ 0.70         0.70         $ 0.48          0.70               0.95
     Six months ended June 30, 2001               0.36         0.36           0.00          0.36               0.49

BOOK VALUE PER SHARE
     As of June 30, 2001                         14.07        14.07          13.24         15.21              20.66


        (1)  Represents the Pro Forma Combined per share data multiplied times
             1.358 which represents the exchange price of $26.49 divided by an assumed market price of FNB shares of $19.50.

                    Assumes FNB Stock Price of $21.45/Share

                                                 FNB           FNB          SALEM        PRO FORMA      PER EQUIVALENT
                                              HISTORICAL     RESTATED     HISTORICAL     COMBINED       SALEM SHARE(1)
                                              ----------     --------     ----------     ---------     -----------------
NET INCOME FOR THE YEAR
ENDED DECEMBER 31, 2000
     Basic                                        $ 1.71       $ 1.75         $ 1.55        $ 1.90             $ 2.35
     Fully diluted                                  1.71         1.75           1.54          1.90               2.35

NET INCOME FOR THE SIX
MONTHS ENDED JUNE 30, 2001
     Basic                                        $ 0.87         0.88         $ 0.85          0.97               1.20
     Fully diluted                                  0.87         0.88           0.84          0.97               1.20

CASH DIVIDENDS DECLARED PER SHARE
     Year ended December 31, 2000                 $ 0.70         0.70         $ 0.48          0.70               0.86
     Six months ended June 30, 2001                 0.36         0.36           0.00          0.36              .0.44


BOOK VALUE PER SHARE
     As of June 30, 2001                           14.07        14.07          13.24         15.84              19.56

       (1)  Represents the Pro Forma Combined per share data multiplied times
            1.235 which represents the exchange price of $26.49 divided by an assumed market price of FNB shares of $21.45.

                    Assumes FNB Stock Price of $17.55/Share

                                          FNB           FNB          SALEM        PRO FORMA      PER EQUIVALENT
                                       HISTORICAL     RESTATED     HISTORICAL     COMBINED       SALEM SHARE(1)
                                       ----------     --------     ----------     ---------     -----------------
NET INCOME FOR THE YEAR
ENDED DECEMBER 31, 2000
     Basic                                 $ 1.71       $ 1.75         $ 1.55        $ 1.81             $ 2.73
     Fully diluted                           1.71         1.75           1.54          1.81               2.73

NET INCOME FOR THE SIX
 MONTHS ENDED JUNE 30, 2001
     Basic                                   0.87         0.88           0.85          0.92               1.39
     Fully diluted                           0.87         0.88           0.84          0.92               1.39

CASH DIVIDENDS DECLARED PER SHARE
     Year ended December 31, 2000            0.70         0.70           0.48          0.70               1.06
     Six months ended June 30, 2001          0.36         0.36           0.00          0.36               0.54

BOOK VALUE PER SHARE
     As of June 30, 2001                    14.07        14.07          13.24         15.03              22.69

       (1)  Represents the Pro Forma Combined per share data multiplied times
            1.509 which represents the exchange price of $26.49 divided by an assumed market price of FNB shares of $17.55.

                                 LEGAL MATTERS

      Troutman Sanders Mays & Valentine LLP, Richmond, Virginia, will pass upon the validity of the FNB common stock offered by this joint proxy statement/prospectus. As of the date of this joint proxy statement/prospectus, partners of Troutman Sanders Mays & Valentine LLP own less than 1/2 of 1% of FNB's common stock.


                                    EXPERTS

      The consolidated financial statements of FNB Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, included in FNB's 2000 Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of McLeod & Company, independent certified public accountants, which has been given upon the authority of that firm as experts in accounting and auditing. McLeod & Company's report is included in FNB's Annual Report on Form 10-K, which is incorporated by reference herein.

      The consolidated financial statements of Salem Community Bankshares, Inc. and Subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, incorporated by reference into Salem's 2000 Annual Report on Form 10-KSB, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, which has been given upon the authority of that firm as experts in accounting and auditing. KPMG LLP's report is incorporated into Salem's 2000 Annual Report on Form 10-KSB, which is incorporated by reference herein.


                             SHAREHOLDER PROPOSALS

      If the merger is not consummated, Salem expects to hold its next annual meeting of shareholders in April 2002. In the event that such a meeting is held, any proposals of shareholders intended to be presented at such meeting must be received at Salem's principal executive offices at 220 Main Street, Salem, Virginia 24153, Attn: Secretary, on or before December 1, 2001.


                             AVAILABLE INFORMATION

     This joint proxy statement/prospectus incorporates by reference important business and financial information about FNB and Salem that is not included with this joint proxy statement/prospectus.

     On your written or oral request, Salem or FNB will provide you, without charge, with a copy of any of the documents incorporated by reference into this joint proxy statement/prospectus, not including exhibits to the information unless those exhibits are specifically incorporated by reference. In order to ensure timely delivery of the documents, any request must be made no later than five business days before November 12, 2001. The requested documents will be sent by first class mail within one business day of the receipt of the request.

Requests for documents relating to Salem                            Requests for documents relating to FNB
  should be directed to:                                              should be directed to:
Clark Owen, Jr.                                                     Peter A. Seitz
Salem Community Bankshares, Inc.                                    FNB Corporation
220 East Main Street                                                105 Arbor Drive
Salem, Virginia  24153                                              Christiansburg, Virginia  24068
(540) 387-0223                                                      (540) 382-4951

     Salem and FNB file annual, quarterly and special reports, proxy statements and other information with the SEC. Copies of Salem's or FNB's reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC:

                 Judiciary Plaza              Citicorp Center
                 Room 1024                    500 West Madison Street
                 450 Fifth Street, N.W.       Suite 1400
                 Washington, D.C. 20549       Chicago, Illinois 60661

     Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that include reports, proxy statements and other information regarding Salem and FNB. The address of the SEC Web site is http://www.sec.gov.
------------------

     FNB has filed a registration statement under the Securities Act with the SEC to register the FNB common stock to be issued to Salem's shareholders in the merger. This joint proxy statement/prospectus is part of that registration statement. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement, and constitutes a joint proxy statement/prospectus of FNB in addition to being a proxy statement of Salem for its special meeting and a proxy statement of FNB for its special meeting. You may inspect and copy the registration statement at any of the addresses listed above.

     All information contained herein with respect to FNB and its subsidiaries have been supplied by FNB, and all information with respect to Salem and its subsidiaries has been supplied by Salem.

     No person has been authorized to give any information or to make any representation other than those contained in this joint proxy statement/prospectus and, if given or made, such information or representation should not be relied upon as having been authorized by FNB or Salem. Neither the delivery of this joint proxy statement/prospectus nor any distribution of the securities to which this joint proxy statement/prospectus relates shall, under any circumstances, create any implication that there has been no change in the affairs of FNB, Salem, or any of their respective subsidiaries since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the securities to which it relates or an offer to sell or a solicitation of an offer to purchase the securities offered by this joint proxy statement/prospectus in any jurisdiction in which such an offer or solicitation is not lawful.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This joint proxy statement/prospectus incorporates documents by reference that are not presented in or delivered with this document.

     The SEC allows FNB and Salem to "incorporate by reference" information into this joint proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this joint proxy statement/prospectus, except for any information superseded by information included in or incorporated by reference from subsequently filed documents into this joint proxy statement/prospectus. This joint proxy statement/prospectus incorporates by reference the documents listed below that FNB and Salem have previously filed with the SEC. These documents contain important information about Salem's business and finances.

     The following documents filed by FNB with the SEC: FNB's Annual Report on Form 10-K as of and for the year ended December 31, 2000; the portions of FNB's Proxy Statement for the Annual Meeting of shareholders held on May 8, 2001, that have been incorporated by reference in the 2000 FNB 10-K; FNB's Quarterly Reports on Form 10-Q for the three months ended March 31, 2001, the six months ended June 30, 2001; the description of FNB common stock set forth in FNB's Registration Statement on Form S-4, Registration No. 333-02524, and any amendment or report filed for the purpose of updating any such description.

     The following documents filed by Salem with the SEC: Salem's Annual Report on Form 10-KSB as of and for the year ended December 31, 2000, including Salem's 2000 Annual Report to Stockholders, filed as Exhibit 13 to the Form 10-KSB; Salem's Quarterly Reports on Form 10-QSB for the three months ended March 31, 2001 and the six months ended June 30, 2001.

     We also incorporate by reference any additional documents that FNB or Salem files with the SEC after the date of this joint proxy statement/prospectus and before the date of each company's Special Meeting.

     This joint proxy statement/prospectus is dated October 19, 2001. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any other date, and neither the mailing of the joint proxy statement/prospectus to shareholders nor the issuance of FNB common stock in the merger shall create any implication to the contrary. Please note that FNB has supplied all information contained or incorporated by reference into this joint proxy statement/prospectus relating to FNB, and Salem has supplied all information relating to Salem.

     You should rely only on the information contained in this document or in documents to which we have referred you. We have not authorized anyone to provide you with different information.

                                                                      APPENDIX A







                         AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                                FNB CORPORATION

                                      AND

                       SALEM COMMUNITY BANKSHARES, INC.

                            ----------------------

                                 July 31, 2001

                               TABLE OF CONTENTS

                                               ARTICLE 1
                                    The Merger and Related Matters

                                                                                               Page
1.1   Definitions...........................................................................    1
1.2   The Merger............................................................................    2
1.3   Name and Continuing Operations........................................................    2
1.4   Management of FNB and the Banks.......................................................    2
1.5   The Closing and Effective Date........................................................    3


                                               ARTICLE 2
                                    Basis and Manner of Conversion

2.1   Conversion of SCB Stock...............................................................    3
2.2   Allocation............................................................................    4
2.3   Election..............................................................................    4
2.4   Allocation of Cash Election Shares....................................................    4
2.5   Allocation of Stock Election Shares...................................................    5
2.6   No Allocation.........................................................................    5
2.7   Computations..........................................................................    5
2.8   Cancellation of Shares................................................................    5


                                               ARTICLE 3
                                          Manner of Exchange

3.1   Exchange Procedures...................................................................    6
3.2   Distributions with Respect to Unexchanged Shares......................................    7
3.3   No Fractional Securities..............................................................    7
3.4   Certain Adjustments...................................................................    7
3.5   Rights of Dissenting Shareholders.....................................................    7


                                               ARTICLE 4
                                      Representations and Warranties

4.1   Representations and Warranties of SCB.................................................    7
       (a)   Organization, Standing and Power...............................................    7
       (b)   Authority......................................................................    8
       (c)   Capital Structure..............................................................    8
       (d)   Ownership Capital Structure and Organization of SB&T...........................    8
       (e)   Financial Statements...........................................................    9
       (f)   Absence of Undisclosed Liabilities.............................................    9
       (g)   Legal Proceedings; Compliance with Laws........................................    9
       (h)   Regulatory Approvals...........................................................   10
       (i)   Labor Relations................................................................   10
       (j)   Tax Matters....................................................................   10

       (k)   Property.......................................................................   11
       (l)   Reports........................................................................   11
       (m)   Employee Benefit Plans.........................................................   11
       (n)   Investment Securities..........................................................   11
       (o)   Certain Contracts..............................................................   12
       (p)   Insurance......................................................................   12
       (q)   Loans, OREO and Allowance for Loan Losses......................................   12
       (r)   Absence of Material Changes and Events.........................................   13
       (s)   Statements True and Correct....................................................   13
       (t)   Brokers and Finders............................................................   14
       (u)   Repurchase Agreements..........................................................   14
       (v)   Trust Accounts.................................................................   14
       (w)   Environmental Matters..........................................................   14

4.2   Representations and Warranties of FNB.................................................   15
       (a)   Organization, Standing and Power...............................................   15
       (b)   Authority......................................................................   16
       (c)   Capital Structure..............................................................   16
       (d)   Ownership of the FNB Subsidiaries; Capital Structure
               of the FNB Subsidiaries; and Organization of the FNB
               Subsidiaries.................................................................   16
       (e)   Financial Statements...........................................................   17
       (f)   Absence of Undisclosed Liabilities.............................................   17
       (g)   Legal Proceedings; Compliance with Laws........................................   17
       (h)   Regulatory Approvals...........................................................   18
       (i)   Labor Relations................................................................   18
       (j)   Tax Matters....................................................................   18
       (k)   Property.......................................................................   18
       (l)   Reports........................................................................   19
       (m)   Employee Benefit Plans.........................................................   19
       (n)   Investment Securities..........................................................   19
       (o)   Certain Contracts..............................................................   20
       (p)   Insurance......................................................................   20
       (q)   Loans, OREO, and Allowance for Loan Losses.....................................   20
       (r)   Absence of Material Changes and Events.........................................   21
       (s)   Statements True and Correct....................................................   21
       (t)   Brokers and Finders............................................................   22
       (u)   Repurchase Agreements..........................................................   22
       (v)   Administration of Trust Accounts...............................................   22
       (w)   Environmental Matters..........................................................   22


                                               ARTICLE 5
                                   Conduct Prior to the Effective Date

5.1   Access to Records and Properties......................................................   23
5.2   Confidentiality.......................................................................   24
5.3   Registration Statement, Proxy Statement and Shareholder Approval......................   24
5.4   Operation of the Business of FNB and SCB..............................................   25
5.5   Dividends.............................................................................   26
5.6   No Solicitation.......................................................................   26

5.7   Regulatory Filings....................................................................   26
5.8   Public Announcements..................................................................   26
5.9   Notice of Breach......................................................................   26
5.10  Accounting Treatment..................................................................   26
5.11  Merger Consummation...................................................................   26
5.12  FNB Acquisition Transaction...........................................................   27
5.13  Affiliate Agreements..................................................................   27
5.14  Exchange Listing......................................................................   27
5.15  Financing.............................................................................   27


                                               ARTICLE 6
                                          Additional Agreements

6.1   Treatment of Stock Options............................................................   27
6.2   Benefit Plans.........................................................................   27
6.3   Indemnification.......................................................................   28


                                               ARTICLE 7
                                        Conditions to the Merger

7.1   Conditions to Each Party's Obligations to Effect the Merger...........................   29
       (a)   Shareholder Approval...........................................................   29
       (b)   Regulatory Approvals...........................................................   29
       (c)   Registration Statement.........................................................   29
       (d)   Tax Opinion....................................................................   29
       (e)   Opinions of Counsel............................................................   29
       (f)   Legal Proceedings..............................................................   29

7.2   Conditions to Obligations of FNB......................................................   29
       (a)   Representations and Warranties.................................................   29
       (b)   Performance of Obligations.....................................................   30
       (c)   Affiliate Letters..............................................................   30
       (d)   Investment Banking Letter......................................................   30

7.3   Conditions to Obligations of SCB......................................................   30
       (a)   Representations and Warranties.................................................   30
       (b)   Performance of Obligations.....................................................   30
       (c)   Investment Banking Letter......................................................   30


                                               ARTICLE 8
                                              Termination

8.1   Termination...........................................................................   31
8.2   Effect of Termination.................................................................   31
8.3   Non-Survival of Representations, Warranties and Covenants.............................   32
8.4   Expenses..............................................................................   32

                                               ARTICLE 9
                                           General Provisions
9.1   Entire Agreement......................................................................   33
9.2   Waiver and Amendment..................................................................   33
9.3   Descriptive Headings..................................................................   33
9.4   Governing Law.........................................................................   33
9.5   Notices...............................................................................   33
9.6   Counterparts..........................................................................   34
9.7   Severability..........................................................................   35
9.8   Subsidiaries..........................................................................   35

                         AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July 31, 2001 by and between FNB Corporation, a Virginia corporation with its principal office located in Christiansburg, Virginia ("FNB"), and Salem Community Bankshares, Inc., a Virginia corporation with its principal office located in Salem, Virginia ("SCB").

                                  WITNESSETH:

     WHEREAS, FNB and SCB (together, the "Companies") desire to affiliate, so that First National Bank ("First National") and Salem Bank & Trust, National Association ("SB&T") (together, the "Banks") will be under the common control of FNB; and

     WHEREAS, FNB and SCB have agreed to the affiliation of their two companies through a merger under Virginia law, as a result of which SCB would merge with and into FNB and the shareholders of SCB would become shareholders of FNB, all as more specifically provided in this Agreement and the Plan of Merger in the form attached hereto as Exhibit A (the "Plan"); and

     WHEREAS, the Boards of Directors of the Companies each believe it is in the best interests of their respective corporations and their shareholders to affiliate as provided herein and that the respective shareholder values of FNB and SCB can be maximized over time through this affiliation; and

     WHEREAS, the Boards of Directors of the Companies each believe that the transaction contemplated in this Agreement is in the best interests of the communities they serve and of their respective employees; and

     WHEREAS, the Boards of Directors of the Companies each believe that after the affiliation the holding company structure should provide management and technical assistance and support for recruitment, training and retention of skilled officers and employees of the Banks in order to enable the combined organization to operate more efficiently; and

     WHEREAS, the respective Boards of Directors of the Companies have resolved that the transactions described herein are in the best interests of the parties and their respective shareholders and have authorized and approved the execution and delivery of this Agreement.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

                                   ARTICLE 1
                        The Merger and Related Matters

     1.1 Definitions. Any term defined anywhere in this Agreement shall have the meaning ascribed to it for all purposes of this Agreement (unless expressly noted to the contrary). In addition:

          (a) the term "knowledge" when used with respect to a party shall mean the actual knowledge of any "Executive Officer" of such party, as such term is defined in Regulation O, (12 C.F.R. 215);

          (b) the term "Material Adverse Effect or "Material Adverse Change", when applied to a party, shall mean an event, occurrence or circumstance (including without limitation (i) the making of any provisions for possible loan and lease losses, write-downs or other real estate and taxes and (ii) any breach of a representation or warranty by such party) which (a) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries, taken as a whole, or
(b) would materially impair the party's ability to perform its obligations under this Agreement or the consummation of the merger and the other transactions contemplated by this Agreement; provided, however, that solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes by SB&T); and provided further, that material adverse effect and material impairment shall not be deemed to include the impact of (i) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (ii) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally, and (iii) the merger and related expenses associated with the transactions contemplated by this Agreement on the operating performance of the parties to this Agreement; and

          (c) the term "Previously Disclosed" by a party shall mean information set forth in a written disclosure letter that is delivered by that party to the other party prior to or contemporaneously with the execution of this Agreement and specifically designated as information "Previously Disclosed" pursuant to this Agreement.

          (d) the term "FNB Option Agreement: shall mean the Stock Option Agreement dated as of even date herewith, as amended from time to time, under which FNB has an option to purchase shares of SCB Common Stock, which shall be executed immediately following execution of this Agreement.

     1.2 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Date as defined in Section 1.5 hereof, SCB will be merged with and into FNB (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

     1.3 Name and Continuing Operations. Prior to the Merger, FNB intends to cause its subsidiary, Southwest Virginia Savings Bank, FSB, to convert to a national bank and change its name to FNB-Southwest and either in conjunction with the Merger or thereafter to cause FNB-Southwest to be merged into SB&T. The parties intend to evaluate mutually the propriety of operating certain offices with trade names. After the Effective Date, FNB shall continue to be headquartered in Christiansburg, Virginia, and SB&T shall continue to be headquartered in Salem, Virginia.

     1.4 Management of FNB and the Banks. The directors, officers and employees of the Banks will not change as a result of the Merger except that Julian D. Hardy, Jr. shall be appointed to the Board of SB&T. On the Effective Date, the number of Directors of FNB shall be increased by three members by adding one member in Class I whose term expires at the annual meeting of shareholders to be held in 2003, and by adding two members in Class III whose terms expire at the annual meeting of shareholders to be held in 2002. Walter A. Hunt shall be appointed to fill the vacancy created in Class I and Clark Owen, Jr. and Carl E. Tarpley, Jr. shall be appointed to fill the vacancies created in Class III. At the next annual meeting of shareholders of FNB, management of FNB will nominate and recommend to shareholders that those gentlemen be elected as a member of their respective classes. In addition, on the Effective Date, FNB shall assume the employment agreements between SB&T and Clark Owen, Jr. and Carl E. Tarpley, Jr. provided that such officers agree to amend such agreements to provide that the Merger shall not be treated as a "change of control" under such agreement and such agreements are further amended to terminate with each such officer's current stated date of intended retirement, but not later than such officer's 65/th/ birthday. Any present director of SB&T who has obtained the age of 70 as of the Effective Date shall be eligible to serve for two additional one year terms on the Board of SB&T after which time they shall be eligible to join the FNB Emeritus Board.

     1.5 The Closing and Effective Date. The closing of the transactions contemplated by this Agreement and the Plan of Merger shall take place at the offices of FNB in Christiansburg, Virginia or at such other place as may be mutually agreed upon by the parties. The Merger shall become effective on the date shown on the Certificate of Merger issued by the State Corporation Commission of Virginia effecting the Merger (the "Effective Date"). Unless otherwise agreed upon in writing by the chief executive officers of FNB and SCB, subject to the conditions to the obligations of the parties to effect the Merger as set forth in Article 6, the parties shall use their best efforts to cause the Effective Date to occur on the first day of the month following the month in which the conditions set forth in Sections 7.1(a) and 7.1(b) are satisfied. All documents required by the terms of this Agreement to be delivered at or prior to consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"), which shall be held on or before the Effective Date. FNB and SCB shall execute and deliver to the Virginia State Corporation Commission Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto.
                          ---------

                                   ARTICLE 2
                        Basis and Manner of Conversion

     2.1 Conversion of SCB Stock. At the Effective Date, by virtue of the Merger, each share of the common stock, without par value, of SCB ("SCB Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into either cash (the "Cash Consideration") or shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock") (the "Stock Consideration") which Stock Consideration together with the Cash Consideration (together, the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 2.3.

     In the case that the Market Value of FNB Common Stock (as defined later in this Section 2.1) is equal to or greater than $17.55 per share and equal to or less than $21.45 per share, the Cash Consideration will be $26.49 per share and the Stock Consideration will equal shares of FNB Common Stock with a Market Value of $26.49. In the case that the Market Value of FNB Common Stock is greater than $21.45 and less than or equal to $23.00, the Stock Consideration will equal 1.235 shares of FNB Common Stock for each outstanding share of SCB Common Stock, and the Cash Consideration will be $26.49. In the case that the Market Value of FNB Common Stock is less than $17.55 and equal to or greater than $16.00, the Stock Consideration will equal 1.509 shares of FNB Common Stock for each outstanding share of SCB Common Stock, and the Cash Consideration will be $26.49.

     The Market Value of FNB Common Stock will be the average of the last reported sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal,
                                                     -----------------------
or, if not reported thereby, another
authoritative source as chosen by FNB) for the 30 consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth calendar day before the Effective Date (the "Market Value" and the "Measurement Period"). The ratio of shares of FNB's Common Stock that will be exchanged for each outstanding share of SCB Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest hundredth decimal point.

     2.2 Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of SCB in the Merger shall not be less than 20 percent of the Merger Consideration nor more than 35 percent of the Merger Consideration (the "Cash Amount"); provided that the Cash Amount may be changed by FNB to accommodate the exercise by FNB of its option to change the Cash Number and the Stock Number pursuant to the last sentence of this Section 2.2. As used in this Agreement, the "Cash Number" shall mean the aggregate number of shares of SCB Common Stock to be converted into the right to receive the Cash Consideration in the Merger, which shall be equal to the Cash Amount divided by $26.49. The number of shares of SCB Common Stock to be converted into the right to receive Stock Consideration (the "Stock Number") will be equal to (i) the number of shares of SCB Common Stock issued and outstanding immediately prior to the Effective Date of the Merger less (ii) the sum of (A) the Cash Number and (B) the aggregate number of shares of SCB Common Stock to be exchanged for cash pursuant to Section 3.3. FNB shall have the option to change the Cash Number and the Stock Number to more closely follow the actual elections of SCB shareholders pursuant to this Article 2, so long as such modification to the Cash Number and the Stock Number does not prevent the condition set forth in Section 7.1(d) from being satisfied.

     2.3 Election. Subject to allocation in accordance with the provisions of this Article, each record holder of shares of SCB Common Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 3.1(i)) will be entitled, in accordance with Section 3.1, (i) to elect to receive in respect of each such share held in such manner (A) Cash Consideration (a "Cash Election") or (B) Stock Consideration (a "Stock Election") thus, making an election for all Cash Consideration, all Stock Consideration, or a mixture thereof or (ii) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for all such shares held by such holder (a "Non-Election"). Shares of SCB Common Stock in respect of which a Non-Election is made or as to which no election is made (collectively, "Non-Election Shares") shall be deemed by FNB to be shares in respect of which Cash Elections or Stock Elections have been made, as FNB shall determine. Holders of record of shares of SCB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election (as hereinafter defined), provided that each such Form of Election covers all the shares of SCB Common Stock held by that Representative for a particular beneficial owner.

     2.4 Allocation of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Number, all shares of SCB Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

          (i) the number of Cash Election Shares covered by each Form of Election (as defined in Section 3.1(i)) to be converted into Cash Consideration will be determined by multiplying the number of Cash Election Shares covered by such

          Form of Election by a fraction, (A) the numerator of which is the Cash Number and (B) the denominator of which is the aggregate number of Cash Election Shares rounded down to the nearest whole number; and

          (ii) all Cash Election Shares not converted into Cash Consideration in accordance with Section 2.4(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

Provided, however, that cash in lieu of fractional interests and cash to be paid in connection with rights of dissenting shareholders, as provided in Sections
3.3 and 3.5, respectively, shall not be included in any determination of whether this Section 2.4 shall be given effect.

     2.5 Allocation of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Number, all Cash Election Shares and all Non-Election Shares (together, the " Cash Shares") will be converted into the right to receive Cash Consideration, and all Stock Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

          (i) the number of Stock Election Shares covered by each Form of Election to be converted into Cash Consideration will be determined by multiplying the number of Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number less the number of Cash Shares and (B) the denominator of which is the aggregate number of Stock Election Shares, rounded down to the nearest whole number; and

          (ii) all Stock Election Shares not converted into Cash Consideration in accordance with Section 2.5(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

     2.6 No Allocation. In the event that neither Section 2.4 nor Section 2.5 is applicable, all Cash Election Shares will be converted into the right to receive Cash Consideration, all Stock Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) and Non-Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) as the Exchange Agent shall determine.

     2.7 Computations. The Exchange Agent (as defined in Section 3.1(i)) will make all computations to give effect to this Article 2.

     2.8 Cancellation of Shares. As of the Effective Date of the Merger, all such shares of SCB Common Stock will no longer be outstanding and automatically be cancelled and retired and will cease to exist and each holder of a certificate formerly representing any such shares of SCB Common Stock (a "SCB Certificate") will cease to have any rights with respect thereto, except the right to receive Merger Consideration and any additional cash in lieu of fractional shares of FNB Common Stock to be issued or paid in consideration therefor upon surrender of such SCB Certificate in accordance with Article 3, without interest, subject to rights of dissenting shareholders as provided under
Section 3.5.

                                   ARTICLE 3
                              Manner of Exchange

     3.1  Exchange Procedures.

          (i) Not more than 5 days after the Merger has been approved by the shareholders of FNB and SCB (the "Mailing Date"), Registrar and Transfer Company, as the exchange agent ("Exchange Agent"), will mail a form of election (the "Form of Election") to each shareholder of record of SCB as of a record date as close as practicable to the date of mailing and mutually agreed to by SCB and FNB. In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of SCB during the period between such record date and the Effective Date. Any election to receive Merger Consideration will have been properly made only if the Exchange Agent shall have received on the thirtieth (30/th/) business day immediately after the Mailing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a SCB Certificate ("Certificate(s)") for the shares to which such Form of Election relates, acceptable for transfer on the books of SCB (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m. on the Election Deadline. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

          (ii) As soon as reasonably practicable after the Effective Date, the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SCB Common Stock were converted into the right to receive Merger Consideration and those who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Exchange Agent may specify consistent with this Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

          (iii) With respect to properly made elections in accordance with
          Section 3.1(i), and upon surrender in accordance with Section 3.1(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SCB, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of FNB that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.1, each Certificate will be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of Article 2.

     3.2 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of SCB Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SCB Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of SCB Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SCB Common Stock to which such holder is entitled pursuant to Section 3.3, and (ii) the amount of dividends or other distributions, if any, with a record date after the Effective Date.

     3.3 No Fractional Securities. No FNB Certificates or scrip representing fractional shares of FNB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of FNB Common Stock. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional share of FNB Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the equivalent exchange value of FNB Common Stock in the Merger.

     3.4 Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SCB Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of SCB Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

     3.5 Rights of Dissenting Shareholders. Shareholders of FNB and SCB who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

                                   ARTICLE 4
                         Representation and Warranties

     4.1 Representations and Warranties of SCB. SCB represents and warrants to FNB as follows:

          (a) Organization, Standing and Power. (1) SCB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and SCB has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. SCB is duly registered as a bank holding company under the Bank Holding Company Act of 1956. SB&T is the only subsidiary of SCB and is wholly-owned by it, and is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and its deposits are insured to the fullest extent allowed by law by the Federal Deposit Insurance Corporation.

               (2) Except as Previously Disclosed, neither SCB nor SB&T (collectively with SCB, the "SCB Companies") owns any equity securities of any other corporation or entity.

          (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of SCB, except the approval of shareholders. The Agreement has been approved by a unanimous vote of SCB's Board of Directors and represents the legal, valid, and binding obligation of SCB, enforceable against SCB in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by SCB with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of SCB, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the SCB Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the SCB Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 5.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the SCB Companies or any of their properties or assets.

          (c) Capital Structure. The authorized capital stock of SCB consists of 10,000,000 shares of SCB Common Stock, of which 1,497,356 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which SCB is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws and options to purchase 54,513 shares of SCB Common Stock. Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which SCB and any of the SCB Companies could be required or expected to issue shares of capital stock other than the FNB Option Agreement.

          (d) Ownership, Capital Structure, and Organization of SB&T. (1) SCB does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except SB&T. The outstanding shares of capital stock of SB&T have been duly authorized and are validly issued, and are fully paid and nonassessable and all such shares are owned by SCB free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any regulation or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of SB&T and there are no agreements, understandings or commitments relating to the right of SCB to vote or to dispose of said shares. None of the shares of capital stock of SB&T has been issued in violation of the preemptive rights of any person.

               (2) SB&T is a duly organized national bank, validly existing and in good standing under applicable laws. SB&T (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of SCB on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of SCB on a consolidated basis. SB&T has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on its business.

          (e) Financial Statements. SCB's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and all other documents filed or to be filed subsequent to December 31, 2000 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "SCB Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the SCB Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date. Each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the SCB Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (f) Absence of Undisclosed Liabilities. At December 31, 2000, and at any subsequent date reflected in such Financial Statements, none of the SCB Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the SCB Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

          (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of SCB, threatened or probable of assertion against any of the SCB Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of SCB on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the SCB Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of SCB on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the SCB Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the SCB Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of SCB, the SCB Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

          (h) Regulatory Approvals. SCB knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b). SB&T is in material compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and currently has a CRA rating of satisfactory or better. To the knowledge of SCB, there is no fact or circumstance or set of facts or circumstances that would cause SB&T to fail to comply with such provisions or cause the rating of SB&T to fall below satisfactory.

          (i) Labor Relations. None of the SCB Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (j) Tax Matters. The SCB Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the SCB Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the SCB Financial Statements, there are no federal, state or local tax liabilities of the SCB Companies other than liabilities that have arisen since December 31, 2000, all of which have been properly accrued or otherwise provided for on the books and records of the SCB Companies. Except as Previously Disclosed, no tax return or report of any of the SCB Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the SCB Companies by any taxing authority.

          (k) Property. Except as disclosed or reserved against in the SCB Financial Statements, all of the SCB Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the SCB Financial Statements as being owned by the SCB Companies as of the dates thereof. To the best knowledge of SCB, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the SCB Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the SCB Companies are, to the best knowledge of SCB, in good operating condition, in a state of good maintenance and repair and
(i) comply with applicable zoning and other municipal laws and regulations, and
(ii) there are no defects therein.

          (l) Reports. Since January 1, 1999, the SCB Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, the Comptroller of the Currency ("OCC"), and any other governmental or regulatory authority or agency having jurisdiction over their operations.

          (m) Employee Benefit Plans. (1) SCB will deliver for FNB's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by SCB or SB&T for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "SCB Benefit Plans"). Any of the SCB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "SCB ERISA Plan." No SCB Benefit Plan is or has been a "multiemployer plan," as defined in Section 3(37) of ERISA or a plan subject to the minimum funding standards of Section 3(3)) of ERISA or Section 412 of the Internal Revenue Code of 1986, as amended (the "IRC").

               (2) Except as Previously Disclosed, all SCB Benefit Plans are in compliance with the applicable terms of ERISA, the IRC and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to SCB on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

          (n) Investment Securities. Except as Previously Disclosed and except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the SCB Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the SCB Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

          (o) Certain Contracts. (1) Except as Previously Disclosed, neither SCB nor any SCB subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by SCB or SB&T or the guarantee by SCB or SB&T of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between SCB or SB&T and any director or officer of SCB or SB&T, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between SCB or SB&T and any 5 percent or more shareholder of SCB; in each case other than agreements entered into in the ordinary course of the banking business of SCB or SB&T consistent with past practice.

               (2) Neither SCB or SB&T, nor to the knowledge of SCB, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from SCB or SB&T in the ordinary course of its business.

          (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the SCB Companies has previously been furnished to FNB; and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by SCB. The SCB Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the SCB Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the SCB Companies has knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any denial of full coverage in accordance with policy terms (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the SCB Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

          (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of SCB, to SCB's best knowledge each loan reflected as an asset in the SCB Financial Statements or the financial statements of SB&T (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by SCB and SB&T comply therewith.

               (2) The classification on the books and records of SCB and SB&T of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification ("Classified Assets"), complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles. The level of Classified Assets do not now nor will they as of the Effective Date exceed 35 percent of the tier one capital of SB&T, plus its allowance for loan and lease losses.

               (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the SCB Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed; and neither SCB nor SB&T has been received any notice of denial of any such claim.

               (4) SCB and SB&T are in possession of all of the OREO; or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon; and SCB and/or SB&T are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of SCB and SB&T, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

               (5) Except as Previously Disclosed, all loans made by any of the SCB Companies to facilitate the disposition of OREO are performing in accordance with their terms.

               (6) The allowance for possible loan losses shown on the SCB Financial Statements was, and the allowance for possible loan losses shown on the financial statements of SCB as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the SCB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by SCB.

          (r) Absence of Material Changes and Events. Since December 31, 2000, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business or SCB or SB&T, nor has there been any downgrade in the composite examination rating issued by the OCC as a result of the most recent OCC examination below the current rating for First National, as communicated to it orally following its recent examination; and SCB and SB&T have each conducted its business only in the ordinary course consistent with past practice.

          (s) Statements True and Correct. None of the information supplied or to be supplied by SCB for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to SCB shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the SCB Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SCB Shareholders' Meeting. All documents that SCB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

          (t) Brokers and Finders. Neither SCB nor SB&T, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for Davenport & Company, LLC.

          (u) Repurchase Agreements. With respect to all agreements pursuant to which SCB or SB&T has purchased securities subject to an agreement to resell, if any, SCB or SB&T, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (v) Administration of Trust Accounts. SCB and SCB Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of SCB and SCB Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither SCB nor a SCB Subsidiary, nor any director, officer or employee of SCB or a SCB Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of SCB, or a SCB Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

          (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of SCB's knowledge, neither SCB nor SB&T owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of SCB and SB&T is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of SCB and SB&T, the premises on which the leasehold is situated. Neither SCB nor SB&T has received any Communication alleging that SCB or SB&T is not in such compliance and, to the best knowledge of SCB and SB&T, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

              (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SCB and SB&T of any liability arising under any Environmental Laws pending or, to the best knowledge of SCB and SB&T, threatened against (A) SCB or SB&T, (B) any person or entity whose liability for any Environmental Claim, SCB or SB&T has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which SCB or SB&T owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of SCB. SCB and SB&T are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (3) To the best knowledge of SCB and SB&T, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on SCB or SB&T of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which SCB or SB&T holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of SCB. SCB and SB&T are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

               (4) With respect to all real and personal property owned or leased by SCB or SB&T, other than OREO, SCB has made available to FNB copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by SCB or SB&T and all real or personal property which SCB or SB&T has been or is judged to have managed or to have supervised or participated in the management of, SCB has made available to FNB the information relating to such OREO available to SCB. SCB and SB&T are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

               (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, any known release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against SCB or SB&T or against any person or entity whose liability for any Environmental Claim SCB or SB&T has or may have retained or assumed either contractually or by operation of law.

     4.2 Representations and Warranties of FNB. FNB represents and warrants to SCB as follows:

          (a) Organization, Standing and Power. (1) FNB is a corporation duly organized, validly existing and in good standing under the laws of Virginia. It has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and has the corporate power and authority to execute and deliver this Agreement and perform the respective terms of this Agreement and Plan of Merger. FNB is duly registered as a bank holding company under the Bank Holding Company Act of 1956. First National Bank, a wholly owned subsidiary of FNB, is a national banking association, duly organized, validly existing and in good standing under the laws of the United States, is in compliance in all material respects with all rules and regulations promulgated by any relevant regulatory authority, it has all requisite corporate power and authority to carry on its business as now being conducted and to own and operate its assets, properties and business, and is an "insured bank" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. Its deposits are insured to the fullest extent allowed by law by the Bank Insurance Fund of the Federal Deposit Insurance Corporation.

               (2) FNB has Previously Disclosed its subsidiary corporations (and the subsidiaries thereof) (the "FNB Subsidiaries" and, collectively with FNB, the "FNB Companies"). Except as Previously Disclosed, none of the FNB Companies owns any equity securities of any other corporation or entity.

          (b) Authority. (1) The execution and delivery of this Agreement and the Plan of Merger and the consummation of the Merger have been duly and validly authorized by all necessary corporate action on the part of FNB, except the approval of shareholders. The Agreement represents the legal, valid, and binding obligation of FNB, enforceable against FNB in accordance with its terms (except in all such cases as enforceability may be limited by applicable bankruptcy, insolvency, merger, moratorium or similar laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (2) Neither the execution and delivery of the Agreement, the consummation of the transactions contemplated therein, nor the compliance by FNB with any of the provisions thereof will (i) conflict with or result in a breach of any provision of the Articles of Incorporation or Bylaws of FNB, (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon, any property or assets of the FNB Companies pursuant to (A) any note, bond, mortgage, indenture, or (B) any material license, agreement, lease or other instrument or obligation, to which any of the FNB Companies is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to the receipt of the requisite approvals referred to in Section 4.7, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the FNB Companies or any of their properties or assets.

          (c) Capital Structure. The authorized capital stock of FNB consists of: 10,000,000 shares of common stock, par value $5.00 per share ("FNB Common Stock), of which 4,388,708 shares are issued and outstanding, fully paid and nonassessable, not subject to shareholder preemptive rights, and not issued in violation of any agreement to which FNB is a party or otherwise bound, or of any registration or qualification provisions of any federal or state securities laws. The shares of FNB Common Stock to be issued in exchange for shares of SCB Common Stock upon consummation of the Merger will have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights.
Except as Previously Disclosed, there are no outstanding understandings or commitments of any character pursuant to which FNB and any of the FNB Companies could be required or expected to issue shares of capital stock. None of the shares of capital stock of FNB has been issued in violation of the preemptive rights of any person.

          (d) Ownership of the FNB Subsidiaries; Capital Structure of FNB Subsidiaries; and Organization of the FNB Subsidiaries. (1) FNB does not own, directly or indirectly, 5 percent or more of the outstanding capital stock or other voting securities of any corporation, bank or other organization actively engaged in business except as Previously Disclosed. The outstanding shares of capital stock of each FNB Subsidiary have been duly authorized and are validly issued, and are fully paid and nonassessable; and all such shares are owned by FNB or an FNB Subsidiary free and clear of all liens, claims and encumbrances and were not issued in violation of any agreement or of any registration or qualification provisions of federal or state securities laws. No rights are authorized, issued or outstanding with respect to the capital stock of any FNB Subsidiary; and there are no agreements, understandings or commitments relating to the right of FNB to vote or to dispose of the shares of any such subsidiary. None of the shares of capital stock of any FNB Subsidiary has been issued in violation of the preemptive rights of any person.

               (2) Each FNB Subsidiary is a duly organized corporation or association, validly existing and in good standing under applicable laws. Each FNB Subsidiary (i) has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted except where the absence of such power or authority would not have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis, and (ii) is duly qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification and where failure to do qualify would have a material adverse effect on the financial condition, results of operations or business of FNB on a consolidated basis. Each FNB Subsidiary has all federal, state, local and foreign governmental authorizations and licenses necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except where failure to obtain such authorization or license would not have a material adverse effect on the business of such FNB Subsidiary.

          (e) Financial Statements. FNB's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, and all other documents filed or to be filed subsequent to December 31, 2000 under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act"), in the form filed with the SEC (in each such case, the "FNB Financial Statements") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets in or incorporated by reference into the FNB Financial Statements (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date. Each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in the FNB Financial Statements (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles consistently applied to banks and bank holding companies during the periods involved, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements.

          (f) Absence of Undisclosed Liabilities. At December 31, 2000, and at any subsequent date reflected in such Financial Statements, none of the FNB Companies had any obligation or liability (contingent or otherwise) of any nature which were not reflected in the FNB Financial Statements, except for those which in the aggregate are immaterial or have been Previously Disclosed.

          (g) Legal Proceedings; Compliance with Laws. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of FNB, threatened or probable of assertion against any of the FNB Companies, or against any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a material adverse effect on the financial condition of FNB on a consolidated basis or that are reasonably expected to threaten or impede the consummation of the transactions contemplated by this Agreement. None of the FNB Companies is a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or rule that might reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or prospects of FNB on a consolidated basis. Except as Previously Disclosed, as of the date of this Agreement, none of the FNB Companies nor any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or mortgage lenders or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it or any of its subsidiaries or properties, or in any manner relates to the capital, liquidity, credit policies or management of it; and except as Previously Disclosed, none of the FNB Companies has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission. To the best knowledge of FNB, the FNB Companies have complied in all material respects with all laws, ordinances, requirements, regulations or orders applicable to its business (including environmental laws, ordinances, requirements, regulations or orders).

          (h) Regulatory Approvals. FNB knows of no reason why the regulatory approvals referred to in Section 7.1(b) should not be obtained without the imposition of any condition of the type referred to in Section 7.1(b). First National is in material compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder, and currently has a CRA rating of satisfactory or better. To the knowledge of FNB, there is no fact or circumstance or set of facts or circumstances that would cause First National to fail to comply with such provisions or cause the rating of First National to fall below satisfactory.

          (i) Labor Relations. None of the FNB Companies is a party to, or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of a proceeding asserting that is has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel it to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it, pending or, to the best of its knowledge, threatened, nor is it aware of any activity involving its employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

          (j) Tax Matters. The FNB Companies have filed all federal, state, and local tax returns and reports required to be filed, and all taxes shown by such returns to be due and payable have been paid or are reflected as a liability in the FNB Financial Statements or are being contested in good faith and have been Previously Disclosed. Except to the extent that liabilities therefor are specifically reflected in the FNB Financial Statements, there are no federal, state or local tax liabilities of the FNB Companies other than liabilities that have arisen since December 31, 1999, all of which have been properly accrued or otherwise provided for on the books and records of the FNB Companies. Except as Previously Disclosed, no tax return or report of any of the FNB Companies is under examination by any taxing authority or the subject of any administrative or judicial proceeding, and no unpaid tax deficiency has been asserted against any of the FNB Companies by any taxing authority.

          (k) Property. Except as disclosed or reserved against in the FNB Financial Statements, all of the FNB Companies have good and marketable title free and clear of all material liens, encumbrances, charges, defaults or equities of whatever character to all of the material properties and assets, tangible or intangible, reflected in the FNB Financial Statements as being owned by the FNB Companies as of the dates thereof. To the best knowledge of FNB, all buildings, and all fixtures, equipment, and other property and assets which are material to its business on a consolidated basis, held under leases or subleases by the FNB Companies are held under valid instruments enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, merger, moratorium and similar laws. The buildings, structures, and appurtenances owned, leased, or occupied by the FNB Companies are, to the best knowledge of FNB, in good operating condition, in a state of good maintenance and repair and
(i) comply with applicable zoning and other municipal laws and regulations, and
(ii) there are no latent defects therein.

          (l) Reports. Since January 1, 1999, the FNB Companies have filed all reports and statements, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC, the Federal Reserve, the SCC, and any other governmental or regulatory authority or agency having jurisdiction over their operations.

          (m) Employee Benefit Plans. (1) FNB will deliver for SCB's review, as soon as practicable, true and complete copies of all material pension, retirement, profit-sharing, deferred compensation, stock option, bonus, vacation or other material incentive plans or agreements, all material medical, dental or other health plans, all cafeteria or flexible benefits plans, all life insurance plans and all other material employee benefit plans or fringe benefit plans and any related trust or other funding instrument, including, without limitation, all "employee benefit plans" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), currently adopted, maintained by, sponsored in whole or in part by, or contributed to by FNB or any FNB Subsidiary for the benefit of current or former employees, retirees or other beneficiaries eligible to participate (collectively, the "FNB Benefit Plans"). Any of the FNB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FNB ERISA Plan." No FNB Benefit Plan is or has been a "multiemployer plan," as defined in Section 3(37) of ERISA.

               (2) Except as Previously Disclosed, all FNB Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code of 1986, as amended (the "IRC") and any other applicable laws, rules and regulations the breach or violation of which could result in a material liability to FNB on a consolidated basis. In the case of any plan intended to be qualified under IRC Section 401, compliance with such qualification requirements shall mean the receipt of a current, favorable determination letter from the Internal Revenue Service based on laws changes effective through 1994 and operation of the plan in accordance with its terms or in accordance with any subsequently enacted law for which the remedial amendment period has not yet ended.

               (3) No FNB ERISA Plan which is subject to the minimum funding standards of Section 302 of ERISA or IRC Section 412 has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of any such plan which is a "defined benefit plan," as that term is defined in Section 3(35) of ERISA, exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan was terminated in accordance with all applicable legal requirements.


          (n) Investment Securities. Except for pledges to secure public and trust deposits and obligations under agreements pursuant to which any of the FNB Companies has sold securities subject to an obligation to repurchase, none of the investment securities reflected in the FNB Financial Statements is subject to any restriction, contractual, statutory, or otherwise, which would impair materially the ability of the holder of such investment to dispose freely of any such investment at any time.

          (o) Certain Contracts. (1) Except as Previously Disclosed, neither FNB nor any FNB subsidiary is a party to, or is bound by, (i) any material agreement, arrangement or commitment, (ii) any agreement, indenture or other instrument relating to the borrowing of money by FNB or any FNB Subsidiary or the guarantee by FNB or any FNB Subsidiary of any such obligation, (iii) any agreement, arrangement or commitment relating to the employment of a consultant or the employment, election, retention in office or severance of any present or former director or officer, (iv) any agreement to make loans or for the provision, purchase or sale of goods, services or property between FNB or any FNB Subsidiary and any director or officer of FNB or any FNB Subsidiary, or any member of the immediate family or affiliate of any of the foregoing, or (v) any agreement between FNB or any FNB Subsidiary and any 5 percent or more shareholder of FNB; in each case other than agreements entered into in the ordinary course of the banking business of FNB or a FNB Subsidiary consistent with past practice.

               (2) Neither FNB or any FNB Subsidiary, nor to the knowledge of FNB, the other party thereto, is in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument whether entered into in the ordinary course of business or otherwise, nor has there occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, other than defaults of loan agreements by borrowers from FNB or a FNB Subsidiary in the ordinary course of its business.

          (p) Insurance. A complete list of all policies or binders of fire, liability, product liability, workmen's compensation, vehicular and other insurance held by or on behalf of the FNB Companies has previously been furnished to SCB and all such policies or binders are valid and enforceable in accordance with their terms, are in full force and effect, and insure against risks and liabilities to the extent and in the manner customary for the industry and are deemed appropriate and sufficient by FNB. The FNB Companies are not in default with respect to any provision contained in any such policy or binder and have not failed to give any notice or present any claim under any such policy or binder in due and timely fashion. None of the FNB Companies has received notice of cancellation or non-renewal of any such policy or binder. None of the FNB Companies has knowledge of any material inaccuracy in any application for such policies or binders, any failure to pay premiums when due or any similar state of facts or the occurrence of any event that is reasonably likely to form the basis for any denial of full coverage in accordance with policy terms (except to the extent of any applicable deductible) by the policies or binders referred to above. None of the FNB Companies has received notice from any of its insurance carriers that any insurance premiums will be increased materially in the future or that any such insurance coverage will not be available in the future on substantially the same terms as now in effect.

          (q) Loans, OREO, and Allowance for Loan Losses. (1) Except as Previously Disclosed, and except for matters which individually or in the aggregate, do not materially adversely affect the Merger or the financial condition of FNB, to FNB's best knowledge each loan reflected as an asset in the FNB Financial Statements or the financial statements of any FNB Subsidiary (i) is evidenced by notes, agreements, or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and
(iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All loans and extensions of credit which are subject to regulation of the Federal Reserve which have been made by FNB and the FNB Subsidiaries comply therewith.

          (2) The classification on the books and records of FNB and each FNB Subsidiary of loans and/or non-performing assets as nonaccrual, troubled debt restructuring, OREO or other similar classification, complies in all material respects with generally accepted accounting principles and applicable regulatory accounting principles. The level of Classified Assets do not now nor will they as of the Effective Date exceed 35 percent of the tier one capital of First National, plus its allowance for loan and lease losses.

          (3) Except for liens, security interests, claims, charges, or such other encumbrances as have been appropriately reserved for in the FNB Financial Statements or are not material, title to the OREO is good and marketable, and there are no adverse claims or encumbrances on the OREO. All title, hazard and other insurance claims and mortgage guaranty claims with respect to the OREO have been timely filed; and neither FNB nor any FNB Subsidiary has been received any notice of denial of any such claim.

          (4) FNB and each FNB Subsidiary are in possession of all of the OREO; or, if any of the OREO remains occupied by the mortgagor, eviction or summary proceedings have been commenced or rental arrangements providing for market rental rates have been agreed upon and FNB and/or each FNB Subsidiary are diligently pursuing such eviction of summary proceedings or such rental arrangements. Except as Previously Disclosed, no legal proceeding or quasi-legal proceeding is pending or, to the knowledge of FNB and each FNB Subsidiary, threatened concerning any OREO or any servicing activity or omission to provide a servicing activity with respect to any of the OREO.

          (5) Except as Previously Disclosed, all loans made by any of the FNB Companies to facilitate the disposition of OREO are performing in accordance with their terms.

          (6) The allowance for possible loan losses shown on the FNB Financial Statements was, and the allowance for possible loan losses shown on the financial statements of FNB as of dates subsequent to the execution of this Agreement will be, in each case as of the dates thereof, adequate in all material respects to provide for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding (including accrued interest receivable) of the FNB Companies and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by FNB.

     (r) Absence of Material Changes and Events. Since December 31, 2000, there has not been any material adverse change in the condition (financial or otherwise), aggregate assets or liabilities, cash flow, earnings or business of FNB, nor has there been any downgrade in the composite examination rating issued by the OCC as a result of the most recent OCC examination below the current rating for SB&T; and FNB has conducted its business only in the ordinary course consistent with past practice.

     (s) Statements True and Correct. None of the information supplied or to be supplied by FNB for inclusion in the Registration Statement, the Proxy Statement/Prospectus or any other document to be filed with the SEC or any other regulatory authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and, in the case of the Registration Statement, when it becomes effective and with respect to the Proxy Statement/Prospectus, when first mailed to SCB shareholders, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Proxy Statement/Prospectus or any supplement thereto, at the time of the SCB Shareholders' Meeting, be false or misleading with respect to any material fact or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the SCB Shareholders' Meeting. All documents that FNB is responsible for filing with the SEC or any other regulatory authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law, including applicable provisions of federal and state securities law.

          (t) Brokers and Finders. Neither FNB nor any FNB Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, finder or financial advisor or incurred any liability for any fees or commissions in connection with the transactions contemplated herein, except for The Carson Medlin Company.

          (u) Repurchase Agreements. With respect to all agreements pursuant to which FNB or any FNB Subsidiary has purchased securities subject to an agreement to resell, if any, FNB or such FNB Subsidiary, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement; and the value of such collateral equals or exceeds the amount of the debt secured thereby.

          (v) Administration of Trust Accounts. FNB and FNB Subsidiaries have properly administered, in all respects material and which could reasonably be expected to be material to the business, operations or financial condition of FNB and FNB Subsidiaries, taken as a whole, all accounts for which they act as fiduciaries including but not limited to accounts for which they serve as trustees, agents, custodians, personal representatives, guardians, conservators or investment advisors, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither FNB nor a FNB Subsidiary, nor any director, officer or employee of FNB or a FNB Subsidiary has committed any breach of trust with respect to any such fiduciary account which is material to or could reasonably be expected to be material to the business, operations or financial condition of FNB, or a FNB Subsidiary, taken as a whole, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects.

          (w) Environmental Matters. (1) Except as Previously Disclosed, to the best of FNB's knowledge, neither FNB nor any FNB Subsidiary owns or leases any properties affected by toxic waste, radon gas or other hazardous conditions or constructed in part with the use of asbestos. Each of FNB and the FNB Subsidiaries is in substantial compliance with all Environmental Laws applicable to real or personal properties in which it has a direct fee ownership or, with respect to a direct interest as lessee, applicable to the leasehold premises or, to the best knowledge of FNB and the FNB Subsidiaries, the premises on which the leasehold is situated. Neither FNB nor any FNB Subsidiary has received any Communication alleging that FNB or such FNB Subsidiary is not in such compliance and, to the best knowledge of FNB and the FNB Subsidiaries, there are no present circumstances (including Environmental Laws that have been adopted but are not yet effective) that would prevent or interfere with the continuation of such compliance.

              (2) There are no legal, administrative, arbitral or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB and the FNB Subsidiaries of any liability arising under any Environmental Laws pending or, to the best knowledge of FNB and the FNB Subsidiaries, threatened against (A) FNB or any FNB Subsidiary, (B) any person or entity whose liability for any Environmental Claim, FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law, or (C)any real or personal property which FNB or any FNB Subsidiary owns or leases, or has been or is judged to have managed or to have supervised or participated in the management of, which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

          (3) To the best knowledge of FNB and the FNB Subsidiaries, there are no legal, administrative, arbitral or other proceedings, or Environmental Claims or other claims, causes of action or governmental investigations of any nature, seeking to impose, or that could result in the imposition, on FNB or any FNB Subsidiary of any liability arising under any Environmental Laws pending or threatened against any real or personal property in which FNB or any FNB Subsidiary holds a security interest in connection with a loan or a loan participation which liability might have a material adverse effect on the business, financial condition or results of operations of FNB. FNB and the FNB Subsidiaries are not subject to any agreement, order, judgment, decree or memorandum by or with any court, governmental authority, regulatory agency or third party imposing any such liability.

          (4) With respect to all real and personal property owned or leased by FNB or any FNB Subsidiary, other than OREO, FNB has made available to SCB copies of any environmental audits, analyses and surveys that have been prepared relating to such properties. With respect to all OREO held by FNB or any FNB Subsidiary and all real or personal property which FNB or any FNB Subsidiary has been or is judged to have managed or to have supervised or participated in the management of, FNB has made available to SCB the information relating to such OREO available to FNB. FNB and the FNB Subsidiaries are in compliance in all material respects with all recommendations contained in any environmental audits, analyses and surveys relating to any of the properties, real or personal, described in this subsection (4).

          (5) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Materials of Environmental Concern, that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Laws currently in effect or adopted but not yet effective against FNB or any FNB Subsidiary or against any person or entity whose liability for any Environmental Claim FNB or any FNB Subsidiary has or may have retained or assumed either contractually or by operation of law.

                                   ARTICLE 5
                      Conduct Prior to the Effective Date

     5.1 Access to Records and Properties. Each party will keep the other party advised of all material developments relevant to its respective business prior to consummation of the Merger. Prior to the Effective Date, FNB, on the one hand, and SCB on the other, shall give to the other party reasonable access to all the premises and books and records (including tax returns filed and those in preparation) of it and its subsidiaries and shall cause its officers to furnish the other with such financial and operating data and other information with respect to the business and properties as the other shall from time to time request for the purposes of verifying the warranties and representations set forth herein; provided, however, that any such investigation shall be conducted in such manner as not to interfere unreasonably with the operation of the respective business of the other.

     5.2 Confidentiality. From the date of this Agreement through the Effective Date, FNB and SCB each will maintain in confidence, and cause its directors, officers, employees, agents and advisors to maintain in confidence, and not use to the detriment of the other party, any written, oral or other information obtained in confidence from the other party or a third party in connection with this Agreement or the transactions contemplated hereby unless such information is already known to such party or to others not bound by a duty of confidentiality or unless such information becomes publicly available through no fault of such party, unless use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the transactions contemplated hereby or unless the furnishing or use of such information is required by, necessary or appropriate in connection with legal proceedings. If the Merger is not consummated, the provisions hereof will continue in effect, and each party will return to the other or destroy such written information.

     5.3 Registration Statement, Proxy Statement and Shareholder Approval. (a) The Boards of Directors of SCB and FNB each will duly call and will hold a meeting of their respective shareholders as soon as practicable for the purpose of approving the Merger (the "SCB Shareholders' Meeting" and the "FNB Shareholders' Meeting," respectively); and, subject to the fiduciary duties of the Board of Directors of SCB and of FNB (as advised in writing by its counsel), SCB and FNB each shall use its best efforts to solicit and obtain votes of the holders of its Common Stock in favor of the Merger and will comply with the provisions in their respective Articles of Incorporation and Bylaws relating to the call and holding of a meeting of shareholders for such purpose. Each member of the Boards of Directors of SCB and FNB shall vote all shares of SCB Common Stock and FNB Common Stock under his or her control (and not held in a fiduciary capacity) in favor the Merger; and SCB and FNB shall, at the other's request, recess or adjourn the meeting if such recess or adjournment is deemed by the other to be necessary or desirable. FNB and SCB will prepare jointly the proxy statement/prospectus to be used in connection with the SCB Shareholders' Meeting and the FNB Shareholders' Meeting (the "Joint Proxy Statement"). FNB will prepare and file with the SEC the Registration Statement, of which such Joint Proxy Statement shall be a part and will use its best efforts to have the Registration Statement declared effective as promptly as possible. When the Registration Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such Registration Statement and all amendments or supplements thereto, with respect to all information set forth therein furnished or to be furnished by SCB relating to the SCB Companies and by FNB relating to the FNB Companies, (i) will comply in all material respects with the provisions of the Securities Act of 1933 and any other applicable statutory or regulatory requirements, including applicable state blue-sky and securities laws, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.

     (b) FNB shall use its reasonable best efforts to cause Brown Edwards & Company, its independent public accounting firm, to deliver to SCB and SCB shall use its reasonable best efforts to cause KMPG, its independent public accounting firm, to deliver to FNB and to its officers and directors who sign the Registration Statement for the Merger, a "comfort letter" or

"agreed upon procedure letter" in form customarily issued by such accountants at such time in transactions of this type dated (a) the date of the mailing of the joint proxy statement for the SCB shareholders' meeting and the date of mailing of the joint proxy statement for the FNB shareholders' meeting, respectively, and (b) a date not earlier than fourteen (14) days preceding the date of the Merger Closing.

     5.4  Operation of the Business of FNB and SCB.

     (a) From the date hereof to the Effective Date, SCB and FNB will operate their respective businesses substantially as presently operated and only in the ordinary course, and, consistent with such operation, will use their best efforts to preserve intact their relationships with persons having business dealings with them.

     (b) Without limiting the generality of the foregoing, SCB shall not, and will cause SB&T not to, without the prior written consent of FNB:

          (1) Make any change in its authorized capital stock, or issue or sell any additional shares of, securities convertible into or exchangeable for, or options, warrants or rights to purchase, its capital stock, other than as provided in the FNB Option Agreement, nor shall it purchase, redeem or otherwise acquire any of its outstanding shares of capital stock, provided that SCB may issue shares of common stock pursuant to options granted or issued prior to the date hereof;

          (2) Voluntarily make any changes in the composition of its officers, directors or other key management personnel;

          (3) Make any change in the compensation or title of any officer, director or key management employee or make any change in the compensation or title of any other employee, other than consistent with past practices in the ordinary course of business, any of which change shall be reported promptly to FNB;

          (4) Enter into any bonus, incentive compensation, stock option, deferred compensation, profit sharing, thrift, retirement, pension, group insurance or other benefit or any employment or consulting agreement.

          (5) Incur any obligation or liability (whether absolute or contingent, excluding suits instituted against it), make any pledge, or encumber any of its assets, nor dispose of any of its assets in any other manner, except in the ordinary course of its business and for adequate value;

          (6) Except as permitted by Section 5.4(b)(1) hereof, issue or contract to issue any shares of its Common Stock, options for shares of its Common Stock, or securities exchangeable for or convertible into such shares;

          (7)  Knowingly waive any right of substantial value;

          (8) Enter into material transactions otherwise than in the ordinary course of its business;

          (9)  Alter, amend or repeal its Bylaws or Articles of Incorporation;
or

          (10) Propose or take any other action which would make any representation or warranty in Section 4.1 hereof untrue.

     5.5 Dividends. SCB may declare and pay only regular periodic cash dividends in the ordinary course of business consistent with past practice, equal to an annual dividend of $0.50 per share of SCB Common Stock, from the date of this Agreement through the Effective Date.

     5.6 No Solicitation. Without the prior written consent of FNB, SCB shall not, and shall cause its officers, directors, agents, advisors and affiliates not to, solicit or encourage inquires or proposals with respect to, furnish any information relating to, or participate in any negotiations or discussions concerning, an Acquisition Transaction (as hereinafter defined); provided, however, that nothing contained in this Section 5.6 shall prohibit the Board of Directors of SCB from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited, written bona fide proposal regarding an Acquisition Transaction if, and only to the extent that (A) the Board of Directors of SCB concludes in good faith, after consultation with and consideration of the written advice of outside counsel, that the failure to furnish such information or enter into such discussions or negotiations would constitute a breach of its fiduciary duties to shareholders under applicable law, (B) prior to taking such action, SCB receives from such person or entity an executed confidentiality agreement and (C) the Board of Directors of SCB concludes in good faith that the proposal regarding the Acquisition Transaction contains an offer of consideration that is superior to the consideration set forth herein. SCB shall immediately notify FNB orally and in writing of its receipt of any such proposal or inquiry, of the material terms and conditions thereof, and of the identity of the person making such proposal or inquiry.

For purposes of this Agreement, "Acquisition Transaction" means any merger, consolidation, share exchange, joint venture, business combination or similar transaction or any purchase of all or any material portion of the assets of an entity.

     5.7 Regulatory Filings. FNB and SCB shall prepare jointly all regulatory filings required to consummate the transactions contemplated by the Agreement and the Plan of Merger and submit the filings for approval with the Federal Reserve Board and the SCC, and any other governing regulatory authority, as soon as practicable after the date hereof. FNB and SCB shall use their best efforts to obtain approvals of such filings.

     5.8 Public Announcements. Each party will consult with the other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultations except as may be required by law.

     5.9 Notice of Breach. FNB and SCB will give written notice to the other promptly upon becoming aware of the impending or threatened occurrence of any event which would cause, constitute or result in a breach of any of the representations, warranties or covenants made to the other party in this Agreement and will use its best efforts to prevent or promptly remedy the same.

     5.10 Accounting Treatment. FNB and SCB acknowledge that the Merger shall be accounted for as a purchase under generally accepted accounting principles.

     5.11 Merger Consummation. Subject to the terms and conditions of this Agreement, each party shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do or cause to be done all things necessary, proper, desirable, or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date, consistent with
Section 1.5 herein, and to otherwise permit consummation of the transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end. Each of FNB and SCB shall use, and shall cause each of their respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          5.12 FNB Acquisition Transaction. Nothing contained in this Agreement shall prevent FNB from entering into an Acquisition Transaction with a third party so long as FNB and its successors comply with the terms of the Merger with SCB.

          5.13 Affiliate Agreements. SCB shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" of SCB under Rule 145 of the Securities Act to deliver to FNB as soon as practicable, and prior to the mailing of the Proxy Statement/Prospectus, executed letter agreements in the form of Exhibit B attached hereto.
                          ---------

          5.14 Exchange Listing. FNB shall use its reasonable best efforts to list, prior to the Effective Date, on the NASDAQ Exchange, subject to official notice of issuance, the shares of FNB Common Stock to be issued to the holders of SCB Common Stock pursuant to the Merger; and FNB shall give all notices and make all filings with NASDAQ required in connection with the transaction contemplated herein.

          5.15 Financing. Nothing herein shall prevent FNB from obtaining financing in an amount sufficient to pay the Cash Consideration. It is presently anticipated that FNB shall form a trust under its exclusive control to issue trust preferred securities and use the proceeds from the sale of the trust preferred securities to purchase junior subordinated debt securities issued by FNB. As contemplated, this financing will total up to an amount that qualifies for Tier 1 capital treatment for FNB, calculated as of the Effective Date of the Merger.

                                   ARTICLE 6
                             Additional Agreements

          6.1 Treatment of Stock Options. (a) On the Effective Date, all rights with respect to SCB Common Stock pursuant to stock options ("SCB Options") granted by SCB in compliance herewith under a SCB stock option plan ("SCB Stock Option Plan") which are outstanding on the Effective Date, whether or not they are exercisable, shall expire as provided in such SCB Stock Option Plan, and all holders of SCB Options shall be given at least 30 days prior to the Effective Date to exercise their respective Options. All such SCB Options not exercised, including those which expire as of July 31, 2001 (not to exceed Options for an aggregate of 54,513 shares of SCB Common Stock) shall be exchanged for cash on the Effective Date in the amount by which $26.49 exceeds the Option exercise price.

          6.2  Benefit Plans.

               (a) After consummation of the Merger, at the option of FNB (which may be applied on a plan by plan or program by program basis) and subject to FNB's best efforts, employees of SCB and SB&T shall be entitled to participate either (x) in one or more combined plans or programs of FNB and SCB on substantially the same basis as similarly situated employees of FNB or First National (taking into account all applicable factors, including but not limited to position, employment classification, age, length of service, pay, part time or full time status, and the like, as well as changes made in such plans and programs in the future), or (y) in plans and programs which, subject to changes required by applicable laws or by limitations imposed by insurance companies providing plan benefits, are comparable to (or a continuation of), and provide for participation on substantially the same basis, as SCB's employee benefit plans and programs currently in effect. If and to the extent option (x) is effectuated:

               (1) (A) C overage under FNB's plans and programs shall be available to each employee of SCB and SB&T and his or her dependents without regard to any waiting period, evidence or requirement of insurability, actively at work requirement or preexisting condition exclusion or limitation (except to the extent and in the manner any such waiting period, evidence or requirement of insurability, actively at work requirement or exclusion or limitation applies to such employee or dependents immediately prior to the effectuation of option (x)) and (B) amounts paid or payable by employees for health care expenses for the portion of the annual benefit period prior to the date as of which option (x) becomes effective shall be credited in satisfaction of any deductible requirement and any out-of-pocket limit for the balance of the annual benefit period which includes such date.

          (2) FNB shall treat service with SCB and SB&T before the consummation of the Merger as service with FNB for purposes of eligibility to begin participation and vesting (but not benefit accruals, except in the case of a continuation of any plan maintained by SCB or SB&T) for purposes of all employee benefit and seniority based plans and programs, including but not limited to annual, sick and personal leave accruing following the consummation of the Merger.

Nothing contained in this Section is intended to provide any third party beneficiary rights to any current or former employee, or any spouse or dependent thereof, of SCB, SB&T, FNB or any FNB Subsidiary, except as otherwise required by ERISA or other applicable law (determined without regard to third party beneficiary contract law).

          (b) Except to the extent individually negotiated replacement contracts or settlement agreements are entered into, FNB shall honor all employment severance, consulting and other compensation contracts and agreements Previously Disclosed and executed in writing by SCB on the one hand and any individual current or former director, officer or employee thereof on the other hand, copies of which have been previously delivered by SCB to FNB.

     6.3 Indemnification. Following the Effective Date, FNB shall indemnify and hold harmless any person who has rights to indemnification from SCB, to the same extent and on the same conditions as such person is entitled to indemnification pursuant to Virginia law and SCB's Articles of Incorporation or Bylaws, as in effect on the date of this Agreement, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Effective Date. Any such person who has rights to indemnification pursuant to this Section 6.3 is expressly made a third party beneficiary of this Section 6.3 and may directly, in such person's personal capacity, enforce such rights through an action at law or in equity or through any other manner or means of redress allowable under Virginia law to the same extent as if such person were a party hereto. Without limiting the foregoing, in any case in which corporate approval may be required to effectuate any indemnification, FNB shall direct, at the election of the party to be indemnified, that the determination of permissibility of indemnification shall be made by independent counsel mutually agreed upon between FNB and the indemnified party. FNB shall use its reasonable best efforts to maintain SCB's existing directors' and officers' liability policy, or some other policy, including FNB's existing policy, providing at least comparable coverage, covering persons who are currently covered by such insurance of SCB for a period of five years after the Effective Date on terms no less favorable than those in effect on the date hereof.

                                   ARTICLE 7
                            Conditions to the Merger

     7.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each of FNB and SCB to effect the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment (or as to subparagraphs (d) and (e) hereof, the waiver), at or prior to the Effective Date, of the following conditions:

          (a) Shareholder Approval. Shareholders of SCB and of FNB shall have approved all matters relating to this Agreement and the Merger required to be approved by such shareholders in accordance with Virginia law.

          (b) Regulatory Approvals. This Agreement and the Plan of Merger shall have been approved by the Federal Reserve, the SCC and any other regulatory authority whose approval is required for consummation of the transactions contemplated hereby, and such approvals shall not have imposed any condition or requirement which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger in the reasonable opinion of the Board of Directors of either FNB or SCB.

          (c) Registration Statement. The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

          (d) Tax Opinion. FNB and SCB shall have received an opinion of Troutman Sanders Mays & Valentine LLP, or other counsel reasonably satisfactory to FNB and SCB, to the effect that the Merger will constitute a merger within the meaning of Section 368 of the Internal Revenue Code and that no gain or loss will be recognized by the shareholders of SCB to the extent they receive FNB Common Stock solely in exchange for their SCB Common Stock in the Merger.

          (e) Opinions of Counsel. SCB shall have delivered to FNB and FNB shall have delivered to SCB opinions of counsel, dated as of the Effective Date, as to such matters as they may each reasonably request with respect to the transactions contemplated by this Agreement and in a form reasonably acceptable to each of them.

          (f) Legal Proceedings. Neither FNB nor SCB shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

     7.2 Conditions to Obligations of FNB. The obligations of FNB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties contained herein of SCB shall be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective Date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and FNB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of SCB dated the Effective Date, to such effect.

          (b) Performance of Obligations. SCB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and FNB shall have received a certificate signed by the Chief Executive Officer of SCB to that effect.

          (c) Affiliate Letters. Each director and shareholder of SCB who may be deemed by counsel for FNB to be an "affiliate" of SCB within the meaning of Rule 145 under the Securities Act of 1933 shall have executed and delivered the Affiliate Letters described in Section 5.13 hereof.

          (d) Investment Banking Letter. FNB shall have received a written opinion in form and substance satisfactory to FNB from The Carson Medlin Company addressed to FNB and dated the date of the Proxy Statement/Prospectus is mailed to shareholders of FNB, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to FNB.

     7.3 Conditions to Obligations of SCB. The obligations of SCB to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Date of the following additional conditions:

          (a) Representations and Warranties. Each of the representations and warranties contained herein of FNB shall be true and correct in all material respects as of the date of this Agreement and upon the Effective Date with the same effect as though all such representations and warranties had been made on the Effective date, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct as of such date, (ii) as expressly contemplated by this Agreement, or (iii) for representations and warranties the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Agreement and SCB shall have received a certificate or certificates signed by the Chief Executive Officer and Chief Financial Officer of FNB dated the Effective Date, to such effect.

          (b) Performance of Obligations. FNB shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Date, and SCB shall have received a certificate signed by the Chief Executive Officer of FNB to that effect.

          (c) Investment Banking Letter. SCB shall have received a written opinion in form and substance satisfactory to SCB from Davenport & Company LLC addressed to SCB and dated the date the Proxy Statement/Prospectus is mailed to shareholders of SCB, to the effect that the terms of the Merger, including the Exchange Ratio, are fair, from a financial point of view, to SCB.

                                   ARTICLE 8
                                  Termination

     8.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement and the Plan of Merger by the shareholders of FNB and SCB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date:

          (a) By the mutual consent of the Boards of Directors of FNB and SCB;

          (b) By the respective Boards of Directors of FNB or SCB if the conditions set forth in Section 7.1 have not been satisfied;

          (c) By the Board of Directors of FNB if the conditions set forth in
Section 7.2 have not been met or waived by FNB;

          (d) By the Board of Directors of SCB if the conditions set forth in
Section 7.3 have not been met or waived by SCB;

          (e) By the respective Boards of Directors of FNB or SCB if the Merger is not consummated by June 1, 2002.

          (f) By the Board of Directors of SCB, within five business days after the end of the Measurement Period (as defined in Section 2.1), if the Market Value of FNB Common Stock (as defined in Section 2.1) is less than $16.00; provided, however, that if within five calendar days after receipt of notice of termination pursuant to this paragraph 8.1(f), FNB provides written notice to SCB that it shall increase the Exchange Ratio to an amount (rounded to the nearest one-thousandth) so as to provide the same Stock Consideration that would be received were the Market Value equal to $16.00 per share, no termination shall be deemed to have occurred pursuant to this Section 8.1(f); and this Agreement shall remain in full force and effect in accordance with its terms (except the Exchange Ratio shall have been so increased).

          (g) By the Board of Directors of FNB, within five business days after the end of the Measurement Period (as defined in Section 2.1), if the Market Value of FNB Common Stock (as defined in Section 2.1) is greater than $23.00; provided, however, that if within five calendar days after receipt of notice of termination pursuant to this paragraph 8.1(g), SCB provides written notice to FNB that it will agree to decrease the Exchange Ratio to an amount (rounded to the nearest one-thousandth) so as to provide the same Stock Consideration that would be received were the Market Value equal to $23.00 per share, no termination shall be deemed to have occurred pursuant to this Section 8.1(g); and this Agreement shall remain in full force and effect in accordance with its terms (except the Exchange Ratio shall have been so decreased).

          (h) By the respective Boards of Directors of FNB or SCB if a Termination Event occurs under Section 8.4(b) with respect to the other party.

     8.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall become void and have no effect, except that (i) the last sentence of Section 5.2, and all of Sections
5.8 and 8.4 shall survive any such termination, and (ii) no party shall be relieved or released from any liability arising out of an intentional breach of any provision of this Agreement. The FNB Option Agreement shall be governed by its own terms.

     8.3 Non-Survival of Representations, Warranties and Covenants. Except for Sections 1.3, 1.4, Article 2, Article 3, 6.2, 6.3, 8.4 and Article 9 of this Agreement, none of the respective representations and warranties, obligations, covenants and agreements of the parties shall survive the Effective Date, provided that no such representations, warranties, obligations, covenants and agreements shall be deemed to be terminated or extinguished so as to deprive FNB or SCB (or any director, officer, or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including without limitation any shareholder or former shareholder of either FNB or SCB.

     8.4  Expenses.

          (a) Except as provided below, each of the parties shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated herein, including fees and expenses of its own financial consultants, accountants and counsel, provided that printing expenses shall be shared equally between FNB and SCB.

          (b) In the event that either FNB or SCB terminates this Agreement based on the occurrence of a Termination Event (as defined below), the non-terminating party shall pay to the terminating party a termination fee of Two Hundred Fifty Thousand Dollars ($250,000.00) in cash within five business days after written notice of such termination. For the purposes of this Agreement, a "Termination Event" shall mean any of the following events or transactions occurring after the date hereof:

              (i) the non-terminating party, without having received the prior written consent of the terminating party, shall have entered into an agreement with any person pursuant to which such person (A) acquires, merges or consolidates, or enters into any similar transaction, with the non-terminating party, (B) purchases, leases or otherwise acquires all or substantially all of the assets of the non-terminating party, or (C) purchases or otherwise acquires directly from the non-terminating party securities representing 10 percent or more of the voting power of the non-terminating party;

              (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20 percent or more of the outstanding shares of the Common Stock of the non-terminating party after the date hereof (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act, and the regulations promulgated thereunder);

              (iii) any person shall have made a bona fide proposal to the non-terminating party by public announcement or written communication that is or becomes the subject of public disclosure to acquire the non-terminating party by merger, shares exchange, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the shareholders of the non-terminating party vote not to approve the Agreement; except that

              (iv) an Acquisition Transaction permitted by Section 5.12 shall not be a Termination Event with respect to FNB.

Notwithstanding the foregoing, the non-terminating party shall not be obligated to pay to the terminating party the termination fee described in this Section 8.4(b) in the event that at or prior to such time as such fee becomes payable (other than as a result of such Termination Event), (i) FNB and SCB validly terminate this Agreement pursuant to Section 8.1(a), or (ii) FNB or SCB validly terminates this Agreement pursuant to Sections 8.1(b), 8.1(c), 8.1(d), 8.1(e), 8.1(f) or 8.1(g). Upon payment of the termination fee and any other amounts that may be due hereunder, this Agreement shall be deemed terminated.

          (c) In addition to the fee provided in Subparagraph 8.4(b), if this Agreement is terminated by FNB or SCB because of a willful and material breach by the other of any representation, warranty, covenant, undertaking or restriction set forth herein, and provided that the terminating party shall not have been in breach (in any material respect) of any representation and warranty, covenant, undertaking or restriction contained herein, then the breaching party shall bear and pay all such reasonable and documented costs and expenses of the other party actually incurred, including fees and expenses of consultants, investment bankers, accountants, counsel, printers, and persons involved in the transactions contemplated by this Agreement, including the preparation of the Registration Statement and the Joint Proxy Statement.

          (d) Except for the payment of the termination fee which shall be paid as required by Section 8.4(b), final settlement with respect to the payment of other fees and expenses by the parties shall be made within 30 days after the termination of this Agreement.

                                   ARTICLE 9
                              General Provisions

     9.1 Entire Agreement. This Agreement contains the entire agreement between FNB and SCB with respect to the Merger and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

     9.2 Waiver and Amendment. Except as otherwise provided herein, any term or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof. This Agreement may be amended or supplemented by written agreement duly executed by the parties hereto at any time, whether before or after the meetings of SCB and FNB shareholders referred to in Section 7.1(a) hereof, as provided in Section 13.1- 718(I) of the Code of Virginia (1950), as amended.

     9.3 Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning and construction of any provisions of this Agreement.

     9.4 Governing Law. Except as required otherwise or otherwise indicated herein, this Agreement shall be construed and enforced according to the laws of the Commonwealth of Virginia.

     9.5 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally, telecopied or sent by recognized overnight courier service or registered or certified mail, postage prepaid, addressed as follows:

          If to FNB:

          J. Daniel Hardy, Jr. , President
          FNB Corporation
          105 Arbor Drive
          P. O. Box 600
          Christiansburg, Virginia  24068
          (Tel. 540-382-6041)
          (Fax: 540-381-6768)

          Copies to:

          Peter A. Seitz, Esquire
          First National Bank
          P. O. Box 600
          Christiansburg, Virginia  24073
          (Tel. 540-382-4951)
          (Fax: 540-381-6768)

          Fred W. Palmore, III, Esquire
          Mays & Valentine, L.L.P.
          1111 East Main Street, 23rd Floor (23219)
          P. O. Box 1122
          Richmond, Virginia  23218-1122
          (Tel. 804-697-1396)
          (Fax: 804-697-1339)

          If to SCB:

          Clark Owen, President
          Salem Community Bankshares, Inc.
          220 East Main Street
          Salem, VA  24153
          (Tel: 540-387-0223)
          (Fax: 540-387-2971)

          Copy to:

          Eugene E. Derryberry
          Gentry Locke Rakes & Moore
          800 SunTrust Plaza
          P.O. Box 40013
          Roanoke, VA  24022
          (Tel. 540-983-9310)
          (Fax: 540-983-9400)

     9.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same agreement.

     9.7 Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable. A court of competent jurisdiction may reform any provision of this Agreement held invalid or unenforceable so as to be valid and enforceable, consistent with the intent of the parties hereto.

     9.8 Subsidiaries. All representations, warranties, and covenants herein, where pertinent, include and shall apply to the Subsidiaries of the party making such representations, warranties, and covenants.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and their corporate seals to be affixed hereto, all as of the dates first written above.

                                    FNB Corporation



                                    By:  /s/ J. Danny Hardy, Jr.
                                    ----------------------------
                                    J. Daniel Hardy, Jr.
                                    President and Chief Executive Officer

ATTEST:



/s/
-------------------------
Secretary

                                    Salem Community Bankshares, Inc.



                                    By:  /s/ Clark Owens, Jr.
                                    -------------------------
                                    Clark Owen, Jr.
                                    President and Chief Executive Officer



ATTEST:



/s/
-------------------------
Secretary

                        CERTIFICATE OF THE DIRECTORS OF
                     SALEM COMMUNITY BANCSHARES, INC. AND
                  SALEM BANK AND TRUST, NATIONAL ASSOCIATION


     Reference is made to the Agreement and Plan of Merger, dated as of July __, 2001 (the "Agreement"), among Salem Community Bankshares, Inc. ("SCB") and FNB Corporation. Capitalized terms used herein have the meanings given to them in the Agreement.

     Each of the following persons, being all of the directors of SCB and Salem Bank & Trust, National Association, express their intention to vote or cause to be voted all shares of SCB common stock which are held by such person, or over which such person exercises full voting control (other than shares with respect to which such person exercises control in a fiduciary capacity, as to which no agreement is made hereby), in favor of the Merger.


___________________________                        ___________________________


___________________________                        ___________________________


___________________________                        ___________________________


___________________________                        ___________________________


___________________________                        ___________________________


___________________________

                              AFFILIATE AGREEMENT


     THIS AFFILIATE AGREEMENT (the "Agreement") dated as of July 31, 2001, between FNB CORPORATION, a Virginia corporation ("FNB") and each of the individuals listed on Schedule A attached hereto (collectively, the "Stockholders").

     WHEREAS, FNB and SALEM COMMUNITY BANKSHARES, INC. ("SCB") have entered into an Agreement and Plan of Merger, dated as of July 31, 2001, and a related Plan of Merger (collectively, the "Affiliation Agreement") pursuant to which SCB shall merge with and into FNB (the "Affiliation");

     WHEREAS, each of the Stockholders is the beneficial and registered owner of, and has or shares the right to vote and dispose of, the number of shares of common stock, without par value, of SCB ("SCB Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (the "Shares") and has rights by option or otherwise to acquire additional shares of SCB Common Stock also set forth opposite such Stockholder's name on Schedule A hereto;

     WHEREAS, the Shares amount to an aggregate of ________________ shares of SCB Common Stock, which constitute as of this date approximately __________ percent of the issued and outstanding shares of SCB Common Stock; and

     WHEREAS, as a condition and inducement to entering into the Affiliation Agreement, FNB has requested that the Stockholders agree, and the Stockholders have agreed, to support the Affiliation.

     NOW, THEREFORE, to induce FNB to enter into the Affiliation Agreement and in consideration of mutual covenants, representations, warranties, and agreements set forth herein and in the Affiliation Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.  Agreement to Vote.  At such time as SCB conducts a meeting of its
         -----------------
stockholders, including any adjournments thereof, to approve the Affiliation Agreement, each Stockholder shall vote or cause to be voted all of such Stockholder's Shares in favor of the Affiliation Agreement, unless FNB is in material default with respect to any covenant, representation, warranty or agreement with respect to it contained in the Affiliation Agreement or the Affiliation Agreement provides otherwise.

     2.  Agreement to Cooperative.  In addition to the specific matters provided
         ------------------------
for elsewhere herein, each Stockholder shall take all reasonable action requested by FNB and SCB to facilitate the consummation of the Affiliation and the transactions contemplated by the Affiliation Agreement.

     3.  Securities Act of 1933.  No Stockholder shall sell, transfer or
         ----------------------
otherwise dispose of the shares of common stock, par value $5.00 per share, of FNB ("FNB Common Stock") such Stockholder will receive in connection with the Affiliation, unless such sale, transfer or disposition is in compliance with Rule 145 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     4.  Covenants of Stockholders.  Each of the Stockholders, severally and not
         -------------------------
jointly, covenants as follows:

     (a) Restrictions on Transfer.  During the term of this Agreement and except
         ------------------------
as agreed to by FNB, such Stockholder shall not pledge, hypothecate, grant a security interest in, sell, transfer or otherwise dispose of or encumber any of the Shares owned by him or her and will not enter into any agreement, arrangement or understanding (other than a proxy for the purpose of voting his or her shares in accordance with Section 1 hereof) which would during that term (i) restrict, (ii) establish a right of first refusal to, or (iii) otherwise relate to the transfer or voting of the Shares owned by such Stockholder.

     (b)  Other Acquisition Proposals. Until the earlier of (i) the consummation
          ---------------------------
of the Affiliation or (ii) the termination of the Affiliation Agreement in accordance with its terms, the Stockholder will not, directly or indirectly:

          (x) vote any Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving SCB that would have the effect of any person, other than FNB, acquiring control over SCB or any substantial portion of the assets of SCB, except as otherwise provided in the Affiliation Agreement. As used herein, the term "control" means (1) the ability to direct the voting of 10 percent or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or (2) the ability to direct the management and policies of a person whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

          (y) sell or otherwise transfer any of the Shares or cause or permit any of the Shares to be sold or otherwise transferred (i) pursuant to any tender offer, exchange offer or similar proposal made by any person other than FNB or an affiliate of FNB, (ii) to any person known by such Stockholder to be seeking to obtain control of SCB or any substantial portion of the assets of SCB or to any other person (other than FNB or an affiliate of FNB) under circumstances where such sale or transfer may reasonably be expected to assist a person seeking to obtain such control or
     (iii) for the principal purpose of avoiding the obligations of such Stockholder under this Agreement.

     (c)  Additional Shares.  The provisions of Section 1 and Subparagraph (a)
          -----------------
above shall apply to all Shares currently owned and hereafter acquired by each of the Stockholders, except for shares held or acquired in a fiduciary capacity.

     5.   Capacity Only as a Stockholder.  It is understood and agreed that this
          ------------------------------
Agreement relates solely to the capacity of such Stockholder as a stockholder or other beneficial owner of the Shares and is not in any way intended to affect the exercise by such Stockholder of his or her responsibilities as a director or officer of SCB. It is further understood and agreed that the term "Shares" shall not include any securities beneficially owned by the Stockholder as a trustee or fiduciary, and that this Agreement is not in any way intended to affect the exercise by the Stockholder of his or her fiduciary responsibility in respect of any such securities.

     6.   Termination.  This Agreement shall terminate upon the termination of
          -----------
the Affiliation Agreement, or 180 days following the effective date of the Affiliation (whichever last occurs). In the event of the termination of this Agreement, there shall be no liability or obligation thereunder on the part of each Stockholder, or SCB, or FNB or their respective officers or directors, except that nothing in this Section 6 shall relieve any party hereto from any liability for breach of this Agreement prior to such termination.

     7.   Specific Performance.  The parties hereto acknowledge that irreparable
          --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed by the applicable party hereto in accordance with their specific terms or were otherwise breached. Each of the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity and that each party waives the posting of any bond or security in connection with any proceeding related thereto.

     8.  Amendments.  This Agreement may not be modified, amended, altered or
         ----------
supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

     9.  Governing Law.  This Agreement shall in all respects be governed by and
         -------------
construed in accordance with the laws of the Commonwealth of Virginia without regard to the conflict of law principles thereof.

     10. Benefit of Agreement.  This Agreement shall be binding upon and inure
         --------------------
to the benefit of, and shall be enforceable by, the parties hereto and their respective personal representatives, successors and assigns, except that neither party may transfer or assign any of its respective rights or obligations hereunder without the prior written consent of the other party or, if by FNB, in accordance with the Affiliation Agreement.

     11. Counterparts.  This Agreement may be executed in several counterparts,
         ------------
each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, FNB and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                       FNB CORPORATION



                                       By:_________________________


                                 STOCKHOLDERS
                                 ------------


_____________________________                     _____________________________


_____________________________                     _____________________________


_____________________________                     _____________________________


_____________________________                     _____________________________


_____________________________                     _____________________________


_____________________________                     _____________________________

                                PLAN OF MERGER
                                    BETWEEN
                       SALEM COMMUNITY BANKSHARES, INC.
                                      AND
                                FNB CORPORATION


          Pursuant to this Plan of Merger ("Plan of Merger"), Salem Community Bankshares, Inc. ("SCB"), a Virginia corporation, shall merge with and into FNB Corporation ("FNB"), a Virginia corporation in a merger under Section 13.1-716 of the Virginia Stock Corporation Act.

                                   ARTICLE 1
                              Terms of the Merger

          1.1 The Merger. Subject to the terms and conditions of the Agreement and Plan of Merger, dated as of July 31, 2001, between FNB and SCB (the "Merger Agreement"), at the Effective Date (as defined in the Merger Agreement), SCB shall merge with and into FNB, which shall be the surviving corporation. Each outstanding share of common stock of SCB shall be converted into and exchanged for shares of the common stock of FNB and/or cash in accordance with Article 2 of this Plan of Merger pursuant to a merger under Section 13.1-716 of the Virginia Stock Corporation Act (the "Merger"). At the Effective Date, the Merger shall have the effect as provided in Section 13.1-721 of the Virginia Stock Corporation Act.

          1.2 Articles of Incorporation and Bylaws. The Articles of Incorporation of FNB shall be the Articles of Incorporation of the surviving corporation following the Effective Date until amended or repealed. The Bylaws of FNB shall be the Bylaws of the surviving corporation following the Effective Date until amended or repealed in accordance with the terms of such Bylaws.

          1.3 Management of FNB and the Banks. The directors, officers and employees of the Banks will not change as a result of the Merger except that Julian D. Hardy, Jr. shall be appointed to the Board of SB&T. On the Effective Date, the number of Directors of FNB shall be increased by three members by adding one member in Class I whose terms expire at the annual meeting of shareholders to be held in 2003, and by adding two members in Class III whose terms expire at the annual meeting of shareholders to be held in 2002. Walter
A. Hunt shall be appointed to fill the vacancy created in Class I and Clark Owen, Jr. and Carl E. Tarpley, Jr. shall be appointed to fill the vacancies created in Class III. At the next annual meeting of shareholders of FNB, management of FNB will recommend to shareholders that those gentlemen be elected as a member of their respective classes. In addition, on the Effective Date, FNB shall assume the employment agreements between SB&T and Clark Owen, Jr. and Carl E. Tarpley, Jr. provided that such officers shall amend such agreements to provide that the Merger shall not be treated as a "change of control" under such agreements and that they will terminate with each such officer's current stated date of intended retirement, but not later than each such officer's 65th birthday. Any present director of SB&T who has obtained the age of 70 as of the Effective Date shall be eligible to serve for two additional one year terms on the Board of SB&T, after which time they shall be eligible to join the FNB Emeritus Board.

                                   ARTICLE 2
                          Manner of Converting Shares

          2.1 Conversion of SCB Stock. At the Effective Date, by virtue of the Merger, each share of the common stock, without par value, of SCB ("SCB Common Stock") issued and outstanding immediately prior to the Effective Date will be converted into either cash (the "Cash Consideration") or shares of FNB common stock ("FNB Common Stock"), par value $5.00 per share (the "Stock Consideration"), which Stock Consideration together with the Cash Consideration (together, the "Merger Consideration"), in each case as the holder thereof shall have elected or be deemed to have elected in accordance with
Section 2.3.

     In the case that the Market Value of FNB Common Stock (as defined later in this Section 2.1) is equal to or greater than $17.55 per share and equal to or less than $21.45 per share, the Cash Consideration will be $26.49 per share and the Stock Consideration will equal shares of FNB Common Stock with a Market Value of $26.49. In the case that the Market Value of FNB Common Stock is greater than $21.45 and less than or equal to $23.00, the Stock Consideration will equal 1.235 shares of FNB Common Stock for each outstanding share of SCB Common Stock, and the Cash Consideration will be $26.49. In the case that the Market Value of FNB Common Stock is less than $17.55 and equal to or greater than $16.00, the Stock Consideration will equal 1.509 shares of FNB Common Stock for each outstanding share of SCB Common Stock, and the Cash Consideration will be $26.49.

     The Market Value of FNB Common Stock will be the average of the last reported sales prices per share of FNB Common Stock as reported on the NASDAQ Exchange Composite Transactions Tape (as reported in The Wall Street Journal,
                                                     -----------------------
or, if not reported thereby, another authoritative source as chosen by FNB) for the 30 consecutive full trading days on such exchange (even if FNB Common Stock does not trade in each such day) ending at the close of trading on the tenth calendar day before the Effective Date (the "Market Value" and the "Measurement Period"). The ratio of shares of FNB's Common Stock that will be exchanged for each outstanding share of SCB Common Stock shall be referred to herein as the "Exchange Ratio" and shall be rounded to the nearest hundredth decimal point.

     2.2 Allocation. Notwithstanding anything in this Agreement to the contrary, the aggregate amount of cash to be issued to shareholders of SCB in the Merger shall not be less than 20 percent of the Merger Consideration nor more than 35 percent of the Merger Consideration (the "Cash Amount"); provided that the Cash Amount may be changed by FNB to accommodate the exercise by FNB of its option to change the Cash Number and the Stock Number pursuant to the last sentence of this Section 2.2. As used in this Agreement, the "Cash Number" shall mean the aggregate number of shares of SCB Common Stock to be converted into the right to receive the Cash Consideration in the Merger, which shall be equal to the Cash Amount divided by $26.49. The number of shares of SCB Common Stock to be converted into the right to receive Stock Consideration (the "Stock Number") will be equal to (i) the number of shares of SCB Common Stock issued and outstanding immediately prior to the Effective Date of the Merger less (ii) the sum of (A) the Cash Number and (B) the aggregate number of shares of SCB Common Stock to be exchanged for cash pursuant to Section 3.3. FNB shall have the option to change the Cash Number and the Stock Number to more closely follow the actual elections of SCB shareholders pursuant to this Article 2, so long as such modification to the Cash Number and the Stock Number does not prevent the condition set forth in Section 7.1(d) of the Merger Agreement from being satisfied.

     2.3 Election. Subject to allocation in accordance with the provisions of this Article, each record holder of shares of SCB Common Stock issued and outstanding immediately prior to the Election Deadline (as defined in Section 3.1(i)) will be entitled, in accordance with Section 3.1, (i) to elect to receive in respect of each such share held in such manner (A) Cash Consideration (a "Cash Election") or (B) Stock Consideration (a "Stock Election") thus, making an election for all Cash Consideration, all Stock Consideration, or a mixture thereof or (ii) to indicate that such record holder has no preference as to the receipt of Cash Consideration or Stock Consideration for all such shares held by such holder (a "Non-Election"). Shares of SCB Common Stock in respect of which a Non-Election is made or as to which no election is made (collectively, "Non-Election Shares") shall be deemed by FNB to be shares in respect of which Cash Elections or Stock Elections have been made, as FNB shall determine. Holders of record of shares of SCB Common Stock who hold such shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Forms of Election (as hereinafter defined), provided that each such Form of Election covers all the shares of SCB Common Stock held by that Representative for a particular beneficial owner.

     2.4 Allocation of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made (the "Cash Election Shares") exceeds the Cash Number, all shares of SCB Common Stock in respect of which Stock Elections have been made (the "Stock Election Shares") and all Non-Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3), and Cash Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

          (i) the number of Cash Election Shares covered by each Form of Election (as defined in Section 3.1(i)) to be converted into Cash Consideration will be determined by multiplying the number of Cash Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number and (B) the denominator of which is the aggregate number of Cash Election Shares rounded down to the nearest whole number; and

          (ii) all Cash Election Shares not converted into Cash Consideration in accordance with Section 2.4(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

Provided, however, that cash in lieu of fractional interests and cash to be paid in connection with rights of dissenting shareholders, as provided in Sections
3.3 and 3.5, respectively, shall not be included in any determination of whether this Section 2.4 shall be given effect.

     2.5 Allocation of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Number, all Cash Election Shares and all Non-Election Shares (together, the "Cash Shares") will be converted into the right to receive Cash Consideration, and all Stock Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration in the following manner:

          (i) the number of Stock Election Shares covered by each Form of Election to be converted into Cash Consideration will be determined by multiplying the number of Stock Election Shares covered by such Form of Election by a fraction, (A) the numerator of which is the Cash Number less the number of Cash Shares and (B) the denominator of which is the aggregate number of Stock Election Shares, rounded down to the nearest whole number; and

          (ii) all Stock Election Shares not converted into Cash Consideration in accordance with Section 2.5(i) will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3).

     2.6 No Allocation. In the event that neither Section 2.4 nor Section 2.5 is applicable, all Cash Election Shares will be converted into the right to receive Cash Consideration, all Stock Election Shares will be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) and Non-Election Shares will be converted into the right to receive Cash Consideration or Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.3) as the Exchange Agent shall determine.

     2.7 Computations. The Exchange Agent (as defined in Section 3.1(i)) will make all computations to give effect to this Article 2.

     2.8 Cancellation of Shares. As of the Effective Date of the Merger, all such shares of SCB Common Stock will no longer be outstanding and shall automatically be cancelled and retired and will cease to exist. Each holder of a certificate formerly representing any such shares of SCB Common Stock (a "SCB Certificate") will cease to have any rights with respect thereto, except the right to receive Merger Consideration and any additional cash in lieu of fractional shares of FNB Common Stock to be issued or paid in consideration therefor upon surrender of such SCB Certificate in accordance with Article 3, without interest, subject to rights of dissenting shareholders as provided under
Section 3.5.

                                   ARTICLE 3
                              Manner of Exchange

     3.1  Exchange Procedures.

          (i) Not more than five days after the Merger has been approved by the shareholders of FNB and SCB (the "Mailing Date"), Registrar and Transfer Company, as the exchange agent ("Exchange Agent"), will mail a form of election (the "Form of Election") to each shareholder of record of SCB as of a record date as close as practicable to the date of mailing and mutually agreed to by SCB and FNB. In addition, the Exchange Agent will use its best efforts to make the Form of Election available to the persons who become shareholders of SCB during the period between such record date and the Effective Date. Any election to receive Merger Consideration will have been properly made only if the Exchange Agent shall have received on the 30th business day immediately after the Mailing Date (the "Election Deadline"), a Form of Election properly completed and accompanied by a SCB Certificate ("Certificate(s)") for the shares to which such Form of Election relates, acceptable for transfer on the books of SCB (or an appropriate guarantee of delivery), as set forth in such Form of Election. An election may be revoked only by written notice received by the Exchange Agent prior to 5:00 p.m. local time on the Election Deadline. If an election is so revoked, the Certificate(s) (or guarantee of delivery, as appropriate) to which such election relates will be promptly returned to the person submitting the same to the Exchange Agent.

               (ii) As soon as reasonably practicable after the Effective Date, the Exchange Agent will mail to each holder of record of a Certificate, whose shares of SCB Common Stock were converted into the right to receive Merger Consideration and those who failed to return a properly completed Form of Election, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to the Certificates will pass, only upon delivery of the Certificates to the Exchange Agent and will be in such form and have such other provisions as the Exchange Agent may specify consistent with the Merger Agreement) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

               (iii) With respect to properly made elections in accordance with
          Section 3.1(i), and upon surrender in accordance with Section 3.1(ii) of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of Article 2, and the Certificate so surrendered will forthwith be canceled. In the event of a transfer of ownership of Shares that are not registered in the transfer records of SCB, as the case may be, payment may be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such issuance pays any transfer or other taxes required by reason of such payment to a person other than the registered holder of such Certificate or establishes to the satisfaction of FNB that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.1, each Certificate will be deemed at any time after the Effective Date to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of Article 2. No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of Article 2.

     3.2 Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to the shares of SCB Common Stock with a record date after the Effective Date shall be paid to the holder of any unsurrendered Certificate with respect to the shares of SCB Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 3.3. Subject to the effect of unclaimed property, escheat and other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the Certificate representing whole shares of SCB Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of SCB Common Stock to which such holder is entitled pursuant to Section 3.3, and (ii) the amount of dividends or other distributions, if any, with a record date after the Effective Date.

     3.3 No Fractional Securities. No FNB Certificates or scrip representing fractional shares of FNB Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a holder of FNB Common Stock. A holder of Shares converted in the Merger who would otherwise have been entitled to a fractional share of FNB Common Stock shall be entitled to receive a cash payment (without interest) in lieu of such fractional share in an amount determined by multiplying (i) the fractional share interest to which such holder would otherwise be entitled by (ii) the equivalent exchange value of FNB Common Stock in the Merger.

     3.4 Certain Adjustments. If, after the date hereof and on or prior to the Closing Date, the outstanding shares of SCB Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities is declared thereon with a record date within such period, or any similar event shall occur, the Merger Consideration will be adjusted accordingly to provide to the holders of SCB Common Stock, respectively, the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.

     3.5 Rights of Dissenting Shareholders. Shareholders of FNB and SCB who object to the Merger will be entitled to the rights and remedies set forth in sections 13.1-729 through 13.1-741 of the Virginia Stock Corporation Act.

                                   ARTICLE 4
                          Treatment of Stock Options

     On the Effective Date, all rights with respect to SCB Common Stock pursuant to stock options ("SCB Options") granted by SCB in compliance with the Merger Agreement under a SCB stock option plan ("SCB Stock Option Plan") which are outstanding on the Effective Date, whether or not they are exercisable, shall expire as provided in such SCB Stock Option Plan, and all holders of SCB Options shall be given at least 30 days prior to the Effective Date to exercise their respective Options. All such SCB Options not exercised, including those which expire as of July 31, 2001 (not to exceed Options for an aggregate of 54,513 shares of SCB Common Stock) shall be exchanged for cash on the Effective Date in the amount by which $26.49 exceeds the Option exercise price.

                                   ARTICLE 5
                           Amendment or Termination

     Amendment or Termination. This Plan of Merger may be amended or terminated prior to the Effective Time as provided in the Merger Agreement, subject to the provisions of the Virginia Stock Corporation Act.

                                                                      APPENDIX B

                            STOCK OPTION AGREEMENT
                            ----------------------


     THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of July 31, 2001, by and between SALEM COMMUNITY BANKSHARES, INC., a Virginia corporation ("SCB" or "Issuer"), and FNB CORPORATION, a Virginia corporation ("Grantee").

                                   RECITALS:

     WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Merger, dated this date (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee; and

     WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer grant, and Issuer has agreed to grant to Grantee the Option (as defined below);

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

     1.  Defined Terms.  Capitalized terms which are used but not defined herein
         -------------
shall have the meanings ascribed to such terms in the Merger Agreement.

     2.  Grant of Option.  Subject to the terms and conditions set forth herein,
         ---------------
Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 297,974 shares (as adjusted as set forth herein, the "Option Shares," which term shall refer to the Option Shares before and after any transfer of such Option Shares), of the common stock of Issuer, without par value ("Issuer Common Stock"), at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to $24.00.

     3.  Exercise of Option.
         ------------------

     (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided, that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Date,
(B) subject to clause (E) below, termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) (other than a termination of the Merger Agreement by Grantee pursuant to Section 7.2 thereof (a "Default Termination")), (C) 12 months after a Default Termination, (D) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event, and (E) subject to clause (D) above, 12 months after termination of the Merger Agreement pursuant to Section 7.1(a) thereof due to a failure of the shareholders of SCB to approve the Merger; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law, including, without limitation, the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Subject to compliance with Section 12(h) hereof, the term "Holder" shall mean the holder or holders of the Option from time to time, including initially Grantee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

     (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

     (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term "Acquisition Transaction" shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries or between Issuer's Subsidiaries and Issuer), (B) the disposition, by sale, lease, exchange or otherwise, of assets of Issuer or any of its Subsidiaries representing in either case 15 percent or more of the consolidated assets of Issuer and its Subsidiaries (other than a sale of loan receivables in a financing transaction in the normal course of business consistent with past practices), or (C) the issuance, sale or other disposition (including by way of merger, consolidation, share exchange or any similar transaction) of securities representing 15 percent or more of the voting power of Issuer or any of its Subsidiaries; or

     (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of the Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 15 percent or more of the then-outstanding shares of Issuer Common Stock.

     (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

     (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15 percent or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

     (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including an application or notice filed under the BHC Act, the Bank Merger Act, the Home Owners' Loan Act or the

               Change in Bank Control Act of 1978) seeking the consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (d) Notwithstanding the foregoing, the obligation of SCB to issue Option Shares upon exercise of the Option shall be deferred (but shall not terminate):
(i) until the receipt of all required governmental or regulatory approvals or consents necessary for SCB to issue the Option Shares or Holder to exercise the Option, or until the expiration or termination of any waiting period required by law, or (ii) so long as any injunction or other order, decree or ruling issued by any federal or state court of competent jurisdiction is in effect which prohibits the sale or delivery of the Option Shares.

     (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days after the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such consent and the obtaining of such consent at Holder's expense, and the Closing shall occur not earlier than three business days nor later than 15 business days following receipt of such consents (and expiration of any mandatory waiting periods). If any such required consent is denied and such denial become final, the Option shall terminate.

     4.        Payment and Delivery of Certificates.
               ------------------------------------

     (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to SCB at the address of SCB referenced in Section 12(f) hereof.

     (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in Section 4(a) hereof, (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no preemptive rights, and (B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter evidencing Holder's agreement not to offer, sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

     (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF JULY 31, 2001. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY SCB OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the Commission, or an opinion of counsel reasonably acceptable to Issuer and its counsel, in form and substance reasonably satisfactory to it and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     5.        Representations and Warranties of Issuer. Issuer hereby
               ----------------------------------------
represents and warrants to Grantee as follows:

     (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to its obtaining any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

     (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option. Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 hereof upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7 hereof, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any shareholder of Issuer.

     6.        Representations and Warranties of Grantee. Grantee hereby
               -----------------------------------------
represents and warrants to Issuer that:

     (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to its obtaining any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

     (b) Grantee represents that it is acquiring the Option for Grantee's own account and not with a view to, or for sale in connection with, any distribution of the Option or the Option Shares. Grantee represents that it is aware that neither the Option nor the Option Shares is the subject of a registration statement filed with and declared effective by the Commission pursuant to
Section 5 of the Securities Act, but instead each is being offered in reliance upon the exemption from the registration requirement provided by Section 4(2) thereof and the representations and warranties made by Grantee in connection therewith. Grantee represents that neither the Option nor the Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws, and that with respect to any transfer or other disposition proposed to be made in reliance upon an exemption from registration, such transfer or other disposition shall not be made unless SCB first receives an opinion of counsel reasonably acceptable to Issuer and its counsel, in form and substance reasonably satisfactory to it and its counsel, regarding the availability of such exemption.

     7.       Adjustment upon Changes in Capitalization, etc.
              ----------------------------------------------

     (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option and the Purchase Price therefor shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), or pursuant to currently outstanding employee stock options), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, when added to the number of shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9 percent of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter into an agreement (prior to termination of the Option pursuant to Section 3(a) hereof): (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and Issuer shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer, and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50 percent of the outstanding shares and share equivalents of the merged company; (iii) to permit any person, other than Grantee or one of its Subsidiaries, to acquire all of the outstanding shares of Issuer Common Stock pursuant to a statutory share exchange; or (iv) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Grantee, deemed granted by either
(x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause
(ii), SCB (in each case, such person being referred to as the "Substitute Option Issuer").

     (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be identical to those of the Option, such terms shall be as similar as possible and in no event less advantageous to Grantee. The Substitute Option Issuer shall also enter into an agreement with the then-holder or holders of the Substitute Option in substantially the same form as this Agreement, which agreement shall be applicable to the Substitute Option.

     (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of SCB Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of SCB Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

     (e)  The following terms have the meanings indicated:

     (i) "Acquiring Corporation" shall mean the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), Issuer in a merger in which Issuer is the continuing or surviving person, the corporation that shall acquire all of the outstanding shares of Issuer Common Stock pursuant to a statutory share exchange, or the transferee of all or substantially all of SCB's assets (or the assets of its Subsidiaries).

     (ii) "Substitute Common Stock" shall mean the common stock issued by the Substitute Option Issuer upon exercise of the Substitute Option.

     (iii) "Assigned Value" shall mean the highest of (x) the price per share of SCB Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee),
               (y) the price per share of SCB Common Stock to be paid by any person (other than the Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Grantee (or by a majority in interest of the Grantees if there shall be more than one Grantee (a "Grantee Majority")), divided by the number of shares of SCB Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for SCB Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for SCB Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Grantee and Issuer (or if applicable, Acquiring Corporation). (If there shall be more than one Grantee, any such selection shall be made by a Grantee Majority.)

     (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one-year period immediately preceding effectiveness of the consolidation, merger, share exchange or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding the effectiveness of such consolidation, merger, share exchange or sale; provided, that if the issuer is SCB of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Grantee may elect.

     (f) In no event pursuant to any of the foregoing sections shall the Substitute Option be exercisable for more than 19.9 percent of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9 percent of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause
(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Grantee (or a Grantee Majority).

     (g)  Issuer shall not enter into any transaction described in subsection
(b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

     (h) The provisions of Sections 8, 9, 10 and 11 hereof shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

     8.        Repurchase at the Option of Holder.
               ----------------------------------

     (a) Subject to the last sentence of Section 3(a) hereof, at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

     (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

     (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

     (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

     (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or the consent or approval of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval), in which case the ten business day period of time that would otherwise run pursuant to the preceding sentence for the payment of the portion of the Section 8 Repurchase Consideration shall run instead from the date on which, as the case may be, any required notification period has expired or been terminated or such approval has been obtained and, in either event, any requisite waiting period shall have passed. If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

     Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a) hereof.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i) hereof, (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Sections 7(b)(i), 7(b)(ii), 7(b)(iii) or 7(b)(iv) hereof, or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the NASDAQ (or if Issuer Common Stock is not quoted on the NASDAQ, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of SCB Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any Subsidiary of Grantee) or "group" (within the meaning of the Exchange Act) shall have acquired beneficial ownership of 50 percent or more of the then-outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii), 7(b)(iii) or 7(b)(iv) shall be consummated.

     9.       Registration Rights.
              -------------------

     (a) For a period of 24 months following termination of the Merger Agreement, Issuer shall, subject to the conditions of subsection (c) below, if requested by any Holder, including Grantee and any permitted transferee of the Option Shares ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

     (b) If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock other than in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registration of resales, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to cause any such shares not to be so registered if the underwriters in good faith object for a valid business reason, provided, further, that Issuer may make such election not to register only one time. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subsection (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

     (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subsection (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subsection (a) above for a period not exceeding 120 days in the event that Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subsection (a) above:

     (i)       prior to the occurrence of a Purchase Event;

     (ii)      on more than two occasions;

     (iii)     more than once during any calendar year;

     (iv) within 180 days after the effective date of a registration referred to in subsection (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

     (v) unless a request therefor is made to Issuer by Selling Holders with respect to at least 25 percent or more of the aggregate number of Option Shares then outstanding.

     In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that

Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

     (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of its counsel), accounting expenses, legal expenses, printing expenses, reasonable expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subsection (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subsection (a) or (b) above. Underwriting discounts and commissions relating to Option Shares and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

     (e) In connection with any registration under subsection (a) or (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement or omission or alleged omission that was included by Issuer in or omitted from any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by or on behalf of such indemnified party expressly for use therein. Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue or alleged untrue statement or omission or alleged omission that was included by Issuer in or omitted from any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

     Promptly upon receipt by a party indemnified under this subsection (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subsection (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subsection (e) in the absence of actual prejudice to the indemnifying party. The indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party agrees to pay them, or (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

     If the indemnification provided for in this subsection (e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all Selling Holders and the underwriters from the offering of the securities and also the relative fault of Issuer, all Selling Holders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

     In connection with any registration pursuant to subsection (a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subsection (e).

     (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Holders in accordance with and to the extent permitted by any rule or regulation promulgated by the Commission from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide the Selling Holders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

     10.       Quotation; Listing. If Issuer Common Stock or any other
               ------------------
securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the NASDAQ or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer will promptly file an application, if required, to authorize for the same quotation, trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11.       Division of Option. This Agreement (and the Option granted
               ------------------
hereby) is exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification with appropriate surety, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Provided that Holder's indemnity with respect to the original Agreement is forthcoming and sufficient, any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     12.       Miscellaneous.
               -------------

     (a)  Expenses. Except as otherwise provided, herein, each of the parties
          --------
hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b)  Waiver and Amendment. Any provision of this Agreement may be waived at
          --------------------
any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c)  Entire Agreement; No Third-Party Beneficiary; Severability. This
          ----------------------------------------------------------
Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h) hereof) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided, in Sections 3 and 8 hereof (as adjusted pursuant to Section 7 hereof), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d)  Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the Commonwealth of Virginia without regard to any applicable conflicts of law rules, except to the extent that the federal laws of the United States shall govern.

     (e)  Descriptive Headings.  The descriptive headings contained herein are
          --------------------
for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f)  Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement (or at such other address for a party as shall be specified by like notice).

     (g)  Counterparts.  This Agreement and any amendments hereto may be
          ------------
executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

     (h)  Assignment; Transfer.  Neither this Agreement nor any of the rights,
          --------------------
interests or obligations hereunder or under the Option shall be assigned or transferred by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee and Grantee may assign or transfer its rights hereunder in whole or in part after the occurrence of a Purchase Event. In the case of any permitted assignment or transfer of the Option, Issuer shall do all things necessary to facilitate the same; and the Holder to whom the Option is assigned or transferred shall make the representations contained in

Section 6 hereof (with Holder substituted for Grantee) and shall agree in writing to the terms and conditions hereof. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i)  Further Assurances.  In the event of any exercise of the Option by
          ------------------
Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided, for by such exercise.

     (j)  Specific Performance.  This Agreement may be enforced by either party
          --------------------
through specific performance, injunctive relief and other equitable relief. Both parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief. This provision is made without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

                 [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                             FNB CORPORATION



                                   By:    /s/ J. Danny Hardy, Jr.
                                      ------------------------------------------
                                   Name:  J. Daniel Hardy, Jr.
                                        ----------------------------------------
                                   Title: President and Chief Executive Officer
                                         ---------------------------------------



                                   SALEM COMMUNITY BANKSHARES, INC.



                                   By:    /s/ Clark Owen, Jr.
                                      ------------------------------------------
                                   Name:  Clark Owen, Jr.
                                        ----------------------------------------
                                   Title: President and Chief Executive Officer
                                         ---------------------------------------

                                                                      APPENDIX C


                               October 19, 2001



The Board of Directors
Salem Community Bankshares, Inc.
220 East Main Street
Salem, Virginia 24153

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Salem Community Bankshares, Inc. ("Salem") of the consideration to be received by the Salem shareholders in the merger of FNB Corporation ("FNB") with Salem (the "Merger"), pursuant to the Agreement and Plan of Merger dated July 31, 2001 (the "Agreement"). As is more specifically set forth in the Agreement, upon consummation of the Merger, each outstanding share of the common stock of Salem, except for any dissenting shares, will be entitled to receive consideration of $26.49 per share of Salem common stock, in the form of cash, stock of FNB or a combination of cash and stock, at each shareholder's election, subject to certain adjustments.

     Davenport & Company LLC, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Davenport was selected by Salem to act as its financial advisor because of Davenport's expertise in valuing and advising financial institutions in merger and acquisition transactions and because Davenport was familiar with Salem and its business.

     In arriving at our opinion, we have, among other things: (i) reviewed the Agreement and the exhibits thereto; (ii) reviewed the proxy statement/prospectus; (iii) reviewed certain publicly available financial statements and other information of Salem and FNB; (iv) reviewed certain non-public financial information and operating data of Salem and FNB provided by their respective managements; (v) reviewed the reported prices and trading activity for Salem common stock and FNB common stock; (vi) held discussions with members of Salem's and FNB's senior management regarding past and current business operations, financial condition, results of regulatory examinations, the Merger and the business and future prospects of Salem and FNB, respectively;
(vii) compared the results of operations and market value of Salem and FNB with similar information for certain other publicly traded companies which we deemed to be relevant; (viii) compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions of financial institutions in recent years; (ix) taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuations and knowledge of the commercial banking industry generally; and (x) conducted such other studies, analysis and investigations and considered such other information as we deemed appropriate.

     In conducting our review and arriving at our opinion, we have assumed and relied upon the accuracy, completeness and fairness of all of the financial and other information that was available to us from public sources, that was provided to us by Salem or their representatives, FNB or their representatives, or that was otherwise reviewed by us. We did not independently verify any of the information reviewed by us. Davenport is not an expert in the evaluation of loan portfolios for the purpose of assessing the adequacy of the allowance for losses, and assumed that such allowances, for each of the companies, are in the aggregate, adequate to cover such losses. Davenport did not review any individual credit files nor make any independent evaluation, appraisal or physical inspection of the assets or individual properties of Salem or FNB, nor was Davenport furnished with such evaluation or appraisal. Davenport further assumed that the Merger will be completed substantially in accordance with the terms set forth in the Agreement and that the Merger will be accounted for as a purchase under generally accepted accounting principles. Our opinion is necessarily based on economic, market, financial and other conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

     Our opinion expressed herein was prepared solely for the Board of Directors of Salem in connection with and for the purposes of its evaluation of the Merger. This opinion does not address the merits of the underlying decision by Salem to engage in the Merger, and does not constitute a recommendation to any shareholder of Salem as to how such shareholder should vote with respect to the Merger.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the consideration to be received by the shareholders of Salem pursuant to the Agreement is fair, from a financial point of view, to the shareholders of Salem.


                                        Sincerely,

                                        DAVENPORT & COMPANY LLC


                                        By:     /s/ Robert F. Mizell
                                            ---------------------------
                                                Robert F. Mizell, CFA
                                                Senior Vice President

                                                                      APPENDIX D


                   [Letterhead of The Carson Medlin Company]


October 19, 2001



Board of Directors
FNB Corporation
P.O. Box 600
Christiansburg, VA 24068-0600

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, of the consideration to be paid to the shareholders of Salem Community Bankshares, Inc. ("SCB") under the terms of that certain Agreement and Plan of Merger dated July 31, 2001 (the "Agreement") which provides for the acquisition of SCB by FNB Corporation ("FNB") (the "Merger"). Under the terms of the Agreement, each of the outstanding shares of SCB common stock shall be converted into the right to receive $26.49 per share in cash, stock of FNB, or a combination of cash and stock. The foregoing summary of the Merger is qualified in its entirety by reference to the Agreement.

The Carson Medlin Company is a National Association of Securities Dealers, Inc. member investment banking firm, which specializes in the securities of southeastern United States financial institutions. As part of our investment banking activities, we are regularly engaged in the valuation of southeastern United States financial institutions and transactions relating to their securities. We regularly publish our research on independent community banks regarding their financial and stock price performance. We are familiar with the commercial banking industry in Virginia and the Southeast and the major commercial banks operating in those markets. We have been retained by FNB in a financial advisory capacity to render our opinion hereunder, for which we will receive compensation.

In reaching our opinion, we have analyzed the respective financial positions, both current and historical, of FNB and SCB. We have reviewed: (i) the Agreement; (ii) audited financial statements and annual reports on Form 10-K of FNB for the five years ended December 31, 2000; (iii) audited financial statements of and annual reports on Form 10-KSB of SCB for the five years ended December 31, 2000; (iv) unaudited interim financial statement of FNB for the six months ended June 30, 2001; (v) unaudited interim financial statements of SCB for the six months ended June 30, 2001; and, (vi) certain other financial and operating information with respect to the business, operations and prospects of FNB and SCB. We also: (i) reviewed and discussed with members of management of FNB and SCB the historical and current business operations, financial condition and future prospects of their respective companies; (ii) reviewed the historical market prices and trading activity, if any, for the common stocks of FNB and SCB and compared them with those of certain publicly-traded companies which we deemed to be relevant; (iii) compared the results of operations of FNB and SCB with those of certain banking companies which we deemed to be relevant; (iv) compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other recent business combinations of commercial banking organizations; (v) analyzed the pro forma financial impact of the Merger on FNB; and (vi) conducted such other studies, analyses, inquiries and examinations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all information provided to us. We have not performed or considered any independent appraisal or evaluation of the assets of FNB or SCB. The opinion we express herein is necessarily based upon market, economic and other relevant considerations as they exist and can be evaluated as of the date of this letter.

Based upon the foregoing, it is our opinion that the consideration to be paid to SCB as provided for in the Agreement is fair, from a financial point of view, to the shareholders of FNB Corporation.

Very truly yours,

/s/ The Carson Medlin Company

THE CARSON MEDLIN COMPANY

                                                                      Appendix E


                          ARTICLE 15 - CODE OF VIRGINIA

                                   ARTICLE 15.

                               DISSENTERS' RIGHTS


         ss.13.1-729.  Definitions.--In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.13.1-732 through ss.13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

                                CODE OF VIRGINIA
ss 13.1-730


         "Shareholder" means the record shareholder or the beneficial shareholder. (1985, C. 522; 1992,C. 575.)

         Law Review.--For article, "Dissenting Stockholders' Rights in Virginia:
Exclusivity of the Cash-Out Remedy and Determination of 'Fair Value,'" see 12 U. Rich. L. Rev. 505 (1978). For article, "The New Virginia Stock Corporation Act:
A Primer," see 20 U. Rich. L. Rev. 67 (1985). For article, "Virginia's Affiliated Transactions' Statute: Indulging Form Over Substance in Second Generation Takeover Legislation," see 21 U. Rich. L. Rev. 489 (1987).

         Editor's note.--The cases below were decided under prior law.

         "Fair value" defined.--The term "fair value" of the stock of a stockholder who dissents from a sale means the intrinsic worth of teh dissenter's stock, which is to be arrived at after an appraisal of all the elements of value. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147
(1964).

         Elements of "fair value."--Among the elements to be considered in arriving at the "fair value" or "fair cash value" of a dissenter's stock are its market value, net asset value, investment value, and earning capacity. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         The book value, or net asset value, of the stock is only one of the factors to be considered. Mere book value alone is not determinative. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         Excessive salary payments to officers and directors of a corporation are assets of the corporation to be considered along with other assets in fixing the value of the stock. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147
(1964).

         "Fair cash value" means actual value.--Actual value of the shares of a stockholder dissenting to a consolidation or merger of a corporation is practically synonymous with "fair cash value" as those words were used in repealed ss 13-47. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         The term "fair cash value" means the intrinsic worth of the dissenter's stock, which is to be arrived at after an appraisal of all the elements of value. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         And not contractual value.--Dissenters may not recover the "contractual value" of their shares, the par value plus accrued cumulative dividends, as distinguished from the "fair cash value" or the "actual value." Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         Determination of fair value of dissenters' stock upon conflicting evidence is for the trial court. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         Amount of allowance of interest is left to discretion of trial court. Lucas v. Pembroke Water Co., 205 Va. 84, 135 S.E.2d 147 (1964).

         ss.13.1-730. Right to Dissent.--A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

         1. Consummation of a plan of merger to which the corporation is a party
(i) if shareholder approval is required for the merger by ss.13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss.13.1-719;

         2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

         3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

         4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors
ss.13.1-730                     CORPORATIONS                         ss.13.1-730

provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a plan of merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Securities System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

         1. The articles of incorporation of the corporation issuing such shares provide otherwise;

         2. In the case of a plan of merger or share exchange, the holders of the class or series are required under the plan of merger or share exchange to accept for such shares anything except:

                a. Cash;

                b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the plan of merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

                  c. A combination of cash and shares or membership interests as set forth in subdivisions 2a and 2b of this subsection; or

         3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in ss.13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

         1. The proposed corporate action is abandoned or rescinded;

         2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

         3. His demand for payment is withdrawn with the written consent of the corporation.

         E. Notwithstanding any other provision of this article, no shareholder of a corporation located in a county having a county manager form of government and which is exempt from income taxation under ss.501 (c) or ss.528 of the Internal Revenue Code and no part of whose income inures or may inure to the benefit of any private shareholder or individual shall be entitled to dissent and obtain payment for his shares under this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984,
c. 613; 1985, c. 522; 1986, c. 540; 1988, c. 442; 1990, c. 229; 1992, c. 575;
1996, c. 246; 1999, c. 288.)

         The 1999 amendment added subsection E.

         Law Review.--For article discussing shareholder approval of mergers, see 56 Va. L. Rev. 755 (1970). For survey of Virginia law on business associations for the year 1971-1972, see 58 Va. L. Rev. 1172 (1972). For survey of Virginia administrative law for the year 1974-1975, see 61 Va. L. Rev. 1632
(1975). For survey of Virginia law on business associations for the year 1974-1975, see 61 Va. L. Rev. 1650 (1975).

ss.13.1-731                    CODE OF VIRGINIA                      ss.13.1-732

For article, "Virginia's Affiliated Transactions' Statute: Indulging Form Over Substance in Second Generation Takeover Legislation," see 21 U. Rich. L. Rev. 489 (1987).

         Editor's note.--The cases below were decided under prior law.

         Purpose of statutes.--The design of the statutes relating to the rights of a dissenting stockholder is to assure him that he will be fully compensated for the value of that of which he has been deprived by the merger, and no more. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014 (1946).

         Stockholder has election as to dissent.--Every stockholder of a merging corporation has an election either to dissent and secure in the prescribed manner the fair cash value of his stock or, if he fails to dissent, to be bound by the terms of the merger. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed. 1014
(1946); Pittston Co. v. O'Hara, 191 Va. 886, 63 S.E.2d 34, appeal dismissed, 342 U.S. 803, 72 S. Ct. 38, 96 L. Ed. 608 (1951).

         Exclusiveness of statutory remedy.--Unless a corporate merger be tainted with fraud or illegality, the dissenting stockholder must pursue the remedy prescribed by statute. Adams v. United States Distrib. Corp., 184 Va. 134, 34 S.E.2d 244 (1945), cert. denied, 327 U.S. 788, 66 S. Ct. 807, 90 L. Ed.
1014 (1946), wherein the court expressly refused to agree with Weiss v. Atkins, 52 F. Supp. 418 (S.D.N.Y. 1943), rev'd, 149 F.2d 193 (2nd Cir. 1945), and
pointed out that Winfree v. Riverside Cotton Mills, 113 Va. 717, 75 S.E. 309
(1912), holding contra, was no longer applicable. See McGhee v. General Fin. Corp., 84 F. Supp. 24 (W.D. Va. 1949), holding that the remedy is available only in state courts.

         The provisions of former law in regard to the valuation of the interest of dissatisfied members or stockholders in case of the merger of their corporation with another, were held to apply only in those cases in which the corporations seeking to merge had proceeded in all respects by authority of law. The provisions, therefore, were not exclusive of the right of dissatisfied members to contest the validity of an order of merger by the State Corporation Commission claimed to be destructive of their rights and interests, and utterly without warrant of law. Jones v. Rhea, 130 Va. 345, 107 S.E. 814 (1921).

         It was held that the existence of a summary remedy of appraisal and payment under former ss 13-85 did not make the remedy at law adequate in such a manner as to defeat equity jurisdiction, and the existence of such remedy did not otherwise foreclose the plenary jurisdiction of a court of equity to grant an injunction in advance of action or to grant a money award on equitable principles after action. Craddock-Terry Co. v. Powell, 181 Va. 417, 25 S.E.2d 363 (1943); Pittston Co. v. O'Hara, 191 Va. 886, 63 S.E.2d 34, appeal dismissed, 342 U.S. 803, 72 S. Ct. 38, 96 L. Ed. 608 (1951).

         Purchaser of stock is legally put upon notice that in event of merger his remedy will be provided by the statute. McGhee v. General Fin. Corp., 84 F. Supp. 24 (W.D. Va. 1949).

         ss.13.1-731. Dissent by Nominees and Beneficial Owners.--A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

         1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500;
1984, c. 613; 1985, c. 522.)

         ss.13.1-732. Notice of Dissenters' Rights.--A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or
ss.13.1-733                        CORPORATIONS                      ss.13.1-735

may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss.13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss.13.1-734.(1985, c. 522.)

         ss.13.1-733. Notice of Intent to Demand Payment.--A. If proposed corporate action creating dissenters' rights under ss.13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c.
425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-734. Dissenters' Notice.--A. If proposed corporate action creating dissenters' rights under ss.13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss.13.1-733.

         B.     The dissenters' notice shall:

         1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

         2. Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

         3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

         4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

         5. Be accompanied by a copy of this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984,
c. 613; 1985, c. 522.)

         ss.13.1-735. Duty to Demand Payment.--A. A shareholder sent a dissenters' notice described in ss.13.1-734 shall demand payment, certify that he acquired beneficial-ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to paragraph 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500;
1984, c. 613; 1985, c. 522.)

ss.13.1-736                     CODE OF VIRGINIA                     ss.13.1-739

         ss.13.1-736. Share Restrictions.--A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968,
c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-737. Payment.--A. Except as provided in ss.13.1-738, within thirty days after receipt of a payment demand made pursuant to ss.13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B.     The payment shall be accompanied by:

         1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

         2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

         3. A statement of the dissenters' right to demand payment under ss.13.1-739; and

         4. A copy of this article. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78;
1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c.
522.)

         ss.13.1-738. After-Acquired Shares.--A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount of each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss.13.1-739. (1985, c. 522.)

         ss.13.1-739. Procedure if Shareholder Dissatisfied with Payment or Offer.--A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss.13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

ss.13.1-740                       CORPORATIONS                       ss.13.1-741

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c.
733; 1972, c. 425; 1975, c. 500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-740. Court Action.--A. If a demand for payment under ss.13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth were the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss.13.1-738. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425; 1975, c.
500; 1984, c. 613; 1985, c. 522.)

         ss.13.1-741. Court Costs and Counsel Fees.--A. The court in an appraisal proceeding commenced under ss.13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss.13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts,
ss.13.1-742                      CODE OF VIRGINIA                    ss.13.1-742

excluding those of counsel, for the respective parties, in amounts the court finds equitable:

         1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss. 13.1-732 through ss. 13.1-739; or

         2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding. (Code 1950, S.S. 13-85, 13.1-75, 13.1-78; 1956, c. 428; 1968, c. 733; 1972, c. 425;
1975, c. 500; 1984, c. 613; 1985, c. 522.)